    As filed with the Securities and Exchange Commission on October 26, 2001


                                                 Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM SB-2

                             Registration Statement
                                      Under

                           The Securities Act of 1933

                             USA TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in its Charter)

 Pennsylvania                        7359                        23-2679963

(State or other          (Primary Standard Industrial        (I.R.S. Employer
jurisdiction of           Classification Code Number)       Identification No.)
incorporation or
organization)


                                200 Plant Avenue
                            Wayne, Pennsylvania 19087
              (Address of principal executive offices and zip code)

                              George R. Jensen, Jr.
                             Chief Executive Officer
                             USA Technologies, Inc.
                                200 Plant Avenue
                            Wayne, Pennsylvania 19087
                                 (610) 989-0340
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                   Copies to:
                            Douglas M. Lurio, Esquire
                            Lurio & Associates, P. C.
                               One Commerce Square
                         2005 Market Street, Suite 2340
                           Philadelphia, PA 19103-7015
                                 (215) 665-9300
                      -----------------------------------
         Approximate date of proposed sale to the public: From time to time after this Registration Statement becomes effective.


         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box: [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

============================================================================================
                           CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------
Title of each
class of                                  Proposed           Proposed
Securities            Amount              Maximum            Maximum            Amount of
to be                 to be               Offering Price     Aggregate          Registration
Registered            Registered          Per Unit(29)       Offering Price     Fee
----------            ----------          ---------------    --------------     ------------
Common Stock,
no par value           139,000 shares(1)    $4.00              $   556,000      $   161.94
                        15,000 shares(2)    $4.50              $    67,500      $    19.57
                       449,000 shares(3)    $5.00              $ 2,245,000      $   561.25
                       463,800 shares(4)    $5.00              $ 2,319,000      $   579.75
                       197,400 shares(5)    $4.00              $   789,600      $   272.28
                       375,000 shares(6)    $3.90              $ 1,462,500      $   482.62
                       276,333 shares(7)    $5.50              $ 1,519,832      $   379.96
                       893,600 shares(8)    $1.72              $ 1,536,992      $   405.77
                        50,000 shares(9)    $2.00              $   100,000      $    27.80
                        50,000 shares(10)   $3.00              $   150,000      $    41.70
                        34,000 shares(11)   $2.50              $    85,000      $    21.25
                       318,000 shares(12)   $2.88              $   915,840      $   228.96
                       631,167 shares(13)   $2.88              $ 1,817,761      $   498.07
                     2,340,450 shares(14)   $2.88              $ 6,740,496      $ 1,685.12
                     3,560,000 shares(15)   $2.88              $10,252,800      $ 2,809.27
                         9,400 shares(16)   $2.88              $    27,072      $     7.42
                     1,200,000 shares(17)   $2.25              $ 2,700,000      $   712.80
                       895,000 shares(18)   $1.31              $ 1,172,450      $   293.11
                        10,000 shares(19)   $1.31              $    13,100      $     3.28
                       200,000 shares(20)   $1.50              $   300,000      $    82.20
                       500,000 shares(21)   $ .69              $   345,000      $    86.25
                       225,000 shares(21)   $ .69              $   155,250      $    38.81
                     2,250,000 shares(21)   $ .69              $ 1,552,500      $   388.13
                     1,580,828 shares(22)   $1.31              $ 2,070,885      $   517.72
                     7,395,440 shares(23)   $ .69              $ 5,102,854      $ 1,275.71
                    14,790,880 shares(24)   $ .69              $10,205,707      $ 2,551.43
                     4,212,350 shares(25)   $ .69              $ 2,906,522      $   726.63
                     4,212,350 shares(26)   $ .69              $ 2,906,522      $   726.63
                       550,000 shares(27)   $ .70              $   385,000      $    96.25
                       200,000 shares(28)   $ .69              $   138,000      $    34.50
                                                               -----------      ----------

Total...............48,023,998 shares..........................$60,539,183      $15,716.18(30)
                                                               ===========      ==========

(1) This registration statement amends our registration statement on Form SB-2, Commission File No. 333-66927 and pursuant to Rule 429 of the Securities Act of 1933, as amended, carries forward 139,000 shares of common stock underlying the 1998-B warrants. A filing fee of $161.94 was paid in connection with the filing of the previous registration statement.

(2) This registration statement amends our registration statement on Form SB-2, Commission File No. 333-66927 and pursuant to Rule 429 of the Securities Act of 1933, as amended, carries forward 15,000 shares of common stock underlying certain management options. A filing fee of $19.57 was paid in connection with the filing of the previous registration statement.

(3) This registration statement amends our registration statement on amendment No. 8 to Form SB-2, Commission File No. 333-98808 and pursuant to Rule 429 of the Securities Act of 1933, as amended, carries forward 449,000 shares of common stock underlying the 1995 warrants. A filing fee of $561.25 was paid in connection with the filing of the previous registration statement.

(4) This registration statement amends our registration statement on amendment No. 4 to Form SB-2, Commission File No. 333-09465 and pursuant to Rule 429 of the Securities Act of 1933, as amended, carries forward 463,800 shares of common stock underlying the 1996 warrants. A filing fee of $579.75 was paid in connection with the filing of the previous registration statement.

(5) This registration statement amends our registration statement on Form SB-2, Commission File No. 333-30853 and pursuant to Rule 429 of the Securities Act of 1933, as amended, carries forward 197,400 shares of common stock underlying the 1997 warrants and 1996-B warrants. A filing fee of $272.28 was paid in connection with the filing of the previous registration statement.

(6) This registration statement amends our registration statement on Form SB-2, Commission File No. 333-48731 and pursuant to Rule 429 of the Securities Act of 1933, as amended, carries forward 375,000 shares of common stock underlying the 1998-A warrants. A filing fee of $482.62 was paid in connection with the filing of the previous registration statement.

(7) This registration statement amends our registration statement on Form SB-2, Commission File No. 333-38593 and pursuant to Rule 429 of the Securities Act of 1933, as amended, carries forward 276,333 shares of common stock underlying certain management options. A filing fee of $536.02 was paid in connection with the filing of the previous registration statement.

(8) This registration statement amends our registration statement on Form SB-2, Commission File No. 333-81591 and pursuant to Rule 429 of the Securities Act of 1933, as amended, carries forward 893,600 shares of common stock underlying the 1999-A warrants. A filing fee of $405.77 was paid in connection with the filing of the previous registration statement.

(9) This registration statement amends our registration statement on Form SB-2, Commission File No. 333-84513 and pursuant to Rule 429 of the Securities Act of 1933, as amended, carries forward 50,000 shares of common stock underlying certain consultant warrants. A filing fee of $27.80 was paid in connection with the filing of the previous registration statement.

(10) This registration statement amends our registration statement on Form SB-2, Commission File No. 333-84513 and pursuant to Rule 429 of the Securities Act of 1933, as amended, carries forward 50,000 shares of common stock underlying certain consultant warrants. A filing fee of $41.70 was paid in connection with the filing of the previous registration statement.

(11) This registration statement amends our registration statement on Form SB-2, Commission File No. 333-84513 and pursuant to Rule 429 of the Securities Act of 1933, as amended, carries forward 34,000 shares of common stock underlying certain consultant warrants. A filing fee of $21.25 was paid in connection with the filing of the previous registration statement.

(12) This registration statement amends our registration statement on Form SB-2, Commission File No. 333-48972 and pursuant to Rule 429 of the Securities Act of 1933, as amended, carries forward 318,000 shares of common stock underlying senior notes due December 31, 2001. A filing fee of $228.96 was paid in connection with the filing of the previous registration statement.

(13) This registration statement amends our registration statement on Form SB-2, Commission File No. 333-48972, and pursuant to Rule 429 of the Securities Act of 1933, as amended, carries forward 631,167 shares of common stock underlying our management options. A filing fee of $489.07 was paid in connection with the filing of the previous registration statement.

(14) This registration statement amends our registration statement on Form SB-2, Commission File No. 333-48972, and pursuant to Rule 429 of the Securities Act of 1933, as amended, carries forward 2,340,450 shares of common stock underlying our 1999-B warrants. A filing fee of $1,685.12 was paid in connection with the filing of the previous registration statement.

(15) This registration statement amends our registration statement on Form SB-2, Commission File No. 333-48972, and pursuant to Rule 429 of the Securities Act of 1933, as amended, carries forward 3,560,000 shares of 1999-B restricted common stock. A filing fee of $2,809.27 was paid in connection with the filing of the previous registration statement.

(16) This registration statement amends our registration statement on Form SB-2, Commission File No. 333-48972, and pursuant to Rule 429 of the Securities Act of 1933, as amended, carries forward 9,400 shares of common stock underlying our 1999-B warrants issued to Harmonic Research. A filing fee of $7.42 was paid in connection with the filing of the previous registration statement.

(17) This registration statement amends our registration statement on Form SB-2, Commission File No. 333-35070 and pursuant to Rule 429 of the 1933 Act carries forward 1,200,000 shares of 2000-A restricted common stock issued pursuant to a private placement in February, March and April 2000. A filing fee of $712.80 was paid in connection with the filing of the previous registration statement.

(18) This registration statement amends our registration statement on Form SB-2, Commission File No. 333-48972, and pursuant to Rule 429 of the Securities Act of 1933, as amended, carries forward 895,000 shares of 2000-B restricted common stock. A filing fee of $293.11 was paid in connection with the filing of the previous registration statement.

(19) This registration statement amends our registration statement on Form SB-2, Commission File No. 333-48972, and pursuant to Rule 429 of the Securities Act of 1933, as amended, carries forward 10,000 shares of common stock underlying our 2000-B warrants. A filing fee of $3.28 was paid in connection with the filing of the previous registration statement.

(20) This registration statement amends our registration statement on Form SB-2, Commission File No. 333-48972, and pursuant to Rule 429 of the Securities Act of 1933, as amended, carries forward 200,000 shares of common stock underlying our management options. A filing fee of $82.20 was paid in connection with the filing of the previous registration statement.

(21) Represents up to 500,000 shares issuable upon exercise of warrant issued to La Jolla Cove Investors, Inc. in July 2001, up to 225,000 shares issuable upon conversion of Convertible Debenture issued to La Jolla Cove Investors, Inc. in August 2001, and up to 2,250,000 shares issuable upon exercise of common stock purchase warrants to be issued to La Jolla Cove Investors, Inc. upon conversion of Convertible Debenture.

(22) This registration statement amends our registration statement on Form SB-2, Commission File No. 333-48938, and pursuant to Rule 429 of the Securities Act of 1933, as amended, carries forward 1,580,828 shares underlying warrants issued to Swartz. A filing fee of $517.72 was paid in connection with the filing of the previous registration statement.

(23) Represents shares of 2001-B restricted common stock.

(24) Represents shares underlying 2001-B warrants.

(25) Represents shares of 2001-C restricted common stock.

(26) Represents shares underlying 2001-C warrants.

(27) Represents shares underlying options and warrants granted in August and September 2001.

(28) Represents shares issued to Ratner & Prestia.

(29) Pursuant to Rule 457(g), the registration fee has been calculated at the higher of the exercise price of the warrants relating to the above common stock or the average of the bid and asked price within 5 business days prior to the date of the initial filing of the registration statement.

(30) A filing fee of $9,791.84 was paid in connection with the filing of the previous registration statements. The balance of $5,924.34 has been paid in connection with the filing of this registration statement.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission ("SEC") is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                   PROSPECTUS


                             USA TECHNOLOGIES, INC.

                        48,023,998 shares of Common Stock


                                  THE OFFERING

         The resale of up to 48,023,998 shares of common stock in the over-the-counter market at the prevailing market price or in negotiated transactions.

         We will receive no proceeds from the sale of the shares by the selling shareholders. However, we will receive proceeds from the sale of shares issuable upon the exercise of warrants or options by the selling shareholders. Also, the proceeds of sales of some of the shares will be applied against our debt obligations. Because the selling shareholders will offer and sell the shares at various times, we have not included in this prospectus information about the price to the public of the shares or the proceeds to the selling shareholders.

         Our common stock is included for quotation on the over-the-counter bulletin board under the symbol "USTT." The closing bid price for the common stock on October 22, 2001 was $.69 per share.


           THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD
             PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS.
                Please refer to Risk Factors beginning on Page 4.


         Neither the SEC nor any state securities commission has approved or disapproved of the securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


                The date of this prospectus is October 26, 2001.

         No person has been authorized to give any information or to make any representations other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which the prospectus relates or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of USA since the date hereof or that the information contained herein is current as of any time subsequent to its date.



                                TABLE OF CONTENTS


Prospectus Summary .......................................................    1

Risk Factors .............................................................    4

Use of Proceeds ..........................................................   12

Managements Discussion And Analysis of
  Financial Condition And Results
  of Operations ..........................................................   13

Business .................................................................   19

Management ...............................................................   29

Principal Shareholders ...................................................   37

Certain Transactions .....................................................   40

Selling Shareholders .....................................................   43

Market for Common Stock ..................................................   98

Description of Securities ................................................  100

Plan of Distribution .....................................................  112

Legal Matters ............................................................  113

Experts ..................................................................  113

Financial Statements .....................................................  F-1

                               PROSPECTUS SUMMARY

OUR COMPANY

         USA Technologies, Inc. was incorporated in Pennsylvania in 1992. We are an owner and licensor of automated, credit card activated control systems for use in connection with copying machines, debit card purchase/revalue stations, facsimile machines, personal computers, computer printers, and vending machines. Our customers are hotels, university libraries, public libraries, vending machine operators and retail locations. We generate revenues primarily from the sale of equipment utilizing our control systems, from retaining a percentage of the revenues generated from all credit card transactions conducted through our control systems, and from monthly administrative fees paid by various locations utilizing our control systems.

OUR PRODUCT

         The control systems we have developed which are used in a variety of products operate as follows:

         o The consumer swipes a valid credit card through the control system.
         o The control system transmits the request to the credit card processor.
         o The credit card processor verifies that the credit card is valid and authorizes the transaction.
         o The control system activates the equipment for use by the consumer.
         o Once the consumer finishes using the equipment, the control system transmits a record of the transaction to the credit card processor.
         o The credit card processor electronically transfers the proceeds derived from the transaction, less the credit card processor's charge, to us.
         o Finally, we forward money (check or electronic) to each location representing its share of the proceeds.

         As of June 30, 2001, we had 1,400 control systems installed in the field as follows:

         o 1,066 Business Express(R) or MBE Business Express(R) control systems;
         o    170 Business Express(R) Limited Service control systems;
         o    23 Copy Express(TM) control systems;
         o    10 Debit Express(TM) control systems;
         o    6 Fax/Printer Express(TM) control systems;
         o    3 Public PC(TM) control systems; and
         o    122 TransAct(TM) control systems.

         In addition, there were 74 non-media e-Port(TM) control systems located at vending locations in the United States.

         Our executive offices are located at 200 Plant Avenue, Wayne, Pennsylvania 19087. Our telephone number is (610) 989-0340. Our website is located at http://www.usatech.com.

KEY FACTS

Shares being offered for resale
  to the public:                                        48,023,998

Total shares of common stock outstanding prior
  to the offering, as of June 30, 2001:                 21,450,755 (includes a
                                                        portion of shares being
                                                        offered for resale)

Total shares of common stock outstanding after
  the offering and exercise of all options/warrants:    61,986,469 (includes
                                                        shares issuable
                                                        subsequent to June 30,
                                                        2001 and prior to the
                                                        date hereof)






Price per share to the public                           Market price at time
                                                        of resale

Total proceeds raised by offering                       None, however, proceeds
                                                        may be received from the
                                                        selling shareholders
                                                        from the exercise of the
                                                        warrants and options
                                                        and sales proceeds from
                                                        a portion of the shares
                                                        will be applied towards
                                                        our debt by a selling
                                                        shareholder

ABOUT OUR SELLING SHAREHOLDERS

         The selling shareholders are either holders of our common stock or hold options or warrants to buy our common stock. The selling shareholders will either sell our stock in the open market, place our stock through negotiated transactions with other investors, or hold our stock in their own portfolio. This prospectus covers the resale of our stock by the selling shareholders either in the open market or to other investors.

                                  RISK FACTORS

         An investment in our common stock is very risky. You should be aware that you could lose the entire amount of your investment. Prior to making an investment decision, you should carefully consider the following risk factors and the other information contained in this prospectus.

         1. We have a history of losses and our existence may be dependent on our ability to raise capital (which may not be readily available) and generate sufficient revenue from operations.

         We have experienced losses since inception. We expect to continue to incur losses through fiscal 2002 as we expend substantial resources on sales, marketing, and research and development of our products. From our inception over eight years ago through June 30, 2001, we have incurred net losses of $36 million. For our fiscal years ended June 30, 2001 and 2000, we have incurred net losses of $10,956,244 and $8,404,481, respectively.

         There is currently no basis upon which to assume that our business will prove financially profitable or generate more than nominal revenues. From inception, we have generated funds primarily through the sale of securities. There can be no assurances that we will be able to continue to sell additional securities. If we fail to generate increased revenues or fail to sell additional securities you may lose all or a substantial portion of your investment.

         Our auditors, Ernst and Young, LLP, have included an explanatory paragraph in their report on our June 30, 2001 financial statements indicating that as of June 30, 2001, there is substantial doubt about our ability to continue as a going concern. Subsequent to June 30, 2001 we have sold additional securities pursuant to our 2001-B and 2001-C private placement offerings as well as issuing the convertible debenture and warrants to a private placement investment company. However, it is possible that in the future our capital expenditures and operating losses will limit our ability to pay our liabilities in the normal course of business and that we may not be able to continue as a going concern.

         2.   We depend on our key personnel.

         We are dependent on key management personnel, particularly the Chairman and Chief Executive Officer, George R. Jensen, Jr. The loss of services of Mr. Jensen or other executive officers would dramatically affect our business prospects. Certain of our employees are particularly valuable to us because:

         o    they have specialized knowledge about our company and operations;
         o    they have specialized skills that are important to our operations;
              or
         o    they would be particularly difficult to replace.

         We have entered into an employment agreement with Mr. Jensen that expires in June 2002. We have also entered into employment agreements with other executive officers, each of which contain non-compete agreements. We have obtained a key man life insurance policy in the amount of $2,000,000 on Mr. Jensen, and a key man life insurance policy in the amount of $1,000,000 on our Vice-President-Research and Development, Haven Brock Kolls, Jr.

         We do not have and do not intend to obtain key man life insurance coverage on any of our other executive officers. As a result, we are exposed to the costs associated with the death of these key employees.

         3. The commercial viability of our products has been tested on a limited basis.

         While a number of products or services such as gasoline and public telephones are currently provided through unattended, credit card activated terminals, the commercial viability of any of our products has not been established. Although commercial production and installation of our products has commenced on a very limited basis, there can be no assurance that:

         o    our products will be successful or become profitable;
         o the demand for our products will be sufficient to enable us to become profitable; or
         o even if our products become commercially viable, they can evolve or be improved to meet the future needs of the market place.

         In any such event, investors may lose all or substantially all of their investment in USA.


         4. USA's dependence on proprietary technology and limited ability to protect our intellectual property may adversely affect our ability to compete.

         A successful challenge to our ownership of our technology could materially damage our business prospects. Our technology may infringe upon the proprietary rights of others. Our success is dependent in part on our ability to obtain patent protection for our proprietary products, maintain trade secret protection and operate without infringing the proprietary rights of others.

         To date, we have pending patent applications, and intend to file applications for additional patents covering our future products, although there can be no assurance that we will do so. In addition, there can be no assurance that we will maintain or prosecute these applications. The United States Government granted us twelve patents as of June 30, 2001. See "Business - Patents, Trademarks and Proprietary Information." There can be no assurance that:

         o    any of the remaining patent applications will be granted to us;

         o we will develop additional products that are patentable or do not infringe the patents of others;

         o any patents issued to us will provide us with any competitive advantages or adequate protection for our products;

         o any patents issued to us will not be challenged, invalidated or circumvented by others; or

         o    any of our products would not infringe the patents of others.

         If any of the products are found to have infringed any patent, there can be no assurance that we will be able to obtain licenses to continue to manufacture and license such product or that we will not have to pay damages as a result of such infringement. Even if a patent application is granted for any of our products, there can be no assurance that the patented technology will be a commercial success or result in any profits to us.

         5. Competition from others with greater resources could prevent USA from increasing revenue and achieving profitability.

         Competition from other companies which are well established and have substantially greater resources may reduce our profitability. Many of our competitors have established reputations for success in the development, sale and service of high quality products. We face competition from the following groups:

         o companies offering automated, credit card activated control systems in connection with facsimile machines, personal computers, debit card purchase/revalue stations, and use of the Internet and e-mail which directly compete with our products. See "Business-Competition";

         o companies which have developed unattended, credit card activated control systems currently used in connection with public telephones, prepaid telephone cards, gasoline dispensing machines, or vending machines and are capable of developing control systems in direct competition with USA; and

         o businesses which provide access to the Internet and personal computers to hotel guests. Although these services are not credit card activated, such services would compete with USA's Business Express(R).

         Competition may result in lower profit margins on our products or may reduce potential profits or result in a loss of some or all of our customer base. To the extent that our competitors are able to offer more attractive technology, our ability to compete could be adversely affected.

         6. The termination of any of our relationships with third parties upon whom we rely for supplies and services that are critical to our products could adversely affect our business.

         We depend on arrangements with third parties for a variety of component parts used in our products. We have contracted with RadiSys Corporation and Masterwork Electronics to assist us to develop and manufacture our proposed e-Port(TM) products. For other components, we do not have supply contracts with any of our third-party suppliers and we purchase components as needed from time to time. See "Business-Procurement". We have contracted with IBM to develop our network services so that these services are Internet capable as well as interact with our proposed media capable e-Post(TM). If these business relationships are terminated, the implementation of our business plan may be delayed until an alternative supplier or service provider can be retained. If we are unable to find another source or one that is comparable, the content and quality of our products could suffer and our business, operating results and financial condition could be harmed.

         7.   We do not expect to pay cash dividends in the foreseeable future.

         The holders of our common stock and series A preferred stock are entitled to receive dividends when, and if, declared by our board of directors. Our board of directors does not intend to pay cash dividends in the foreseeable future, but instead intends to retain any and all earnings to finance the growth of the business. To date, we have not paid any cash dividends on the common stock or series A preferred stock. Although we issued a special stock dividend in August 1995 consisting of one-third of a share of common stock for each share of outstanding series A preferred stock, there can be no assurance that cash dividends will ever be paid on the common stock.

         In addition, our articles of incorporation prohibit the declaration of any dividends on the common stock unless and until all unpaid and accumulated dividends on the series A preferred stock have been declared and paid. Through June 30, 2001, the unpaid and cumulative dividends on the series A preferred stock equal $4,621,150. The unpaid and cumulative dividends on the series A preferred stock are convertible into shares of common stock at the rate of $10.00 per share. Through June 30, 2001, $2,352,214 of unpaid and cumulative dividends on the Series A preferred stock were converted into 255,398 shares of common stock. See "Description of Securities-Series A Convertible Preferred Stock."

         8.   We may fail to gain market acceptance of our products.

         On June 30, 2001, we have installed 1,474 control devices at commercial locations and revenues, although growing, have been limited. There can be no assurance that demand for our products will be sufficient to enable us to become profitable. Likewise, no assurance can be given that we will be able to install the credit card activated control systems at enough locations or sell equipment utilizing our control systems to enough locations to achieve significant revenues or that our operations can be conducted profitably. Alternatively, the locations which would utilize the control systems may not be successful locations and our revenues would be adversely affected. We may in the future lose locations utilizing our products to competitors, or may not be able to install our products at competitor's locations. Even if our current products would prove to be commercially viable, there can be no assurance that they can evolve or be improved to meet the future needs of the market place.

         9. The lack of an established trading market may make it difficult to transfer our stock.

         Our common stock is traded on the OTC Bulletin Board. Although there is limited trading in the common stock, there is no established trading market. Until there is an established trading market, holders of the common stock may find it difficult to dispose of, or to obtain accurate quotations for the price of the common stock. See "Description of Securities - Shares Eligible For Future Sale" and "Market For Common Stock."

         10. There are rules governing low-priced stocks that may affect your ability to resell your shares.

         Our common stock is currently considered a "penny stock" under federal securities laws since its market price is below $5.00 per share. Penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our shares to certain investors.

         Broker-dealers who sell penny stock to certain types of investors are required to comply with the SEC's regulations concerning the transfer of penny stock. If an exemption is not available, these regulations require broker-dealers to:

         o make a suitability determination prior to selling penny stock to the purchaser;
         o    receive the purchaser's written consent to the transaction; and
         o    provide certain written disclosures to the purchaser.

         These rules may affect the ability of broker-dealers to make a market in or trade our shares. This, in turn, may affect your ability to resell those shares in the public market.


         11. We are unable to predict the effect that future sales may have on the market price of our common stock.

         We are unable to predict the effect that sales may have on the market price of our common stock prevailing at the time of such sales. See "Description of Securities--Shares Eligible for Future Sale" and "Market for Securities".

Number of Shares Issued and Outstanding
as of June 30, 2001                                  Transferability
---------------------------------------              ---------------

21,450,755 shares of common stock                    18,589,781 are freely
                                                     transferable without
                                                     restriction or further
                                                     registration (other than
                                                     shares held by affiliates
                                                     of USA);

                                                     2,860,974 are restricted
                                                     securities and under
                                                     certain circumstances may
                                                     be sold without
                                                     registration; and

555,284 shares of preferred stock                    all 555,284 are freely
                                                     transferable without
                                                     restriction or further
                                                     registration (other than
                                                     shares held by affiliates
                                                     of USA).

As of June 30, 2001, there were:

         o 4,000 shares of common stock issuable to the holders of the 1996-B warrants;
         o 1,500 shares of common stock issuable to the holders of the 1997 warrants;
         o 2,500 shares of common stock issuable to the holders of the 1998-A warrants;
         o 1,436,667 shares of common stock issuable to the holders of the management options;
         o 3,000,000 issuable upon exercise of Marconi options (which expired in September 2001)
         o 100,000 shares of common stock issuable upon the exercise of the GEM warrants;
         o    4,621,200 shares issuable upon conversion of the senior notes;
         o    200,400 shares issuable upon exercise of the consultant warrants;
         o 5,000 shares of common stock issuable to the holders of the 1998-B warrants;
         o    1,580,828 shares issuable upon exercise of Swartz warrants;
         o    1,000,000 shares issuable upon exercise of AMS warrants; and
         o    5,338,800 shares issuable upon exercise of 2001-B warrants.

The common stock, if issued, will be freely tradeable under the Act. See "Description of Securities".

         12. We are obligated to make substantial principal and interest payments to the holders of the senior notes.

         As of June 30, 2001 we had $240,000 of unsecured senior notes payable December 31, 2001 and $5,656,500 of unsecured senior notes payable on December 31, 2003. These notes accrue cash interest at the rate of twelve percent (12%) per year. Currently, we are required to make quarterly interest payments totaling $158,220, or $632,880 each year.

         In an effort to reduce the debt payments, we authorized the voluntary conversion of the senior notes due December 2003 into shares of common stock at the rate of $1.25 per share, at any time until maturity and the senior notes due December 2001 into shares of common stock at the rate of $2.50 per share. If all of the senior notes that were outstanding at June 30, 2001 which are due December 2003 are converted, we will issue 4,525,200 shares of common stock. We have agreed to use our best efforts to register for resale under the Act the shares of common stock into which the senior notes are convertible.

         In the event that no additional senior notes are converted, on December 31, 2001, we are obligated to repay the $240,000 remaining principal amount of senior notes and $5,656,500 of senior notes on December 31, 2003. Until the senior notes have been paid by us, they will be reflected as a liability on our financial statements, net of the related unamortized discount and other issuance costs.

         Our ability to satisfy the debt obligations is dependent on our future performance, the success of our product lines and on our ability to raise capital. Our performance is also subject to financial, business and market factors affecting our business and operations.

         We anticipate that the senior notes will be paid from cash from operations, as well as proceeds from securities offerings. However, there can be no assurance that we will meet our obligations to pay quarterly interest on or the principal amount of the senior notes at maturity.

         The senior notes are unsecured and thus, in effect, will rank junior to any senior indebtedness. See "Description of Securities - 12% senior notes." The payment of the senior notes is subordinated to the prior payment in full of all existing and future senior indebtedness. In the event of our liquidation, dissolution, reorganization or similar proceedings, our assets will be available to pay obligations on the senior notes only after all of the senior indebtedness has been paid in full, and there can be no assurance that sufficient assets to pay amounts due on the senior notes will remain.

                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sales of our common stock by the selling shareholders. The list of the selling shareholders entitled to receive the net proceeds from any sales of our common stock appears on page 43 of this prospectus. We will, however, receive proceeds from the exercise of any options or warrants by the selling shareholders and proceeds from sales of the shares to be sold by Ratner & Prestia, P.C. will be applied by Ratner on account of our debt due to Ratner.

                     MANAGEMENTS DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward Looking Statements

         This prospectus contains certain forward looking statements regarding, among other things, our anticipated financial and operating results. Forward looking statements are statements that are not of historical fact and include, but are not limited to, those preceded by or that include the words, "believes," "expects," "anticipates," or similar expressions. Those statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward looking information is based on various factors and was derived using numerous assumptions. Important factors that could cause our actual results to differ materially from those projected, include, for example:

         o our ability to generate sufficient sales to generate operating profits, or to sell products at a profit;
         o our ability to raise funds in the future through sales of securities;
         o whether we are able to enter into binding agreements with third parties to assist in product or network development;
         o our ability to commercialize our developmental products, or if actually commercialized, to obtain commercial acceptance thereof;
         o our ability to compete with our competitors and obtain market share; or
         o our ability to obtain sufficient funds through operations or otherwise to repay our debt obligations or to fund development and marketing of our products.

         Although we believe that the forward looking statements contained in this prospectus are reasonable, we can give no assurance that our expectations will be met.

Introduction

         The Company had a net loss during the years ended June 30, 2001 and 2000 of $10,956,244 and $8,404,481, respectively, and anticipates incurring operating losses through fiscal 2002.

Results of Operations

Fiscal year ended June 30, 2001:

         For the fiscal year ended June 30, 2001, the Company had a net loss of $10,956,244. The loss applicable to common shares of $11,792,785 or $.70 loss per common share (basic and diluted) was derived by adding the $10,956,244 net loss, the $836,541 of cumulative preferred dividends, and dividing by the weighted average shares outstanding of 16,731,999.

         Revenues for the fiscal year ended June 30, 2001 were $1,451,002, a decrease of $603,339 or 29% from the prior year, primarily due to a decrease of $745,000 or 55% in equipment and installation sales of our higher priced Business Express(R) or MBE Business Express(R) and Business Express(R) Limited Service Series (LSS). Offsetting this decrease were increases in the sale of the Company's standalone TransAct(R) control system of $129,000 or 462% and the initial sales of the non-media e-Port(TM) control system of $19,000 or 100%.

         Operating expenses for the fiscal year ended June 30, 2001 were $9,620,675, representing a $746,333 or 8% increase over the prior year. The primary contributors to these increases were compensation expense and general and administrative expense offset by reductions in cost of sales, as detailed below.

         Cost of sales decreased by $442,555 from the prior year, primarily reflecting the decrease in the Business Express(R) or MBE Business Express(TM) and Business Express(R) LSS centers sold. General and administrative expenses of $5,628,014 increased by $626,182 or 13%. This increase was due to increased product development costs of $450,000, public relations expenses of $188,000, license expense for DoubleClick Adserver software of $120,000, market research expenses of $88,000, trade show and related travel expenses of $74,000, offset by a decrease in legal expenses of $238,000, primarily associated with the MBE litigation which has been settled in fiscal year 2001.

         Compensation expense was $2,966,776, an increase of $463,611 or 19% from the previous year. The increase was due to an increase in executive bonus expense of $234,000 or 66%, of which $201,000 of this increase was non-cash. Additional increases in salaries and related employee benefits of $169,000 or 9%, are due to increased personnel activities in all areas of the Company and an increase of $51,000 in the matching 401K Company contributions instituted in July 2000.

         Depreciation expense of $209,646 increased by $99,095, which is directly attributable to the increased depreciable asset base.

         Other income and expense decreased by $481,909, primarily as a result of the extension of the amortization period of the debt discount due to the exchange of certain 1999 Senior Notes into 2000 Senior Notes, which is a non-cash expense.

         In November 2000, the Emerging Issues Task Force (EITF) of the Financial Accounting Standards Board (FASB) required companies to adopt a new methodology for computing the beneficial conversion feature of convertible securities, which is to be applied retroactively for commitments entered into on or after May 20, 1999. Accordingly, a one-time, non-cash charge of $821,000 has been recorded for the cumulative effect of accounting change as required under the guidance provided by the EITF.

         The exchange of the 1999 Senior Notes to the 2000 Senior Notes was determined to be a substantial modification of the terms of the original debt instrument and, accordingly, the Company wrote-off the unamortized debt discount and other issuance costs associated with the exchange of the 1999 Senior Notes in the amount of $863,000. Such amount has been reported as a non-cash extraordinary item in the fiscal year 2001 statement of operations.

Fiscal year ended June 30, 2000:

         For the fiscal year ended June 30, 2000, the Company had a net loss of $8,404,481. The loss applicable to common shares of $9,334,559 or $.92 loss per common share (basic and diluted) was derived by adding the $8,404,481 net loss and the $930,078 of cumulative preferred dividends and dividing by the weighted average shares outstanding of 10,135,905.

         Revenues for the fiscal year ended June 30, 2000 were $2,054,341, a decrease of $1,836,175 or 47% under the prior year, reflecting the large Prime Hospitality rollout of the MBE Business Express(R) in fiscal year 1999.

         Operating expenses for the fiscal year ended June 30, 2000 were $8,874,342, representing a $1,578,714 or 22% increase over the prior year. The primary contributors to this increase were general and administrative expenses and compensation expense offset by a reduction in cost of equipment sales, as detailed below.

         Cost of sales decreased by $1,704,128 from the prior year, primarily reflecting the decrease in the Business Express(R) or MBE Business Express(R) centers sold. General and administrative expenses of $5,001,832 increased by $2,314,088 or 86%. This increase is primarily due to legal expenses associated with the pending MBE litigation, which amounted to approximately $1,600,000 an increase of $1,000,000 over the prior year. All but approximately $150,000 of these expenses were non-cash as the legal counsel was paid for services by the issuance of the Company's common stock. Other general and administrative expenses increased by approximately $1,300,000. Components of this increase include an increase in research and development costs of $356,280, increases in outside marketing and operational services of $654,381, increased charges for consulting and professional fees of $300,436 primarily to fund public relations, increases in costs related to the rental and maintenance of the company's corporate office of $98,496 and one time expenses for relocation of personnel of $55,418. Offsetting these increases was a decrease in trade show costs of $26,630, or 37%.

         Compensation expense was $2,503,165, an increase of $949,976 or 61% from the previous year. The increase was due to the non-cash expense of $293,700 relating to the compensation charge recorded for bonuses to employees for work performed in fiscal year 2000, and increases in salaries of $656,276, or 42%, which is due to increased personnel activities in all areas of the Company.

         Other expenses increased by $1,337,968. Of this increase, $976,380 was non-cash, due to amortization of debt discount relating to the outstanding Senior Notes. Cash interest expense accounted for an increase of $493,462 offset by an increase in interest income of $82,707.

         Depreciation expense of $110,551 increased by $18,778, which is directly attributable to the increased depreciable asset base.

Plan of Operations

         As of June 30, 2001, the Company had a total of 1,474 credit card activated control systems installed in the field as follows: Business Express(R) or MBE Business Express(R) 1,066, Business Express(R) Limited Service (LSS) 170, Copy Express(TM) 23, Debit Express(TM) 10, Public PC(R) 3, Fax/Printer Express(TM) 6, standalone TransAct(TM) 122 and non-media e-Port(TM) 74. Through June 30, 2001 total license and transaction fees earned by the Company from these systems were $647,317, an increase of $6,976 or 1% over the prior year.

         During the past year the Company has focused on presenting the multiple capabilities of its new e-port(TM) by developing several product lines of e-Port(TM). The "audit plus credit" version contains all the functionality of the current TransAct(TM) terminal for credit card processing, control and data management, plus the added ability to audit vending product usage and vending machine status. Through August, 2001, over 100 pre-production units have been distributed to test sites, distributors and operators. Some minor refinements are being worked on, and limited production quantities are scheduled for delivery in late September and November 2001.

         The Company believes that the media capable version of e-Port(TM) is nearing completion. This proposed product would offer capability for public access electronic commerce and advertising using the Internet, in addition to the capabilities of the audit plus credit version. For this web enabled version, the Company is working with RadiSys, a contract manufacturer providing value added design, development, fulfillment and product warranty services. The Company anticipates that limited quantities of this Internet ready e-Port(TM) may be delivered during the second quarter of fiscal year 2002.


         Concurrent with the above developments to the e-Port(TM) product line, IBM is working with the Company to develop an internet capable version of the existing network, which is designed to support transaction processing, advertising and e-commerce on a worldwide basis with enhanced security features. Expenditures have been made to recode our existing system in an internet friendly programming language and to use a more appropriate operating system.

         In June 2001, the Company and IBM signed an Agreement which establishes the basis for a strategic alliance between the two companies. The two companies will combine their respective products and capabilities to target sales to the intelligent vending, retail point of sale, and networked home applications markets. Cooperation is currently underway to identify customers, trade shows, and marketing avenues.

         The Company has also been cultivating relationships in the vending marketplace. Coca Cola has contracted with Marconi Online Systems, Inc., a subsidiary of Marconi plc, a British telecommunications company, to provide "intelligent vending" solutions for portions of its vending machines. Through our Company's business alliance with Marconi, executed in April of 2001, our e-Port(TM) and associated network could be used in connection with Marconi's fulfillment of the Coca Cola contract. Other major soda vending players are also being cultivated, including most of the manufacturers of vending machines and electronic components, vending product manufacturers and distributors, and large operators of major vending franchise routes. Vending companies who deal with other vended products are also being contacted, including those who vend prepaid phone cards and hot meals.

         Additional plans for the coming fiscal year include further activity in the advertising and media arenas and development of strategic partnering relationships. Recently, the Company has signed a contract with United Taxi Alliance of New York, Inc., a newly formed New York non-profit corporation, to sell media capable e-Ports to UTA over a three year period.

Liquidity and Capital Resources

         During the fiscal year ended June 30, 2001, the Company completed several financing transactions. Net proceeds of $2,722,536 were realized from private placement offerings of Common Stock and $2,112,100 was realized from the exercise of Common Stock Purchase Warrants. As of June 30, 2001, the Company had a working capital deficit of $2,390,543, which included cash and cash equivalents of $817,570 and inventory of $560,410.

         During the fiscal year ended June 30, 2001, net cash of $3,568,924 was used by operating activities, primarily due to the net loss of $10,956,244, offset by a non-cash charge of $974,222 for Common Stock, options and warrants issued for services and interest in lieu of cash payments, and $764,736 of non-cash amortization of the debt discount relating to the Senior Notes. During the fiscal year ended June 30, 2001, net cash used in investing activities was $3,318,466, principally due to the increase in software development costs of $2,938,111 relating to the e-Port(TM). The net cash provided by financing activities of $5,845,600 was attributable primarily to net proceeds generated from the issuance of Common Stock through private placements and exercise of Common Stock Purchase Warrants described in the prior paragraph and $1,174,818 of net proceeds generated through the issuance of 2000 Senior Notes.

         During fiscal 2002, the Company anticipates additional capitalization of approximately $1.6 million for software development on its network.

         During fiscal year 2001 and through September 2001, the Company sold a total of 739.5 Units in a private placement offering at a price of $6,000 per unit. Each unit consisted of 10,000 shares of Common Stock and warrants to purchase up to 20,000 shares of Common Stock at $.50 per share. One-half of the warrants are exercisable on or before December 31, 2001 and the balance are exercisable on or before June 30, 2002. Of the units sold, 615.6 were for cash and 123.9 were issued in exchange for services rendered to the Company. Of the units sold, 472.56 were sold subsequent to June 30, 2001.

         During July 2001, the Company issued to an investor a warrant to purchase up to 500,000 shares of Common Stock. The warrant can be exercised at any time in whole or in part within one year following the effectiveness of the registration statement covering the resale of the shares issuable upon exercise of the warrant. The exercise price of the warrant is the lower of $1.00 or 80% of the lowest closing bid price of the Common Stock during the 20 trading days prior to exercise. The Company has agreed to prepare and file at its cost and expense a registration statement covering the resale by the investor of the shares underlying the warrant. At the time of the issuance of the warrant, the investor paid to the Company a non-refundable fee of $50,000 to be credited towards the exercise price under the warrant. A broker-dealer received a commission of $3,500 in connection with this warrant.

         During August 2001, the Company issued to La Jolla a $225,000 Convertible Debenture bearing 9 3/4 percent interest with a maturity date of August 2, 2003. Interest is payable by the Company monthly in arrears. The Debenture is convertible at any time after the earlier of the effectiveness of the registration statement referred to below or 90 days following issuance at the lower of $1.00 per share or 80% of the lowest closing bid price of the Common Stock during the 20 days preceding exercise. If on the date of conversion the closing bid price of the shares is $.40 or below, the Company shall have the right to prepay the portion being converted at 150% of the principal amount being converted. In such event, La Jolla shall have the right to withdraw its conversion notice. At the time of conversion of the Debenture, the Company has agreed to issue to La Jolla warrants to purchase an amount of Common Stock equal to ten times the number of shares actually issued upon conversion of the Debenture. The warrants are exercisable at any time for two years following issuance and at the related conversion price of the Debenture. The Company has agreed to prepare and file at its expense a registration statement covering the resale of the shares of Common Stock underlying the Debenture as well as the related warrants issuable upon conversion of the Debenture. La Jolla paid to the Company the sum of $100,000 at the time of the issuance of the Debenture and has agreed to pay $125,000 at the time of the effective date of the registration statement.

         In August 2001, the Company issued a warrant to a consultant, to purchase up to 150,000 shares of Common Stock at $.70 per share. The warrant is exercisable at any time prior to two years following issuance. The Company has agreed to prepare and file at its expense a registration statement covering the resale of the shares of Common Stock underlying the warrant.

         During September 2001 and through October 19, 2001, the Company sold 4,212,350 shares of Common Stock at $.50 per share. The offering was exempt from the registration requirements of the Act pursuant to Section 4(2) and Rule 506 thereunder and was offered and sold only to accredited investors. For each share purchased, the investor also received a warrant to purchase one share of Common Stock at $.50 per share at any time prior to March 31, 2002. The Company has agreed to prepare and file at its expense a registration statement covering the resale of the shares of Common Stock and the shares of Common Stock underlying the warrants. Of the 4,212,350 shares sold in the offering, 637,500 were issued in exchange for services rendered and 3,574,850 for cash ($1,787,425). As of the date of this Prospectus, we have received cash of $497,344 and have subscription agreements for $2,066,175.

         In September 2001, the Company (i) extended the expiration date of the warrants to purchase up to 1,000,000 shares issued to a consultant from August 31, 2001 until September 30, 2001; (ii) issued 200,000 options to an employee, and 100,000 options to each of two consultants. The options are fully vested and are exercisable at $.70 per share at any time prior to June 30, 2003; and (iii) reduced the purchase price for the shares of Common Stock which can be purchased with the quarterly interest payments made on the Senior Notes from $1.00 to $.50 for the quarters ending September 30, 2001 and December 31, 2001. In June 2001, the Company reduced the purchase price for the Common Stock from $1.00 to $.80 for the interest payment due for the quarter ended June 30, 2001.

         In October 2001, we issued 200,000 shares to Ratner & Prestia, P.C., our intellectual property counsel. The proceeds of the sales of these shares will be applied towards the unpaid professional fees due to them by us which as of October 22, 2001 were $214,855. We have agreed to register these shares for resale under the Act at our expense.

         To date, the Company has received nominal funds from Swartz Private Equity, LLC under its equity credit line with Swartz. The Company does not anticipate any significant use of the Swartz credit line in the future.

         The Company has incurred net losses of $11.0 million and $8.4 million during each of the fiscal years ending June 30, 2001 and 2000, respectively, and an accumulated deficit from inception through June 30, 2001 amounting to $39.2 million and a shareholders deficit at June 30, 2001 of $2.8 million. The Company anticipates that for the year ending June 30, 2002 there will be a negative cash flow from operations in excess of $3 million thus, the Company will require additional debt or equity financing which may not be readily available. These factors raise substantial doubt about the Company's ability to continue as a going concern. The Company's independent auditors have included an explanatory paragraph in their report on the Company's June 30, 2001 financial statements. The Company believes that the funds available at June 30, 2001 combined with events anticipated to occur including the anticipated revenues to be generated during fiscal year 2002, the potential capital to be raised from the exercise of the Common Stock Purchase Warrants, the funds anticipated to be received in future private placements, and the ability to reduce anticipated expenditures, if required, will allow the Company to continue as a going concern.

Commitments

         The Company leases approximately 10,000 square feet in Wayne, Pennsylvania for a monthly rental of $12,705 plus utilities and operating expenses. The lease expires on June 30, 2002.

         The Company has acquired inventory financing using IBM Global Financing. The debt to IBM is secured primarily by the inventory being financed and bears an annual interest rate of 10%, subject to adjustments if the outstanding balance is outstanding greater than 180 days. As of June 30, 2001, $45,785 of debt is outstanding under this arrangement.

                                    BUSINESS

         USA Technologies, Inc., a Pennsylvania corporation (the "Company"), was founded in January 1992. Our vision is to be a major player in the 'Digital, Networked Economy' by providing the marketplace with embedded technology and associated network and on-line financial services that will help transform their businesses. The ultimate goal is to position the Company as the preferred method and industry standard for cashless micropayments and automated retailing, and to become a leading point-of-sale, interactive media and network services company.

         The Company intends to accomplish this by building on its market position in networked, unattended consumer payment systems through a new e-Business solution called e-Port(TM). To this end, the Company has focused on developing e-Port(TM) - its new credit card payment system. The non-media version of the e-Port is a device that is integrated with copiers, vending machines or other host equipment that gathers information about sales and operations of the host equipment and also allows a consumer to use a credit card to make a purchase. The media version of the e-Port is currently being engineered and would enable consumers to view interactive advertising/media, and to conduct simple, secure and direct e-commerce while making routine purchases anywhere. The non-media version of the e-Port contains all the functionality of USA Technologies' current TransAct(TM) system for credit card processing, micropayments, control and data management and would offer data management and auditing capability for vending operators, kiosk operators and others wishing to place equipment or products on a network via embedded computing capability.

         The media capable version of the e-Port(TM) would be a non-PC device offering consumers the opportunity to view interactive advertising and to conduct e-commerce transactions while making routine purchases with a credit card, smart card or any other payment device such as a cellular phone, at vending machines, convenience stores, gas pumps and other high-traffic retail points-of-sale. The media capable e-Port(TM) also would allow advertisers the opportunity to operate non-PC electronic storefronts that could provide consumers with promotional offers at actual retail locations.

         The Company is a leading provider and licensor of unattended, credit card activated control systems for the copying, debit card and personal computer industries. USA Technologies' devices make available unattended credit card payment technology in connection with the sale of a variety of products and services. USA Technologies has historically generated its revenues from the direct sale of its control systems and the resale of configured office products, plus network service fees, plus by retaining a portion of the monies generated from all credit card transactions conducted through its control systems.

         We have been granted fourteen patents related to our technology. One of these is in the area of networked vending machines and credit card technology - including the use of smart cards. Another is a patented method of batch processing which enables consumers to engage in cashless micropayments. Fifty-three other foreign and domestic patents are pending.

         The Company has entered into a corporate agreement with Promus Hotel Corporation (Embassy Suites, Hampton, and Doubletree brands) which establishes itself as a preferred supplier of business center products for those brands. The Company's Business Express(R) has been approved and recommended as a solution for business center needs by Marriott for its hotels. The Company is the exclusive provider of business center solutions to over 100 properties owned by MeriStar, and the preferred provider of business center products to over 100 additional properties managed by MeriStar. MeriStar is the largest independent hotel management company in the United States, operating over 200 hotels and resorts under such known brand names as Hilton, Holiday Inn and Wyndham. As of June 30, 2001, business centers have been installed at 14 MeriStar locations. The Company has a national reseller agreement in place with Xerox.

         USA Technologies is a market leader in making self-serve, credit card activated products and services available to consumers everywhere. The Company has achieved this with the sale and installation of its product, Business Express(R) or MBE Business Express(R), at nearly 400 hotel, library and retail locations nationwide. Business Express(R) and MBE Business Express(R) offer thousands of business travelers and consumers the opportunity to conduct e-business/e-commerce 24 hours a day with the swipe of a credit card. The Business Express(R) gives consumers self-serve, public access to the Internet, copy and fax services, and other 'e-Business services'. At the heart of this product line is USA Technologies' networked payment solution TransAct(TM), an automated, credit card consumer payment system which has been utilized with photocopying machines, facsimile machines, computer printers, vending machines and debit and smart card purchase/revalue stations. The Company retains all rights to software and proprietary technology that it licenses to location operators for their exclusive use. As of June 30, 2001, 367 Business Express(R) or MBE Business Express(R) units are installed. The Company also markets a product line extension to the Business Express(R), called the Business Express(R) Limited Service Series (LSS). The LSS has copier and fax capabilities plus laptop printing, dataport capabilities and credit card activated phone. The LSS is targeted to the hospitality mid-market, limited service and economy properties. As of June 30, 2001, 100 LSS units are included in the total of 367 Business Express(R) or MBE Business Express(R) units installed. The Company also sells its TransAct(R) credit card device and payment system as a standalone offering to the world's leading office equipment manufacturers and distributors. The Company established a TransAct(R) Authorized Reseller Program to sign up various independent and national dealers and distributors. As of June 30, 2001, 22 dealers are participating in the program.

         Currently, the Company has as its core business three components: unattended credit card control systems; a financial services and auditing network; and a proposed interactive media and ad serving network.

         The first component is our credit card activated control systems. The current version of the Company's technology is TransAct(TM). This product, as outlined above, is currently installed in locations throughout North America. The latest generation of technology that the Company introduced is called the e-Port(TM). It was unveiled in October 2000 at the National Automatic Merchandising Association convention in New Orleans, the world's largest vending trade event.

         The e-Port(TM) is designed to be a flexible and versatile embedded system device. While initially targeted to the vending industry, the technology that has been developed may be applied in many other industries such as copiers, retail point of sale, mass transit, etc; wherever pervasive computing, embedded systems and credit card and other cashless payment systems are used.

         The e-Port(TM) hardware consists of a circuit board, RAM, Flash Memory, modem, ports, credit card reader, and propriety software. The Company is in the process of engineering a media capable e-Port featuring an LCD color touch screen. The version of e-Port(TM) with the LCD color touch screen is built to USA's specifications by RadiSys, a leader in developing and mass-producing embedded systems. The Company entered into a Development and Manufacturing Agreement ("DMA") with RadiSys Corporation in June, 2000. RadiSys has significant manufacturing expertise in the embedded chip market and is partially owned by Intel. The Company also contracts with Masterwork Electronics Corporation, a leader in the manufacture of electronics for the vending industry, for the non-media version of e-Port(TM) without the LCD color touch screen.

         Additionally, e-Port(TM) uses the connectivity features developed by the Company. These include the ability to send and receive data via land lines, radio waves (like a home cordless phone), wireless modems, always-on phone connections, etc. The Telecom and Internet connections offered by Sprint support the hardware developed by the Company. USA Technologies and Sprint have agreed to a partnership allowing its customers access to many connectivity options at superior service levels and pricing.

         e-Port(TM) technology is anticipated to be available in three primary configurations. By offering these options, the Company believes that it would provide a complete set of solutions and applications to solve the needs of customers and industries from the smallest to the largest, and most demanding.

     o e-Port(TM) - Audit. The audit only e-Port(TM) is an embedded device that is integrated with existing copiers, vending machines or other 'host' equipment. The auditing feature captures supply chain data (units sold, what sold, price of units sold, etc.) and other machine information. It will send the information back to either a customer's network or to the USA network for reporting.

     o e-Port(TM) - Audit/Credit. The Audit/Credit version of the e-Port(TM) is an embedded device that, in addition to gathering information about the sales and operation in the host equipment (the auditing portion) also allows a user to use a credit card or other cashless method to make a purchase. It will work with cash and credit as well as credit only. This version will allow a user to make multiple purchases with one credit card transaction. This unit relays both the credit and cash sales information back to a network along with the other audit information.

     o e-Port(TM) - Audit/Credit/Interactive. The Audit/Credit/ Interactive version of e-Port(TM) is also known as the media capable e-Port and is currently being engineered by the Company. It would allow a user to take advantage of the benefits that network control and remote monitoring provide, the increased sales opportunity that the credit cards provides and the potential for revenue generation that the LCD screen with its interactive ad could possibly provide.

         Our customers' terminals are currently networked together using USALive(TM) - a network service that enables terminal users to easily access basic audit information, conduct unattended credit card transactions, turnkey banking, and micropayments. The Company together with IBM Global Services is currently developing an enhanced network which should provide interactive media and advertising at point of sale. The Company anticipates that an additional $1.6 million will be incurred in this regard in the first half of fiscal 2002.

         The second component involves financial services and auditing. This capability provides users with auditing capability as well as turnkey credit card and banking capability.

o USA utilizes a patented method of batch processing in order to conduct affordable credit card transactions of as little as $1.00.

o USA provides users of the e-Port(TM) and TransAct(TM) with the ability to instantly accept credit cards in an unattended location.

o USA acts as a 'super merchant' for its customers - thereby helping them to avoid getting certified with credit card processors to do unattended transactions.

o USA provides all the refunds, payments, and reporting of the credit card transactions.

o The auditing capability of the network provides customers with detailed information on location or host equipment operation, sales, security, etc.

         The third component would involve serving targeted, interactive ads to our proposed media capable e-Ports. In addition to being able to provide highly targeted ads, it would possibly serve these ads to a more captive audience than is possible with traditional web based advertising. The targeting of media via the Company's proposed network may be possible because the data base would be constantly updated concerning information about each e-Port(TM): state, city, zip code, make up of users from standpoint of: income, vocation, location of the machine (school, mall, convention center, movie theater, super market, etc.) A potential advertiser could possibly select the group they want to target to advertise to and the USA Ad Serving network could possibly send the ads to the targeted e-Ports.

         The Company has been designated as an authorized equipment reseller by International Business Machines Corporation and Hewlett-Packard. The Company believes that it benefits from the association of its control systems with the well-known brands of business equipment manufactured by these companies.

         On September 24, 1997, the Company entered into a Joint Venture Agreement ("JV") with Mail Boxes Etc. ("MBE"), in order to sell automated, credit card activated business centers under the name MBE(TM) Business Express(R). The JV was terminated in May 1999, but the Company continues to service all MBE(TM) Business Express(R) field installations.

         For the years ended June 30, 2001 and 2000, the Company has expensed approximately $1,260,000 and $554,000, respectively for the development of its proprietary technology. These amounts include the expense of outside consultants and contractors as well as compensation paid to certain of the Company's employees and is reflected in compensation and general and administrative expense in the accompanying financial statements. In addition, the Company has capitalized approximately $3.1 million since May, 2000 for the services of IBM, to program the enhanced version of the Company's proprietary "USAlive" network. See Note 2 to the Financial Statements.

         As of June 30, 2001, the Company had a total installed base of 1,400 control systems, distributed as follows: 1,066 Business Express(R) or MBE Business Express(R) control systems, 170 Business Express(R) Limited Service
(LSS) control systems, 23 Copy Express(TM) control systems, 10 Debit Express(TM) control systems, 6 Fax/Printer Express(TM) control systems, 3 Public PC(R) control systems and 122 standalone TransAct(R) control systems located at various hotels and libraries throughout the United States and Canada. In addition, there were 74 non-media e-Port(TM) control systems located at vending locations in the United States. Through June 30, 2001 total license and transaction fee revenues received by the Company from these systems, although growing, has not been sufficient to cover operating expenses.


Industry Trends

         USA Technologies believes it has positioned itself to claim a piece of three important market spaces within the new Internet economy: interactive advertising, electronic commerce and pervasive computing. USA Technologies intends to continue to leverage its proprietary technologies, e-Port(TM) and TransAct(TM) payment systems, which put credit card activated goods and services, e-business and e-commerce at 'arms reach' of consumers. The Company will attempt to take advantage of four powerful trends:

1. Growth in credit card/cashless transactions
- Transaction volume nearly quadrupled from 1990 to 2000
- 1.3 billion credit cards in circulation
- $2.24 trillion in purchase volume in 2000
- $3.17 trillion in total volume* in 2000
- Preferred method of payment for US consumers

This important trend is driving impressive growth in purchases of credit card devices, as well as the network services that support use of those terminals (e.g., credit card processing). Source: The Nilson Report.

(*Total volume includes purchases of goods and services, cash advances/withdrawals, and commercial funds transfers from business in China.)

2. Growth in cashless micropayments
Visa estimates that in the United States cash transactions below $10 total nearly $400 billion annually - an attractive market which is virtually untouched by credit cards. Furthermore research firm Ovum predicts that wireless micropayments - transactions of less than $10 - will total $200 billion worldwide by 2005.

3. Emergence of pervasive computing/'Internet Everywhere' appliances (source, IDC).
Growth in pervasive computing devices is expected to fuel unprecedented growth of Internet/e-Commerce. These intelligent or 'smart' devices (e.g. vending machines, personal digital assistants, credit card readers etc.) are embedded with microprocessors that allow users to gain direct, simple and secure access to relevant information and services via the Internet without the need for a PC.

It is projected that two billion people will be accessing the web with 'non-PC' Internet appliances which are simple to use and less costly than a conventional PC (e.g. digital assistants, intelligent cell phones, game devices). Billions of vending machines, television set top boxes, automobiles, telephones and payment devices of all types are anticipated to be embedded with computational ability and connected to the Internet.

4.  Growth in interactive advertising

Interactive advertising is expected to grow from an annual $2 billion industry in 1999 to over $12 Billion by 2003 (source: Forester and IAB Internet Ad Revenue Report).

5.  Growth in electronic commerce.

By the year 2003, it is projected by IDC ("Information Industry Technology Update 1999-2000" p. 29-30, p.i.) that 500 million Internet users will be accessing information and conducting commerce over the net (versus 160 million users in 1998). This increased use would amount to two new users per second. As a consequence, consumer e-commerce is predicted to hit almost $1.3 trillion a year by 2003 ("Information Industry Technology Update 1999-2000", p. 16).

Credit Card Processing

         Each of the Company's credit card activated control systems records and transmits all transaction data to the Company, and the Company then forwards such data to the credit card processor. After receiving transaction information from the Company, the credit card processor electronically transfers the funds (less the credit card processor's charge) to the Company. The Company then forwards to the location its share of the funds.

         The Company and each location have agreed on a percentage split of the gross proceeds from the Company's device. The credit card processor's fees and cost to forward the location's share of the gross proceeds are all paid for out of the Company's portion of the gross revenue.

         The Company currently retains a portion of the gross revenues from each control system. If the Company has sold the equipment to the location, the portion retained is generally 5% of the gross revenues. In cases where the Company continues to own the equipment, the portion retained can be as high as 90% of gross revenues. In addition the Company charges a fixed monthly management fee which is generally $20-$25 per control system for existing hospitality locations.

Product Lines

The Business Express(R)

         The hotel/motel hospitality industry has become more competitive as chains increase efforts to attract the most profitable customer: the business traveler or conference attendee, who accounts for the majority of hotel occupancy, stays longer and spends more per visit than the leisure traveler. For these reasons, hotels have become very responsive to the needs of the business traveler. The Business Express(R) enables a hotel to address some of these needs, while offering the possibility of generating incremental revenue.

         The Business Express(R) utilizes the Company's existing applications for computers, copiers, and facsimile equipment, and combines them into a branded product. The Business Express(R) bundles the Public PC(R) unit, the Copy Express(TM) unit, and the Fax Express(TM) unit, into a functional kiosk type workstation. All devices are credit card activated, therefore eliminating the need for an attendant normally required to provide such services.

The MBE(TM) Business Express(R)

      The MBE(TM) Business Express(R) bundles together the same components as the Business Express(R): Public PC(R), Copy Express(TM), and Fax Express(TM), but under the MBE brand name. In addition, the MBE(TM) Business Express(R) includes a dial-through service to a nearby MBE store making available the products and services of the store. The Company terminated the Joint Venture in May 1999.

The Copy Express(TM)

         The Copy Express(TM) provides a cashless method to pay for the use of photocopying machines. The device is attached to the photocopying machine, computer printer, or microfilm/fiche printer in a similar manner as attaching a standard coin acceptor. The device can be attached to either existing or new equipment. The control system enables customers to photocopy documents with the use of a credit card.

The Debit Express(TM)

      The Company's Debit Express(TM) enables customers to purchase or revalue their debit cards with the swipe of a credit card and eliminates the need for cash or for an attendant to handle cash or provide change. The Debit Express(TM) eliminates any reliance on cash by allowing customers to use a valid credit card to purchase or place additional value on a debit card.

The Public PC(R)

      The Public PC(R) enables the public to utilize functions of a personal computer on an "as-needed" basis in the public domain. Our system controls access to the computer and charges for time in use, printed output, and any modem activity.

TransAct(R) as a Stand Alone Product

         USA Technologies produced and patented TransAct(R), a cashless transaction terminal that enables secure, low cost credit transactions to take place. As the nerve center for USA's Business Express(R) product line, TransAct(R) currently enables all business center locations to provide 24/7 business center accessibility, secure transaction settlements and voice and display instructions for users. TransAct(R) works effectively to transform a la carte office components into automated, credit card-operated, revenue centers.

         To penetrate effectively the "pay as you go" business service markets within the retail, university, transportation and apartment communities, three standardized TransAct(R) packages have been developed, priced and launched to office component dealers who already service these markets. The Company anticipates that the development of a dealer channel to sell TransAct(R) units will increase licensing and usage revenue streams.

The e-Port(TM)

         The e-Port(TM) has two basic versions, both of which contain all the functionality of the current TransAct(R) terminal for credit card processing, control and data management. The non-media version of the e-Port is a device that is integrated with copiers, vending machines or other host equipment that gathers information about sales and operations of the host equipment and also allows a consumer to use a credit card to make a purchase. The media capable version which is currently being engineered would offer, in addition, capability for public access electronic commerce and advertising using the Internet. With the media capable e-Port(TM), the Company believes it has positioned itself to claim a piece of two important market spaces within the new "Internet" economy - electronic commerce and pervasive computing. This version would enable e-commerce to be transacted away from the computer and would offer Internet merchants an extension of their business without brick and mortar outlays. It could be considered a low cost "physical" location for "virtual" merchants. The media capable e-Port(TM) would possibly give consumers the opportunity to engage in interactive advertising and e-commerce while making routine purchases at millions of points of sale - including our Business Express(R) locations, vending machines, and convenience stores.

Marketing

         As of June 30, 2001, the Company was marketing its products through its full time staff consisting of six salespeople. The company is primarily focused on the vending, hospitality and office equipment industries, but has expanded product distribution into new industries, including transportation, laundry and multi-housing.

         In the vending industry, the non-media e-Port product line is now commercialized and being used by vending operators and soft drink bottlers in the USA and Canada. In April 2001, the Company formed a business alliance with Marconi, who holds the global agreement with the Coca-Cola Company for intelligent vending. The Company continues to work with the top vending machine manufacturers, including Automatic Products, AMS, U-Select-It, Rowe International, Vendtronics, Vendo, Royal and Dixie Narco; expand its authorized resellers, including Betson Enterprises, State Sales & Service and Weymouth Distributing; and intends to implement the non-media version of the e-Port with major national vending operators.

         As for the hospitality industry, Business Express continues to be one of the premier solutions for automated business centers. The Company has relationships with the two most recognized global hotel chains, Marriott and Hilton Hotels and two of the largest hotel management companies in the USA, MeriStar Hotels and Prime Hospitality.

         In the office equipment industry, the Company continues to work with Xerox, its largest authorized reseller on new distribution opportunities. In addition to Xerox, the Company has added a major new reseller in Canada, Global Technologies, which has increased the distribution of our TransAct products.

         In June, 2001, the Company and IBM signed an Agreement which establishes the basis for a strategic alliance between the two companies. The two companies will combine their respective products and capabilities to target sales to the intelligent vending, retail point of sale, and networked home applications markets. Cooperation is currently underway to identify customers, trade shows, and marketing avenues.

Procurement

         The Company's media capable e-Port(TM) is currently being engineered to be internet and media capable and easily mass producible, by an independent contract manufacturer, RadiSys. The Company believes that work is nearing completion and test units have been received. Product orders to RadiSys are governed by the Design and Manufacturing Agreement signed in June, 2000.

         In March, 2001, a manufacturing agreement between the Company and Masterwork Electronics was signed, to provide the Company with manufacturing capability for the non-media version of e-Port(TM). In April, 2001 the Company placed an order with Masterwork for 500 non-media units. In August, 2001, 100 were received, in September, 2001, 200 were received, and the remainder are due in November 2001.

         The Company anticipates obtaining the other components of its business center (computers, printers, fax and copy machines) through CompuCom, a distributor of IBM products, Hewlett Packard, and copier and fax manufacturers. Orders are regularly placed for quantities required for expected orders several months in advance.

Competition

    There are currently other businesses offering or announcing unattended, credit card activated control systems for use in connection with copiers, printers, personal computers, fax machines, Internet and e-mail access, vending, retail point of sale, and debit card purchase/revalue stations. In addition, the businesses which have developed unattended, credit card activated control systems currently in use in connection with gasoline dispensing, public telephones, prepaid telephone cards, ticket dispensing machines, vending machines, or facsimile machines, are capable of developing products or utilizing their existing products in direct competition with the Company. Many of these businesses are well established, have substantially greater resources than the Company and have established reputations for success in the development, sale and service of high quality products. The Company is aware of businesses that have developed an unattended, credit card activated control system to be used in connection with vending machines. Any such increased competition may result in reduced sales and/or lower percentages of gross revenues being retained by the Company in connection with its licensing arrangements, or otherwise may reduce potential profits or result in a loss of some or all of its customer base. The Company is also aware of several businesses that make available use of the Internet and use of personal computers to hotel guests in their hotel rooms. Such services might compete with the Company's Business Express(R), and the locations may not order the Business Express(R), or if ordered, the hotel guest may not use it. The Company is aware that credit card activated personal computer kiosks have been developed and are in the marketplace.

Patents, Trademarks and Proprietary Information

         We received federal registration approval of our trademarks Business Express(R), C3X(R), and Public PC(R), and have applied for federal registration of Copy Express(TM), e-Port(TM), and TransAct(TM).

         Much of the technology we have developed is subject to trade secret protection. To reduce the risk of loss of trade secret protection through disclosure, we have entered into confidentiality agreements with our key employees. There can be no assurance that we will be successful in maintaining such trade secret protection, that they will be recognized as trade secrets by a court of law, or that others will not capitalize on our technology.

         As of June 30, 2001, we have thirty-seven pending patent applications as well as sixteen pending foreign patents. Through June 30, 2001, twelve United States patents have been issued to us:

         o U.S. Patent No. 5,619,024 entitled "Credit Card and Bank Issued Debit Card Operating System and Method for Controlling and Monitoring Access of Computer and Copy Equipment";
         o U.S. Patent No. 5,637,845 entitled "Credit and Bank Issued Debit Card Operating System and Method for Controlling a Prepaid Card Encoding/Dispensing Machine";
         o    U.S. Patent No. D423,474 entitled "Dataport";
         o    U.S. Patent No. D415,742 entitled "Laptop Dataport Enclosure";
         o    U.S. Patent No. D418,878 entitled "Sign Holder";
         o U.S. Patent No. 6,056,194 entitled "System and Method for Networking and Controlling Vending Machines";
         o U.S. Patent No. D428,047 entitled "Electronic Commerce Terminal Enclosure";
         o U.S. Patent No. D428,444 entitled "Electronic Commerce Terminal Enclosure for a Vending Machine";
         o U.S. Patent No. 6,119,934 entitled "Credit Card, Smart Card and Bank Issued Debit Card Operated System and Method for Processing Electronic Transactions";
         o U.S. Patent No. 6,152,365 entitled "Credit and Bank Issued Debit Card Operated System and Method for Controlling a Vending Machine";
         o U.S. Patent No. D437,890 entitled "Electronic Commerce Terminal Enclosure with a Hooked Fastening Edge for a Vending Machine"; and
         o U.S. Patent No. D441,401 entitled "Electronic Commerce Terminal Enclosure with Brackets".

         In addition, two foreign patents, Canadian Patent No. D87998 entitled "Sign Holder" and Canadian Patent No. D91645 entitled "Laptop Data Port Enclosure" have been issued to USA.

Employees

         On June 30, 2001, we had twenty-eight full-time employees.

Properties

         We lease our principal executive offices, consisting of approximately 10,000 square feet, at 200 Plant Avenue, Wayne, Pennsylvania for a monthly rental of $12,705 plus utilities and operating expenses. The lease expires on June 30, 2002.

Where to get more information

         We file annual, quarterly and special reports and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The same information may be obtained at the following Regional Office of the SEC: 7 World Trade Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the SEC's Washington, D.C. office at prescribed rates.

         Our filings may also be accessed through the SEC's web site (http://www.sec.gov). We will provide a copy of any or all documents incorporated by reference herein (exclusive of exhibits unless such exhibits are specifically incorporated by reference therein), without charge, to each person to whom this prospectus is delivered, upon written or oral request to USA Technologies, Inc., 200 Plant Avenue, Wayne, Pennsylvania 19087, Attn: George R. Jensen, Jr., Chief Executive Officer (telephone (610) 989-0340).

         We will furnish record holders of our securities with annual reports containing financial statements audited and reported upon by our independent auditors, quarterly reports containing unaudited interim financial information, and such other periodic reports as we may determine to be appropriate or as may be required by law.

                                   MANAGEMENT

Directors and Executive Officers

         Our Directors and executive officers, on June 30, 2001, together with their ages and business backgrounds were as follows.

         Name                      Age          Position(s) Held
         ----                      ---          ----------------
George R. Jensen, Jr.              53       Chief Executive Officer,
                                            Chairman of the Board of Directors
Stephen P. Herbert                 38       President, Director
Haven Brock Kolls, Jr.             35       Vice President - Research and
                                            Development
Leland P. Maxwell                  54       Senior Vice President, Chief
                                            Financial Officer, Treasurer
Michael K. Lawlor                  39       Vice President - Marketing
                                            and Sales
William W. Sellers (1)(2)          79       Director
Henry B. duPont Smith              39       Director
William L. Van Alen, Jr. (1)(2)    67       Director
Steven Katz (1)                    52       Director
Douglas M. Lurio (2)               44       Director
Edwin R. Boynton                   46       Director

(1)      Member of Compensation Committee
(2)      Member of Audit Committee

         Each Director holds office until the next Annual Meeting of shareholders and until his successor has been elected and qualified.

         George R. Jensen, Jr., has been our Chief Executive Officer and a Director since our inception in January 1992. Mr. Jensen was Chairman, Director, and Chief Executive Officer of American Film Technologies, Inc. ("AFT") from 1985 until 1992. AFT was in the business of creating color imaged versions of black-and-white films. From 1979 to 1985, Mr. Jensen was Chief Executive Officer and President of International Film Productions, Inc. Mr. Jensen was the Executive Producer of the twelve hour miniseries, "A.D.", a $35 million dollar production filmed in Tunisia. Procter and Gamble, Inc., the primary source of funds, co-produced and sponsored the epic, which aired in March 1985 for five consecutive nights on the NBC network. Mr. Jensen was also the Executive Producer for the 1983 special for public television, "A Tribute to Princess Grace". From 1971 to 1978, Mr. Jensen was a securities broker, primarily for the firm of Smith Barney, Harris Upham. Mr. Jensen was chosen 1989 Entrepreneur of the Year in the high technology category for the Philadelphia, Pennsylvania area by Ernst & Young LLP and Inc. Magazine. Mr. Jensen received his Bachelor of Science Degree from the University of Tennessee and is a graduate of the Advanced Management Program at the Wharton School of the University of Pennsylvania.

         Stephen P. Herbert was elected a Director in April 1996, and joined USA on a full-time basis on May 6, 1996. Prior to joining us and since 1986, Mr. Herbert had been employed by Pepsi-Cola,the beverage division of PepsiCo, Inc. From 1994 to April 1996, Mr. Herbert was a Manager of Market Strategy. In such position he was responsible for directing development of market strategy for the vending channel and subsequently the supermarket channel for Pepsi-Cola in North America. Prior thereto, Mr. Herbert held various sales and management positions with Pepsi-Cola. Mr. Herbert graduated with a Bachelor of Science degree from Louisiana State University.

         Haven Brock Kolls, Jr., joined USA on a full-time basis in May 1994 and was elected an executive officer in August 1994. From January 1992 to April 1994, Mr. Kolls was Director of Engineering for International Trade Agency, Inc., an engineering firm specializing in the development of control systems and management software packages for use in the vending machine industry. Mr. Kolls was an electrical engineer for Plateau Inc. from 1988 to December 1992. His responsibilities included mechanical and electrical computer-aided engineering, digital electronic hardware design, circuit board design and layout, fabrication of system prototypes and software development. Mr. Kolls is a graduate of the University of Tennessee with a Bachelor of Science Degree in Engineering.

         Leland P. Maxwell joined USA on a full-time basis on February 24, 1997 as Chief Financial Officer, Senior Vice President and Treasurer. Prior to joining us, Mr. Maxwell was the corporate controller for Klearfold, Inc., a privately-held manufacturer of specialty consumer packaging. From 1992 to 1996, Mr. Maxwell was the regional controller for Jefferson Smurfit/Container Corporation of America, a plastic packaging manufacturer, and from 1986 to 1992 was the divisional accounting manager. Prior thereto, he held financial positions with Safeguard Business Systems and Smithkline-Beecham. Mr. Maxwell received a Bachelor of Arts degree in History from Williams College and a Master of Business Administration-Finance from The Wharton School of the University of Pennsylvania. Mr. Maxwell is a Certified Public Accountant.

         Michael K. Lawlor joined USA on a full-time basis in 1997 and was promoted to Senior Vice President, Sales and Marketing in September 1999. Prior to joining us, Mr. Lawlor worked with Aladdin Industries, a leading manufacturer of promotional drinkware, as Director of Restaurant Sales. From 1986 to 1995, Mr. Lawlor was employed in various sales capacities by Pepsi-Cola and was National Accounts Sales Manager when he departed in 1995. Mr Lawlor received an undergraduate degree in Marketing from the University of Texas.

         William W. Sellers joined the Board of Directors of USA in May 1993. Mr. Sellers founded The Sellers Company in 1949 which has been nationally recognized as the leader in the design and manufacture of state-of-the-art equipment for the paving industry. Mr. Sellers has been awarded five United States patents and several Canadian patents pertaining to this equipment. The Sellers Company was sold to Mechtron International in 1985. Mr. Sellers is Chairman of the Board of Sellers Process Equipment Company which sells products and systems to the food and other industries. Mr. Sellers is actively involved in his community. Mr. Sellers received his undergraduate degree from the University of Pennsylvania.

         Henry B. duPont Smith joined the Board of Directors of USA in May 1994. Since January 1992, Mr. Smith has been a Vice President of The Rittenhouse Trust Company and since September 1991 has been a Vice President of Rittenhouse Financial Services, Inc. From September 1991 to December 1992, he was a registered representative of Rittenhouse Financial Securities, Inc. Mr. Smith was an Assistant Vice President of Mellon Bank, N.A. from March 1988 to July 1991, and an investment officer of Provident National Bank from March 1985 to March 1988. Mr. Smith received a Bachelor of Arts degree in Accounting in 1984 from Franklin & Marshall College.

         William L. Van Alen, Jr., joined the Board of Directors of USA in May 1993. Mr. Van Alen is President of Cornerstone Entertainment, Inc., an organization engaged in the production of feature films of which he was a founder in 1985. Since 1996, Mr. Van Alen has been President and a Director of The Noah Fund, a publicly traded mutual fund. Prior to 1985, Mr. Van Alen practiced law in Pennsylvania for twenty-two years. Mr. Van Alen received his undergraduate degree in Economics from the University of Pennsylvania and his law degree from Villanova Law School.

         Steven Katz joined the Board of Directors in May 1999. He is President of Steven Katz & Associates, Inc., a management consulting firm specializing in strategic planning and corporate development for technology and service-based companies in the health care, environmental, telecommunications and Internet markets. Mr. Katz's prior experience includes five years with Price Waterhouse & Co. in audit, tax and management advisory services; two years of corporate planning with Revlon, Inc.; five years with National Patent Development Corporation (NPDC) in strategic planning, merger and acquisition, technology in-licensing and out-licensing, and corporate turnaround experience as President of three NPDC subsidiaries; and two years as a Vice President and General Manager of a non-banking division of Citicorp, N.A.

         Douglas M. Lurio joined the Board of Directors of USA in June 1999. Mr. Lurio is President of Lurio & Associates, P.C., attorneys-at-law, which he founded in 1991. He specializes in the practice of corporate and securities law. Prior thereto, he was a partner with Dilworth, Paxson LLP. Mr. Lurio received a Bachelor of Arts Degree in Government from Franklin & Marshall College, a Juris Doctor Degree from Villanova Law School, and a Masters in Law (Taxation) from Temple Law School.

         Edwin R. Boynton joined the Board of Directors in July 1999. He is a partner of Stradley Ronon Stevens & Young LLP, and is a member of and currently the chair of the firm's estates department. Mr. Boynton received his bachelor of arts degree from Harvard University in 1976 and his Juris Doctor degree from Duke University in 1979.

Executive Compensation

         The following table sets forth certain information with respect to compensation paid or accrued by the Company during the fiscal years ended June 30, 1999, June 30, 2000 and June 30, 2001 to each of the executive officers and the other employee of the Company named below. Except as set forth below, no individual who was serving as an executive officer of the Company at the end of the fiscal years ended June 30, 1999, June 30, 2000 or June 30, 2001 received salary and bonus in excess of $100,000 in any such fiscal year.

                           Summary Compensation Table

                                Fiscal
Name and Principal Position     Year       Annual Compensation            Long Term Compensation
------------------------------------------------------------------------------------------------------

                                         Salary    Bonus    Other         Restricted    Securities
                                                     (1)    Annual        Stock         Underlying
                                                            Compensation  Awards        Options
------------------------------------------------------------------------------------------------------

George R. Jensen, Jr.,          2001    $135,000   $140,000     --          --          300,000
Chief Executive Officer,        2000    $117,500   $      0     --       $80,000 (2)    180,000
                                1999    $100,000   $      0     --          --

Stephen P. Herbert,             2001    $125,000   $134,400     --          --           80,000
President                       2000    $107,500   $ 94,000     --       $80,000 (2)     45,000

Leland P. Maxwell, Chief        2001    $108,000   $ 44,240     --          --           50,000
Financial Officer,Treasurer     2000    $ 99,000   $ 29,000     --          --           15,000

H. Brock Kolls, Senior Vice     2001    $120,000   $ 97,440     --          --           80,000
President, Research&            2000    $105,000   $ 44,000     --       $80,000 (2)     30,000
Development

Michael K. Lawlor, Senior       2001    $100,000   $ 38,640     --                       50,000
Vice President, Sales and       2000    $ 83,200   $ 35,500    $43,000 (3)               20,000
Marketing

Adele H. Hepburn                2001    $ 91,000   $171,700     --                        --
Director of Investor            2000    $ 91,000   $147,800     --                        --
Relations                       1999    $ 91,000   $ 51,500     --                        --


(1) For fiscal year 2000, represents shares of Common Stock issued to the executive officers valued at $2.00 per share, the closing bid price on the date of issuance. For Mr. Lawlor, the bonus also includes a $5,500 sales commission. For fiscal year 2001, represents shares of Common Stock issued to the executive officers valued at $1.12, the closing price on the effective day of authorization. For Mr. Lawlor, the bonus also includes a $1,265 sales commission. The bonus amounts for all fiscal years for Adele Hepburn consist of cash payments from the Company.

(2) Represents shares of Common Stock issued to such executive officers if employed by the Company on June 30, 2002. The shares have been valued at $2.00 per share, the closing bid price on the date of grant.
(3)   Represents payment by the Company of relocation expenses.

         The following table sets forth information regarding stock options granted during the fiscal year 2001 to the Company's executive officers named below:


             OPTION GRANTS DURING FISCAL YEAR ENDED JUNE 30, 2001

Name                  Number of    Percent of    Exercise   Expiration
                      Securities   Total Options Price      Date
                      Underlying   Granted to    Per
                      Options      Employees in  Share
                      Granted      Fiscal Year


George R. Jensen, Jr. 200,000      47.2%         $1.50     June     30, 2003
                       33,333                    $1.00     October  20, 2006
                       33,333                    $1.00     July     20, 2007
                       33,334                    $1.00     April    20, 2008

Stephen P. Herbert     26,667      12.6%         $1.00     October  20, 2006
                       26,667                    $1.00     July     20, 2007
                       26,666                    $1.00     April    20, 2008

H. Brock Kolls         26,667      12.6%         $1.00     October  20, 2006
                       26,667                    $1.00     July     20, 2007
                       26,666                    $1.00     April    20, 2008

Leland P. Maxwell      16,667       7.9%         $1.00     October  20, 2006
                       16,667                    $1.00     July     20, 2007
                       16,666                    $1.00     April    20, 2008

Michael K. Lawlor      16,667       7.9%         $1.00     October  20, 2006
                       16,667                    $1.00     July     20, 2007
                       16,666                    $1.00     April    20, 2008


Executive Employment Agreements

         The Company has entered into an employment agreement with Mr. Jensen which expires June 30, 2002. The Agreement is automatically renewed from year to year unless canceled by Mr. Jensen or the Company. The agreement provides for an annual base salary of $135,000 effective March 1, 2000. Mr. Jensen is entitled to receive such bonus or bonuses as may be awarded to him by the Board of Directors. In determining whether to pay such a bonus, the Board would use its subjective discretion. The Agreement requires Mr. Jensen to devote his full time and attention to the business and affairs of the Company, and obligates him not to engage in any investments or activities which would compete with the Company during the term of the Agreement and for a period of one year thereafter. The agreement provides that if Mr. Jensen is employed by the Company on June 30, 2002, the Company will issue to him 40,000 shares of Common Stock.

         The agreement also grants to Mr. Jensen in the event a "USA Transaction" (as defined below) occurs after the date thereof that number of shares of Common Stock as shall when issued to him equal five percent (increased in June 1999 to eight percent) of all the then issued and outstanding shares of Common Stock (the "Rights"). Mr. Jensen is not required to pay any additional consideration for such shares. At the time of any USA Transaction, all of the shares of Common Stock underlying the Rights are automatically deemed to be issued and outstanding immediately prior to any USA Transaction, and are entitled to be treated as any other issued and outstanding shares of Common Stock in connection with such USA Transaction.

         The term USA Transaction is defined as (i) the acquisition of fifty-one percent or more of the then outstanding voting securities entitled to vote generally in the election of Directors of the Company by any person, entity or group, or (ii) the approval by the shareholders of the Company of a reorganization, merger, consolidation, liquidation, or dissolution of the Company, or the sale, transfer, lease or other disposition of all or substantially all of the assets of the Company.

         The Rights are irrevocable and fully vested, have no expiration date, and will not be affected by the termination of Mr. Jensen's employment with the Company for any reason whatsoever. If a USA Transaction shall occur at a time when there not a sufficient number of authorized but unissued shares of Common Stock, then the Company shall as a condition of such USA Transaction promptly take any and all appropriate action to make available a sufficient number of shares of Common Stock. In the alternative, the Company may structure the USA Transactions so that Mr. Jensen would receive the same amount and type of consideration in connection with the USA Transaction as any other holder of Common Stock.

         On January 21, 1999, Mr. Jensen purchased ten (10) units of the 1999 Senior Note placement offering for $100,000. In full payment for such Units, Mr. Jensen has agreed to forego any base salary otherwise payable to him under his employment agreement during the period of time commencing on April 1, 1999 and ending on June 30, 2000, or such longer period of time as may be required based upon his monthly net base salary after all applicable withholding taxes and other deductions. At June 30, 2000, $12,199 was outstanding. Subsequent to year end, the $12,199 has been received in full.

         The Company has entered into a one-year employment agreement with Mr. Herbert which expires on April 30, 2002. The agreement is automatically renewed from year to year thereafter unless canceled by Mr. Herbert or the Company. The Agreement provides for an annual base salary of $125,000 per year effective March 1, 2000. Mr. Herbert is entitled to receive such bonus or bonuses as the Board of Directors may award to him. The Agreement requires Mr. Herbert to devote his full time and attention to the business and affairs of the Company and obligates him not to engage in any investments or activities which would compete with the Company during the term of the agreement and for a period of one year thereafter. The agreement provides that if Mr. Herbert is employed by the Company on June 30, 2002, the Company will issue to him 40,000 shares of Common Stock.

          Mr. Kolls has entered into a one-year employment agreement with the Company which expires on April 30, 2002, and is automatically renewed from year to year thereafter unless canceled by Mr. Kolls or the Company. The agreement provides for an annual base salary of $120,000 per year effective March 1, 2000. Mr. Kolls is also entitled to receive such bonus or bonuses as may be awarded to him by the Board of Directors. The Agreement requires Mr. Kolls to devote his full time and attention to the business and affairs of the Company, and obligates him not to engage in any investments or activities which would compete with the Company during the term of his agreement and for a period of one year thereafter. The agreement provides that if Mr. Kolls is employed by the Company on June 30, 2002, the Company will issue to him 40,000 shares of Common Stock.

         Mr. Maxwell has entered into an employment agreement with the Company which expires on June 30, 2002, and is automatically renewed from year to year thereafter unless cancelled by Mr. Maxwell or the Company. The agreement provides for an annual base salary of $108,000 per year effective March 1, 2000. Mr. Maxwell is also entitled to receive such bonus or bonuses as the Board of Directors may award to him. The Agreement requires Mr. Maxwell to devote his full time and attention to the business and affairs of the Company, and obligates him not to engage in any investments or activities which would compete with the Company during the term of the agreement and for a period of one year thereafter.

         Mr. Lawlor has entered into an employment agreement with the Company which expires on June 30, 2002, and is automatically renewed from year to year thereafter unless cancelled by Mr. Lawlor or the Company. The agreement provides for an annual base salary of $100,000 per year effective March 1, 2000. Mr. Lawlor is also entitled to receive such bonus or bonuses as the Board of Directors may award to him. The Agreement requires Mr. Lawlor to devote his full time and attention to the business and affairs of the Company, and obligates him not to engage in any investments or activities which would compete with the Company during the term of the agreement and for a period of one year thereafter.

Director Compensation and Stock Options

         Members of the Board of Directors do not currently receive any cash compensation for serving on the Board of Directors or any Committee thereof.

         In July 1993, the Company issued to each of Messrs. Kapourelos, Sellers, and Van Alen fully vested options to purchase 10,000 shares of Common Stock at an exercise price of $2.50 per share. In March 1998, the expiration date of these options was extended from June 30, 1998 to June 30, 2000 and in April 1998, the exercise price was reduced from $2.50 to $1.50.

         In March 1995, the Company issued to Mr. Smith fully vested options to purchase 10,000 shares of Common Stock, to Mr. Sellers fully vested options to purchase 5,500 shares of Common Stock, to Mr. Kapourelos fully vested options to purchase 7,000 shares of Common Stock, and to Mr. Van Alen fully vested options to purchase 2,500 shares of Common Stock. The exercise price of these options is $2.50 per share and they must be exercised on or before February 29, 2000. In April 1998, the exercise price of these options was reduced from $2.50 to $1.50.

           In March 1998, the Company extended the expiration date of the following options to purchase shares of Common Stock from June 30, 1998 to the close of business on June 30, 2000: Peter G. Kapourelos - 10,000 options; William W. Sellers - 10,000 options; Keith L. Sterling - 10,000 options; and William L. Van Alen, Jr. - 10,000 options.

         In April 1998, the Company reduced from $2.50 to $1.50 the exercise price of the following options to purchase Common Stock issued to the following Directors of the Company: Peter G. Kapourelos - 17,000 options; William W. Sellers - 15,500 options; William L. Van Alen, Jr. - 12,500 options; and Henry
B. duPont Smith - 10,000 options.

         During June and July 1999, the Company granted 10,000 options to each of the seven Directors who were not executive officers of the Company. Each option is exercisable at $2.00 per share at any time for five years following the vesting thereof.

         In February 2001, the Board of Directors granted a total of 300,000 options to purchase Common Stock at $1.00 per share to outside members of the Board. Of these, 120,000 options vested immediately; 90,000 options vested on June 30, 2001; and 90,000 will vest on June 30, 2002. The options may be exercised at any time within five years following the vesting.

         All of the Common Stock underlying the options held by all Directors was registered by the Company under the Act, for resale by the holder thereof. Such registration was at the Company's cost and expense.

         The Board of Directors is responsible for awarding stock options. Such awards are made in the subjective discretion of the Board. Other than the repricing of the options by the Company in April 1998, the exercise price of all the above options represents on the date of issuance of such options an amount equal to or in excess of the market value of the Common Stock issuable upon the exercise of the options. In connection with the April 1998 repricing of stock options, the exercise prices of all these fully vested options were below the fair market value on the date or repricing, therefore, the Company recorded a charge to compensation expense during fiscal year 1998.

         All of the foregoing options are non-qualified stock options and not part of a qualified stock option plan and do not constitute incentive stock options as such term is defined under Section 422 of the Internal Revenue Code, as amended, and are not part of an employee stock purchase plan as described in
Section 423 thereunder.

Executive Stock Options

         In August 1999, the Company issued to an executive officer fully vested options to acquire up to 20,000 shares of Common Stock at $2.00 per share. The options are exercisable at any time within five years following issuance. The Company issued the options pursuant to the exemption from registration set forth in Section 4(2) of the Act. The Company registered for resale under the Act the Common Stock underlying the options.

         In November 1999, the Company issued fully vested options to purchase an aggregate of 90,000 shares of Common Stock to its executive officers as follows: Stephen P. Herbert - 45,000 options; Haven Brock Kolls - 30,000 options; and Leland Maxwell - 15,000 options. Each option is exercisable at $2.00 per share at any time within five years following issuance.

         In October 2000, the Company issued to George R. Jensen, Jr., fully vested options to acquire up to 200,000 shares of Common Stock at $1.50 per share. The options were exercisable at any time within two years following issuance. In February 2001, the Company extended the expiration date of these options until June 30, 2003.

         In April 2001, the Company issued the following options to purchase an aggregate of 360,000 shares of Common Stock to its executive officers as follows: George R. Jensen, Jr. - 100,000; Stephen P. Herbert - 80,000 options; Haven Brock Kolls - 80,000 options; Leland Maxwell - 50,000 options; and Michael Lawlor - 50,000 options. Each option is exercisable at $1.00 per share at any time within five years following vesting. The options vest one-third in October 2001, one-third in July 2002 and the balance in April 2003.

         The Board of Directors is responsible for awarding stock options. Such awards are made in the subjective discretion of the Board. The exercise price of all the above options represents on the date of issuance of such options an amount equal to or in excess of the market value of the Common Stock issuable upon the exercise of the options.

         All of the foregoing options are non-qualified stock options and not part of a qualified stock option plan and do not constitute incentive stock options as such term is defined under Section 422 of the Internal Revenue Code, as amended, and are not part of an employee stock purchase plan as described in
Section 423 thereunder.

                             PRINCIPAL SHAREHOLDERS

Common Stock

         The following table sets forth, as of June 30, 2001, the beneficial ownership of the common stock of our directors and executive officers, both individualy and as a group. Except as set forth below, we are not aware of any beneficial owner of more than five percent of the common stock. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

                                         Number of Shares
       Name and Address                  of Common Stock           Percent
       of Beneficial Owner               Beneficially Owned(1)    of Class(2)
       -------------------               ---------------------     --------
George R. Jensen, Jr.                     755,000 shares(3)          1.90%
517 Legoin Road
West Chester, Pennsylvania 19382

Stephen P. Herbert                        378,050 shares(4)            *
536 West Beach Tree Lane
Strafford, Pennsylvania 19087

Haven Brock Kolls, Jr.                    328,850 shares(5)            *
1573 Potter Drive
Pottstown, PA  19464

Leland P. Maxwell                         137,050 shares(6)            *
401 Dartmouth Road
Bryn Mawr, Pennsylvania 19010

Michael K. Lawlor                          99,550 shares(7)            *
131 Lisa Drive
Paoli, PA 19301

Edwin R. Boynton                          140,500 shares(8)            *
104 Leighton Drive
Bryn Mawr, Pennsylvania 19010

Steven Katz                                45,000 shares(9)            *
20 Rebel Run Drive
East Brunswick, New Jersey 08816

Douglas M. Lurio                          113,713 shares(10)           *
2005 Market Street, Suite 2340
Philadelphia, Pennsylvania 19103

William W. Sellers                        519,075 shares(11)         1.31%
394 East Church Road
King of Prussia, Pennsylvania 19406

Henry B. duPont Smith                      77,000 shares(12)           *
350 Mill Bank Road
Bryn Mawr, Pennsylvania 19010

William L. Van Alen, Jr.                   77,500 shares(13)           *
Cornerstone Entertainment, Inc.
P.O. Box 727
Edgemont, Pennsylvania 19028

Marconi Online Systems, Inc.            3,000,000 shares(14)         7.55%
120 Interstate North Parkway
Suite 118
Atlanta, GA 30339

All Directors and Executive Officers
As a Group (11 persons)                 2,671,288 shares(15)         6.72%

---------
*Less than one percent (1%)

(1) Beneficial ownership is determined in accordance with the rules of the SEC and derives from either voting or investment power with respect to securities. Shares of common stock issuable upon conversion of the preferred stock, or shares of common stock issuable upon exercise of options currently exercisable, or exercisable within 60 days of June 30, 2001, are deemed to be beneficially owned for purposes hereof.

(2) On June 30, 2001 there were 21,450,755 shares of common stock and 555,284 shares of series A preferred stock issued and outstanding. For purposes of computing the percentages under this table, it is assumed that all shares of issued and outstanding preferred stock have been converted into 555,284 shares of common stock, that all of the options to acquire common stock which have been issued and are fully vested as of June 30, 2001 (or within 60-days of June 30, 2001) have been converted into 4,436,667 shares of common stock. For purposes of computing such percentages it has also been assumed that all of the remaining common stock purchase warrants have been exercised for 8,233,028 shares; that all of the senior notes have been converted into 4,621,200 shares of common stock; and that all of the accrued and unpaid dividends on the preferred stock as of June 30, 2001 have been converted, into 462,115 shares of common stock. Therefore, for purposes of computing the percentages under this table, there are 39,759,049 shares of common stock issued and outstanding.

(3) Includes 380,000 shares of common stock issuable upon the exercise of options, 160,000 shares issuable upon conversion of senior notes, and 10,000 shares owned by his spouse. Does not include the right granted to Mr. Jensen under his employment agreement to receive eight percent (8%) of the issued and outstanding common stock upon the occurrence of a USA Transaction (as defined therein). See "Executive Employment Agreements".

(4) Includes 210,000 shares of common stock issuable to Mr. Herbert upon the exercise of options, and 1,000 shares of common stock beneficially owned by his child.

(5) Includes 170,000 shares of common stock issuable to Mr. Kolls upon the exercise of options, 18,000 shares of common stock owned by his spouse, and 24,000 shares issuable to his spouse upon conversion of her senior note.

(6) Includes 70,000 shares of common stock issuable to Mr. Maxwell upon the exercise of options.

(7) Includes 50,000 shares of common stock issuable to Mr. Lawlor upon exercise of options.

(8) Includes 5,500 shares of common stock issuable upon conversion of the 5,500 shares of series A preferred stock. Includes 45,000 vested shares of common stock issuable upon exercise of options, and 16,000 shares issuable upon conversion of his senior note. Does not include any shares of common stock issuable upon conversion of any accrued and unpaid dividends in the series A preferred stock.

(9) Includes 45,000 shares of common stock issuable upon exercise of options.

(10) Includes 42,213 shares of common stock held jointly with Mr. Lurio's spouse, 45,000 shares of common stock issuable upon exercise of options, and 24,000 shares issuable upon conversion of senior notes.

(11) Includes 21,245 shares of common stock owned by the Sellers Pension Plan of which Mr. Sellers is a trustee, 4,651 shares of common stock owned by Sellers Process Equipment Company of which he is a Director, and 9,929 shares of common stock owned by Mr. Seller's wife. Includes 60,500 shares of common stock issuable upon exercise of options, and 40,000 shares issuable upon conversion of senior notes.

(12) Includes 12,000 shares of common stock issuable upon conversion of the 12,000 shares of preferred stock beneficially owned by Mr. Smith. Includes 55,000 shares of common stock issuable upon exercise of options. Does not include any shares of common stock issuable upon conversion of any accrued and unpaid dividends on the series A preferred stock.

(13) Includes 57,500 shares of common stock issuable to Mr. Van Alen upon exercise of options.

(14) Pursuant to the Alliance Agreement entered into between Marconi and USA, Marconi had the option to purchase up to 3,000,000 shares at $1.25 per share. These options expired on September 5, 2001.

(15) Includes all shares of common stock described in footnotes (2) through (13) above.

Preferred Stock

         The following table sets forth, as of June 30, 2001 the beneficial ownership of the preferred stock by our directors and executive officers, both individiually and as a group. Except as set forth below, we are not aware of any beneficial owner of more than five percent of the preferred stock as of June 30, 2001. Except as otherwise indicated, we believe that the beneficial owners of the preferred stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

                                      Number of Shares
Name and Address of                   of Preferred Stock          Percent
Beneficial Owner                      Beneficially Owned         of Class(l)
-------------------                   ------------------         ---------
Edwin R. Boynton
104 Leighton Avenue
Bryn Mawr, Pennsylvania 19010               5,500                     *

Henry B. duPont Smith
350 Mill Bank Road
Bryn Mawr, Pennsylvania 19010              12,000(2)                2.2%

All Directors and
Executive Officers
As a Group (11 persons)                    17,500                   3.2%

--------------
*Less than one percent (1%)

(1) There were 555,284 shares of preferred stock issued and outstanding as of June 30, 2001.

(2) Includes 2,000 shares of preferred stock held by trusts for the benefit of Mr. Smith's children of which he is a trustee.

                              CERTAIN TRANSACTIONS

         On January 21, 1999, Mr. Jensen purchased ten units pursuant to the Company's private placement offering of Senior Notes for $100,000. In full payment, Mr. Jensen has agreed to forgo any base salary otherwise payable to him under his employment agreement during the period of time commencing on April 1, 1999 and ending on June 30, 2000, or such longer period as required. Mr. Jensen made full payment by June 30, 2000.

         In July 1999, the Company extended the expiration dates until June 30, 2001 of the options to acquire Common Stock held by the following directors, officers, and employees: Adele Hepburn - 77,000 options; H. Brock Kolls - 20,000 options; Henry duPont Smith - 10,000 options; William Sellers - 15,500 options; Peter Kapourelos - 17,000 otions; and William Van Alen - 12,500 options. All of the foregoing options would have expired in the first two calendar quarters of the year 2000 or the first calendar quarter of year 2001. In February, 2001, all these options were further extended until June 30, 2003, and in addition the expiration dates of the following additional options were also extended to June 30, 2003: H. Brock Kolls - 20,000 options; Stephen Herbert - 40,000 options; Michael Lawlor - 3,750 options; and George Jensen - 200,000 options.

         During the fiscal year ended June 30, 2000 and June 30, 2001, the Company paid Lurio & Associates, P.C., of which Mr. Lurio is President, professional fees of approximately $196,000 and $220,000 respectively, for legal services rendered to the Company by such law firm.

         In November 1999, the Company issued fully vested options to purchase an aggregate of 90,000 shares of Common Stock to its executive officers as follows: Stephen P. Herbert - 45,000 options; Haven Brock Kolls - 30,000 options; and Leland Maxwell - 15,000 options. Each option is exercised at $2.00 per share of Common Stock at any time within five years following issuance. The Company has agreed to register the Common Stock underlying these options for resale under the Act.

         During February 2000, the Company issued an aggregate of 87,500 shares of Common Stock to five executive officers: George Jensen - 25,000 shares; Stephen Herbert - 20,000 shares; Haven Brock Kolls - 20,000 shares; Leland Maxwell - 12,500 shares; Michael Lawlor - 10,000 shares. Such shares were issued as a bonus for services rendered and to be rendered for the calendar year 2000. The shares were valued at $2.00 per share, the closing bid price on the date of issuance. The Company has registered these shares under the Act.

         In February 2000, in connection with his relocation to the Philadelphia, Pennsylvania area, the Company agreed to pay the costs of relocation for Michael Lawlor, Vice President of the Company. As of June 30, 2000, a total of approximately $43,000 has been paid for this purpose.

         In April, 2000, the Board of Directors authorized the Company to issue up to 25,000 shares of Common Stock to current or future employees, directors or consultants as compensation or bonus. Through June 30, 2001, all shares have been issued.

         In October 2000, the Company issued to George R. Jensen, Jr., fully vested options to acquire up to 200,000 shares of Common Stock at $1.50 per share. The options were exercisable at any time within two years following issuance. In February 2001, the Company extended the expiration date of these options until June 30, 2003.

         In February 2001, the Board of Directors granted a total of 300,000 options to purchase Common Stock at $1.00 per share to outside members of the Board. Of these, 120,000 options vested immediately; 90,000 options vested on June 30, 2001; and 90,000 will vest on June 30, 2002. The options may be exercised at any time within five years following the vesting.

         In April 2001, the Company issued the following options to purchase an aggregate of 360,000 shares of Common Stock to its executive officers as follows: George R. Jensen, Jr. - 100,000; Stephen P. Herbert - 80,000 options; Haven Brock Kolls - 80,000 options; Leland Maxwell - 50,000 options; and Michael Lawlor - 50,000 options. Each option is exercisable at $1.00 per share at any time within five years following vesting. The options vest one-third in October 2001, one-third in July 2002 and the balance in April 2003. The Company also issued the following shares of Common Stock to its executive officers as follows: George R. Jensen, Jr. - 125,000 shares; Stephen P. Herbert - 120,000 shares; Haven Brock Kolls - 87,000 shares; Leland Maxwell - 39,500 shares; and Michael Lawlor - 34,500 shares.

         In September 2001, the Company paid a fiscal year 2002 bonus to Adele Hepburn in the amount of $200,000 consisting of 33.33 units of the 2001-B private placement offering which closed on September 14, 2001.

         As of the date of this Prospectus, the following executive officers have signed subscription agreements but have not paid the amounts due thereunder to the Company in connection with the private placement offering of common stock and 2001-B Warrants that closed in September 2001: George R. Jensen, Jr. -- $33,846; and Stephen P. Herbert -- $33,846.

         As of the date of this Prospectus, the following executive officers have signed subscription agreements but have not paid the amounts due thereunder to the Company in connection with the private placement offering of common stock and 2001-C Warrants that closed in October 2001: George R. Jensen, Jr. -- $108,125; Stephen P. Herbert -- $108,125; Haven Brock Kolls -- $50,000; Leland
P. Maxwell -- $32,500; and Michael Lawlor -- $32,500.

                              SELLING SHAREHOLDERS

         Each of the selling shareholders listed below is, as of the date hereof, the holder of our common stock or has the right to acquire the number of shares of common stock set forth opposite such selling shareholder's name. The issuance of the common stock to the selling shareholders as well as the issuance of the common stock to the selling shareholders upon exercise of the warrants or options or upon conversion of the senior notes or convertible debentures was or will be a transaction exempt from the registration requirements of the Act and various state securities laws.

         We have agreed, at our expense, to register all of the common stock for resale by the selling shareholders under the Act. We expect to incur expenses of approximately $40,000 in connection with the registration statement of which this prospectus is a part.

         The number of shares that may be actually sold by the selling shareholder will be determined by the selling shareholder. Because the selling shareholder may sell all, some or none of the shares of common stock that the selling shareholder holds, and because the offering contemplated by this prospectus is not currently being underwritten, no estimate can be given as to the number of shares of our common stock that will be held by the selling shareholder upon termination of the offering.

         The following tables set forth information with respect to each selling shareholder and the respective amounts of common stock that may be offered pursuant to this prospectus. None of the selling shareholders has, or within the past three years has had, any position, office or other material relationship with us, except as noted below. Except as specifically set forth below, following the offering, and assuming all of the common stock offered hereby has been sold, none of the selling shareholders will beneficially own one percent (1%) or more of the common stock.

                         1999-B RESTRICTED COMMON STOCK

                                                                                        Beneficial Ownership
Selling Shareholder                                  Common Stock Offered Hereby           After Offering
-------------------                                  ---------------------------        --------------------
                                                                                        Number       Percent
                                                                                        ------       -------
Gunter Beyer                                                     5,000
Deborah L. Witte, custodian for Corey Witte                      1,000
Robert G. Padrick & Robert Balic                                20,000
Steven N. Hollaway                                              10,000
Donald R. Jones Jr                                               5,000
Julie Carlson                                                   15,000
Gary R. Bourassa                                                10,000
Lois H. & David F. Zeyher                                       10,000
Daniel Laitner                                                  10,000
Joseph J. Bolitsky                                              20,000
Henry J. Fieldman(1)                                            30,000                     182,567        *
Anthony B. Ullman(1)                                            20,000                     182,567        *
John J. Hay(1)                                                  20,000                     182,567        *
Frances Young(2)                                               150,000                     946,000       1.53%
Richard S. Schonwald                                            50,000
William Robert Johnston                                         20,000
G. Ellard Mccarthy & Joan R. Bennett                             5,000
Adele H. Hepburn(3)                                             80,000                   2,133,356       3.44%
Austin B. Hepburn(3)                                             5,000                   2,133,356       3.44%
Shelley & James Leroux                                           5,000
George Jensen & Andrew David Jensen (JTWOS) (4)                 50,000                   1,156,730       1.87%
George Jensen & Burton Jensen (JTWOS)(4)                        50,000                   1,156,730       1.87%
George Jensen & Ron Jensen (JTWOS)(4)                           50,000                   1,156,730       1.87%
George Jensen & Julie E. Johnston (JTWOS)(4)                    50,000                   1,156,730       1.87%
Clifton B Currin, Trust                                          5,000
Earl D & Nancy A. Besch                                         10,000
August B Castle, Jr.                                            30,000
Al Migliaccio, Custodian for Ashlee Migliaccio, Under UGMA      10,000
Sheri-Lynn Demaris                                              50,000
Marthe Burlingame                                                4,000
Douglas Lurio & Margaret Sherry Lurio (JTWOS)(5)                10,000                     253,713        *
Brooke Ann Adamson                                              10,000
Betty A. Harris                                                 20,000
Charles C. Kelleher                                             10,000
James E. Hamilton                                               10,000

                                                                                   Beneficial Ownership
Selling Shareholder                             Common Stock Offered Hereby           After Offering
-------------------                             ---------------------------        --------------------
                                                                                   Number       Percent
                                                                                   ------       -------
Karl C. & Natalie C. Mynyk                                60,000
Randall C. Rolfe                                           1,000
Noma Ann Roberts                                          10,000
Gina & John C. Nostrant                                   10,000
Edwin R. Boynton(6)                                       20,000                   220,500        *
Nancy Krook                                               50,000
Kathleen J. Mason                                         50,000
John R. Green                                             10,000
Richard F. Murphy                                         10,000
Maureen C. Costello                                       10,000
John E. & Sandra J. Krafton                               10,000
Sheila & Thomas Garbellotto                               10,000
Barbara K. Kluver & Ronald D Lawler                        1,000
Jonathan A. Desouza                                          500
David S. D'Angelo                                         10,000
Karl F. Rugart                                            10,000
Barbara J Murray & Emerson E Kolesnikoff                  10,000
Susan A Rodeheaver                                         5,000
Jackson L Anderson                                        15,000
Pamela Ann Townsend                                       10,000
Richard G & Laura J Parker                                10,000
Kathy N & Douglas A. Parker                               10,000
Hrubala Associates, a Partnership David R Molumphy,
 Partner                                                  10,000
Francis J Guzzetta                                        10,000
Howard H Wolfe                                             2,000
Claudine W Wolfe                                           2,000
Leon M Kruger                                             10,000
Barbara J Osborne                                          2,000
Howard K & Elizabeth L Penn                               10,000
Sarah B & Paul A. Salois                                  50,000
Donald W Mackenzie                                        10,000
Janet K Catino                                            10,000
John A Chistolini                                         10,000
Richard D & Mary R.B. Roderick                            20,000
Ann Elizabeth Shaheen                                     30,000
George H & June Y Kilmarx                                 10,000
Charles F Glomb                                           10,000
Nancy E Ranson                                             1,000
Frances N Luppino                                         10,000
Israel & Nesia Lichtenstein                               10,000
Solomon & Toby Lichtenstein                               10,000
James R Boynton Md Pc Pen Tr                              10,000
Richard Bleaman                                            2,500
Trinity Associates                                        80,000
Mary Ann Sentner                                             750

                                                                                   Beneficial Ownership
Selling Shareholder                             Common Stock Offered Hereby           After Offering
-------------------                             ---------------------------        --------------------
                                                                                   Number       Percent
                                                                                   ------       -------
Leo J Dolan                                                 5,000
Robert A Kilgore                                           20,000
James F Merriman                                            5,000
Rachel & Israel Lichtenstein                               10,000
Shirley K Knerr                                            50,000
Alexander R Beard                                           1,000
F Stanton Moyer                                            50,000
John B & Solveig W Stetson IV                              10,000
Patricia H Jacobs                                           4,000
Harry Renner IV                                            10,000
Arthur L Wheeler                                           20,000
James M Holmwood                                           20,000
Margaret R Geddis                                           2,500
Christine F Hughes                                          2,500
Homer N Stewart                                             1,000
William F Harrity, Jr                                      20,000
Donald J Zelenka                                           25,000
Judy B & John R Hargett                                     2,500
Cliff G Frisby                                              2,500
Derrick J Luppino                                          10,000
Elizabeth L. Nelson                                        10,000
Louis J & Janet L Shaheen                                   5,000
Ralph H Knode                                               3,000
Wayne A Anderson                                           10,000
Marc A. Cohen                                              10,000
Terri G Mills                                               2,100
Brook & Harley Miller                                       5,000
Linda Moran Evans                                           5,000
Joseph Singer                                              10,000
Martha L. Demedio                                           1,000
Timothy H Pelter                                              500
David M. Demedio(7)                                         3,000                   27,974         *
John D Wright                                               5,000
Priscilla A. Stitt                                         10,000
Eileen B Lang                                                 500
Lee R & Lisa Roper                                         10,000
Nancy M & William T Baycroft                               10,000
Dr. James E. Meeks                                         12,500
Gideon Trading Ltd                                        275,000
Yeshiva Shearith Hapleta                                   20,000
Thomas F & Lisa H Horgan                                   10,000
Andrea Havens                                               5,000
Charles S Greth & Ronnie M Neff                            10,000
Elizabeth & Steve Illes                                   100,000                3,075,001        4.96%
Alan Alpert                                                10,000

                                                                                   Beneficial Ownership
Selling Shareholder                             Common Stock Offered Hereby           After Offering
-------------------                             ---------------------------        --------------------
                                                                                   Number       Percent
                                                                                   ------       -------
Robert G Giddens                                           10,000
Harold N Gray                                              10,000
Donald R & Joan F Jones Sr                                  5,000
Dr. William  P Burks                                        5,000
Salvatore Marino                                           10,000
Michael Hyman                                              10,000
Solomon Ellner                                             10,000
Cong. Kolel Mateh Efraim                                   20,000
Robert A. Hamilton Fbo IRA(11)                             20,000                    49,995         *
William W. Sellers(8)                                     130,000                   669,076        1.08%
Virginia W Harrity                                         10,000
Harriet & Cary Glickstein                                  10,000
Robert Gueriera, Jr.                                       10,000
Scott Schotter                                              5,000
Anthony & Joan M Popoff                                     1,000
Peter B Pakradooni                                         10,000
William Recktenwald                                        10,000
L David & Jill H Spealler                                  10,000
Barry C Arndt                                               1,000
Julia B Holloway                                            3,000
William K & Linda S Curtis                                 30,000
A. Kenneth & William K Curtis                              20,000
William L. Van Alen, Jr.(9)                                10,000                   107,501         *
Vincent J Calvarese                                        10,000
Joanne C Calvarese                                         10,000
John W Ponton, Jr.                                          5,000
Wayne A. Frye                                               2,500
Steve J Niewinski                                          10,000
Phillip S Krombolz                                         20,000
Leroy M Lewis, Jr.                                         10,000
Pearl & Edwin J Coggeshall                                  2,000
Clark D & Caroline S Stull, Jr.                             5,000
Patrick Lopez                                              15,000
Barbara D Hauptfuhrer                                      10,000
Robert P Hauptfuhrer Family Partnership                     5,000
Leland P. Maxwell(10)                                      10,000                   257,050         *
Paul J Rafferty                                            10,000
Marion Douglas & Teddie Earline Belin                      20,000
Jane Hanscom                                                1,000
Carolyn Wojcik                                              5,000
Castor Group Ltd.                                         200,000
Jack M Heald                                               10,000
Barbara H. Miller                                           5,000
Patricia Jill Smith                                        73,500
James Dailey                                               10,000
Stephen M. Luce(12)                                         2,000                     8,261         *
Michael Wusinich                                            5,000
Julie Herbert, custodian for Lucas H. Herbert               1,000
Deborah L. Witte, custodian for Clare Witte                 1,000
Wanda S. Moffitt                                            5,000
George W. Yocum                                            10,000
Nisha Mehta Investments Ltd.                               60,000
Deborah & Gene Witte                                        1,500
Larry D. Tate                                              12,500

                                                                                   Beneficial Ownership
Selling Shareholder                             Common Stock Offered Hereby           After Offering
-------------------                             ---------------------------        --------------------
                                                                                   Number       Percent
                                                                                   ------       -------
Nancy H Hansen                                               30,000
Robert B & Mary Lou Jacoby                                   10,000
Kenneth J Wallace, Jr.                                        4,000
Robert F Jones & Deborah L Jones (Jtwros)                    30,000
Judy Ann Ciesielski                                          10,000
John P Ayers                                                 20,000
Jerrold Carl & Susan E Cohen                                 50,000
T Sean Brooks Ttee, T Sean Brooks Rev. Trust
 Dated 7/27/99                                               20,000
Worden Family Partnership                                    10,000
Geoffrey F Worden                                            25,000
Andrew B Hebenstreit                                         10,000
Julie E Johnston                                             50,650
Gary Papa                                                    10,000
Daniel P Quinn                                               20,000
Jean W Eason                                                  2,000
Jason Bradley Harris                                         20,000
Michael A. Parker                                             5,000
                                                          ---------

Total                                                     3,560,000
                                                          =========

_____________
*   Less than one percent (1%).
(1) Messrs. Fieldman, Hay, and Ullman, are members of the law firm of Fieldman, Hay & Ullman, LLP, which currently represents USA in connection with pending litigation.

(2) Ms. Young is a former employee of USA.

(3) Adele and Austin Hepburn are husband and wife. Adele Hepburn is the Director of Public Relations of USA.

(4) George R. Jensen, Jr., is the Chairman and Chief Executive Officer of USA. Excludes the right granted to him under his employment agreement to receive eight percent of the issued and outstanding common stock upon the occurrence of a USA Transaction (as defined therein). See "Management - Executive Employment Agreements."

(5) Mr. Lurio is a Director and his law firm, Lurio & Associates, P.C., is general counsel to USA.

(6)  Mr. Boynton is a Director of USA.

(7)  Mr. DeMedio is an employee of USA.

(8)  Mr. Sellers is a Director of USA.

(9)  Mr. Van Alen is a Director of USA.

(10) Mr. Maxwell is the Chief Financial Officer of USA.

(11) Mr. Hamilton is an employee of USA.

(12) Mr. Luce is an employee of USA.

                      1999-B COMMON STOCK PURCHASE WARRANTS


                                                                            Beneficial Ownership
Selling Shareholder                       Common Stock Offered Hereby           After Offering
-----------------------                   ---------------------------       --------------------
                                                                            Number       Percent
                                                                            ------       -------
ADAMSON, BROOKE ANN                                    3,800
ALEX CONSULTING, INC. (1)                             30,000               270,000          *
ALPERT, ALAN                                           5,000
ANDERSON, JACKSON L                                   15,000
ANDERSON, WAYNE                                       10,000
ARNDT, BARRY                                           1,000
AYERS, JOHN P                                         10,000
BEARD, ALEXANDER                                         500
BELIN, MARION & TEDDIE                                20,000
BESCH, NANCY & EARL                                    5,000
BEYER, GUNTER                                          2,500
BOLITSKY, JOSEPH                                      20,000
BOYNTON, EDWIN (2)                                    20,000                220,500         *
BOYNTON, JAMES R                                      10,000
BURKS,  WILLIAM P                                      2,500
CALVARESE, JOANNE                                     10,000
CALVARESE, VINCENT                                    10,000
CARL, JERROLD & SUSAN COHEN                           50,000
CASTLE JR, AUGUST                                     30,000
CASTOR GROUP LTD                                     100,000
CATINO, JANET K                                        5,000
CHISTOLINI, JOHN                                      10,000
CIESIELSKI, JUDY ANN                                  10,000
COHEN, MARC                                           10,000
COSTELLO, MAUREEN                                     10,000
CURRIN, CLIFTON                                        5,000
CURTIS, A KENNETH & WILLIAM K                         20,000
CURTIS, WILLIAM K & LINDA S                           30,000
DAILEY, JAMES                                         10,000
D'ANGELO, DAVID                                       10,000
DEMEDIO, DAVID (3)                                     3,000                 27,974         *
DEMEDIO, MARTHA                                        1,000
DOLAN, LEO                                             5,000
EASON, JEAN                                            2,000
FIELDMAN, HAY & ULLMAN (4)                           225,000                300,000         *
FRYE, WAYNE                                            1,250
GEDDIS, MARGARET                                       2,500
GIDDENS, ROBERT G                                     10,000
GIDEON TRADING LTD                                   275,000
GLICKSTEIN, HARRIET & CARY                            10,000
GLOMB, CHARLES F                                       5,000
GREEN, JOHN R                                          5,000
GRETH, CHARLES & RONNIE NEFF                           5,000
HAMILTON FBO IRA, ROBERT (5)                          20,000                 49,995         *
HAMILTON, JAMES                                        5,000
HANSCOM, JANE                                          1,000
HANSEN, NANCY                                         15,000
HARGETT, JUDY & JOHN                                   2,500
HARRIS IRA, BETTY                                     17,500


                                                                            Beneficial Ownership
Selling Shareholder                       Common Stock Offered Hereby           After Offering
-----------------------                   ---------------------------       --------------------
                                                                            Number       Percent
                                                                            ------       -------
HARRIS, JASON BRADLEY                                 20,000
HARRITY, VIRGINIA                                      5,000
HARRITY, WILLIAM                                      10,000
HAUPTFUHRER FAMILY PARTNER                             5,000
HAUPTFUHRER, BARBARA                                  10,000
HAVENS, ANDREA                                         5,000
HEALD, JACK & CYNTHIA                                 10,000
HEBENSTREIT, ANDREW                                   10,000
HEPBURN, AUSTIN B (6)                                  5,000              2,213,356        3.57%
HOLLAWAY, STEVEN                                      10,000
HOLMWOOD, JAMES                                       20,000
HORGAN, THOMAS & LISA                                 10,000
HRUBALA ASSOC. A PARTNERSHIP                          10,000
HUGHES, CHRISTINE                                      2,500
HYMAN, MICHAEL                                         5,000
IW MILLER GROUP (7)                                  100,000                468,750        1.00%
JACOBY, ROBERT & MARY LOU                             10,000
JOHNSTON, WILLIAM ROBERT                              10,000
JONES SR, DONALD & JOAN                                5,000
JONES, DONALD R                                        2,500
JOSHI, RICK                                            8,400
KELLEHER, CHARLES                                     10,000
KILGORE, ROBERT                                       20,000
KILMARX, GEORGE & JUNE                                10,000
KNERR, SHIRLEY                                        50,000
KOLESNIKOFF, EMERSON                                  10,000
KRAFTON, JOHN & SANDRA                                 5,000
KROMBOLZ,  PHILLIP                                    20,000
KRUGER, LEON M                                         5,000
LANG, EILEEN                                             500
LICHTENSTEIN, ISRAEL & NESIA                           5,000
LOPEZ, PATRICK                                         7,500
LUCE, STEPHEN (8)                                      5,000                  5,261         *
LUPPINO, FRANCES                                      10,000
LURIO, DOUG AND MARGARET (9)                           5,000                258,713         *
MARINO, SALVATORE                                      5,000
MASON, KATHLEEN                                       50,000
MAXWELL, LELAND (10)                                   5,000                262,050         *
MCCARTHY, G ELLARD                                     5,000
MCCARTY, THOMAS (11)                                  69,000                130,000         *
MCGARRAH, BOB                                         25,000
MEEKS, DR. JAMES E                                    12,500
MERRIMAN, JAMES F                                      5,000
MIGLIACCIO, AL                                        10,000
MILLER, HARLEY                                         5,000
MILLIGAN, DAVID                                        1,000
MOFFITT, WANDA S                                       5,000
NELSON, ELIZABETH                                     10,000
NISHA MEHTA INVESTMENTS                               60,000
PAKRADOONI, PETER                                     10,000
PAPA, GARY                                            10,000
PARKER, KATHY & DOUGLAS                                2,000

                                                                            Beneficial Ownership
Selling Shareholder                       Common Stock Offered Hereby           After Offering
-----------------------                   ---------------------------       --------------------
                                                                            Number       Percent
                                                                            ------       -------
PARKER, MICHAEL                                        5,000
PARKER, RICHARD & LAURA                               10,000
PELTER, TIMOTHY                                          500
PONTON JR., JOHN W                                     5,000
QUINN, DANIEL                                         20,000
RAFFERTY, PAUL                                        10,000
RECKTENWALD, WILLIAM                                  10,000
RENNER IV, HARRY                                      10,000
ROBERTS, NOMA ANN                                      5,000
ROLFE, RANDALL C                                       1,000
ROPER, LEE & LISA                                      5,000
RUGART, KARL                                          10,000
SELLERS, WILLIAM (12)                                130,000                669,076       1.08%
SHAHEEN, LOUIS & JANET                                 5,000
SMITH, PATRICIA JILL                                  73,500
STETSON IV, JOHN & SOLVEIG                             5,000
STEWART, HOMER                                         1,000
STITT, PRISCILLA                                      10,000
STULL, CLARK & CAROLYN                                 2,500
WHEELER, ARTHUR                                       20,000
WOLFE, CLAUDINE W                                      2,000
WOLFE, HOWARD H                                        1,500
WORDEN FAMILY PARTNERSHIP                              5,000
WORDEN, GEOFFREY                                      12,500
WRIGHT, JOHN D                                         5,000
YOCUM, GEORGE                                          4,000
YOUNG, FRANCES (13)                                  130,000                966,000       1.56%
ZELENKA, DONALD                                       25,000
ZEYHER, LOIS & DAVID                                   5,000
                                                   ---------
       TOTAL                                       2,340,450
                                                   =========

------------
* Less than one percent (1%).

 (1) Alex Consulting, Inc. is a consultant to USA on public relations and financial matters.

 (2) Mr. Boynton is a Director of USA.

 (3) Mr. DeMedio is an employee of USA.

 (4) Fieldman, Hay & Ullman, LLP, represented USA in connection with prior litigation.

 (5) Mr. Hamilton is an employee of USA.

 (6) Adele Hepburn (the wife of Austin Hepburn) is the Director of Public Relations of USA.

 (7) I.W. Miller Group, Inc. is our public relations firm.

 (8) Mr. Luce is an employee of USA.

 (9) Mr. Lurio is a Director and his law firm, Lurio & Associates, P.C., is general counsel to USA.

(10) Mr. Maxwell is the Chief Financial Officer of USA.

(11) Mr. McCarty is the President of Vista Marketing Research, Inc. which serves as a consultant to USA.

(12) Mr. Sellers is a Director of USA.

(13) Ms. Young is a former employee of USA.

                      COMMON STOCK UNDERLYING SENIOR NOTES

                                                         Common Stock Offered         Beneficial Ownership
Selling Shareholder                                             Hereby                   After Offering
-------------------                                      --------------------         --------------------
                                                                                       Number     Percent
                                                                                      -------     -------
EDWIN R. BOYNTON (1)                                          20,000                  220,500        *
MARGARET L. BROADWELL (2)                                      4,000                    5,000        *
HULL OVERSEAS, LTD.                                           80,000
EDWARD J. CARNEY                                               4,000
JAMES M. CLENDENIN AND JENNIFER S. CLENDENIN                  16,000
WILLIAM P. DUNHAM                                              4,000
HAROLD B. ERDMAN                                               2,000
AVERELL H. FISK                                               20,000
LINDA GARDNER                                                  4,000
MARGARET R. GEDDIS                                             1,000
SUSAN J. GERRITY                                               2,000
MIKLOS GOTTLIEB                                                4,000
YESHIVA SHEARITH HAPLETA                                       4,000
JOHN R. GREEN                                                  8,000
CHARLES S. GRETH AND RONNIE M. NEFF                            2,000
ANN HEBENSTREIT REVOCABLE TRUST                                4,000
MARC A. HEMBROUGH                                              4,000
F/B/O ELWOOD HERBERT JR., IRA                                  2,000
JULIA B. HOLLOWAY                                              4,000
JAY T. HUFFMAN                                                 2,000
MORRIS KAUFMAN                                                 4,000
ROBERT A. KILGORE                                             20,000
KATHLEEN COUGHLIN KILGORE                                      4,000
GEORGE H. KILMARX AND JUNE Y. KILMARX                         20,000
ANTHONY Y. K. KIM                                             20,000
HARRIETTE D. KLANN                                             4,000
SHIRLEY K. KNERR                                               4,400
DAVID A. KRA                                                   4,000
LEON M. KRUGER                                                16,000
LEROY M. LEWIS                                                 8,000
ISRAEL AND NESIA LICHTENSTEIN                                  4,000
ISRAEL AND RACHEL LICHTENSTEIN                                 2,000
THE WORDEN FAMILY LIMITED PARTNERSHIP                          8,000
GORDON E. MONTGOMERY                                           4,000
JOHN J. MORGENTHALER                                           4,000
RONNIE M. NEFF                                                 2,000
ELIZABETH LARRABEE NELSON                                      6,000
BRIAN G. NELSON                                                4,000
ROBERT G. PADRICK, TRUSTEE FBO ROBERT G. PADRICK
  PROFIT SHARING PLAN                                          4,000
GARY PAPA                                                      8,000
DANIEL P. QUINN                                                4,000
ROGER RADPOUR                                                  4,000
PAUL J. RAFFERTY AND D. JOAN RAFFERTY                         24,000
WILLIAM RECKTENWALD                                            4,000
THOMAS V. SEDLACEK                                             4,000
JOSEPH SINGER                                                  4,000
                                                             -------
    Total                                                    318,000
                                                             =======

-----------------
*   Less than one percent (1%).
(1)  Mr. Boynton is a Director of USA.
(2)  Ms. Broadwell is a former employee of USA.

                            1999-A COMMON STOCK PURCHASE WARRANTS

                                                         Common Stock Offered         Beneficial Ownership
Selling Shareholder                                             Hereby                    After Offering
-------------------                                      --------------------         --------------------
                                                                                       Number     Percent
                                                                                      -------     -------
JOSIAH DAVID ADAMSON                                             400
ANNA KATE ADAMSON                                                400
MICAH PAUL ADAMSON                                               400
BROOKE ANN ADAMSON                                               400
PETER JOHN ADAMSON                                               400
ROBERT M. AGANS                                               14,000
ALAN ALPERT AND NANCY ALPERT                                   1,000
WAYNE A. ANDERSON                                              2,000
CHARLES W. APPLE AND KATHERINE K. APPLE                        2,000
BARRY C. ARNDT                                                 1,000
JOHN P. AYERS                                                  2,000
CHARLES M. BARCLAY AND NANCY P. BARCLAY                        4,000
ROBERT E. BECK                                                   400
MARION DOUGLAS BELIN AND TEDDIE EARLINE BELIN                  4,000
NANCY A. BESCH AND EARL D. BESCH                               2,000
ALEXANDRA O. BJORKLUND, TRUSTEE U/A DATED 11-14-88             4,000
LOUISE D. BODINE                                               4,000
JOSEPH BOLITSKY                                                8,000
CHARLES L. BOLLING                                             1,000
GARY BOURASSA                                                  1,000
EDWIN R. BOYNTON (11)                                         10,000                  230,500           *
JAMES R. BOYNTON, PENSION PLAN                                 6,000
MARGARET L. BROADWELL (8)                                      2,000                    7,000           *
GORDON L. BRODINE                                              4,000
CAROLINDA BROOKS                                               4,000
WILLIAM P. BURKS, MD                                           6,000
SUSAN L. BUTLER                                                3,000
SMEDLEY D. BUTLER                                              4,000
JOANNE C. CALVARESE AND VINCENT J. CALVARESE                   2,000
WILLIAM A. CAMPBELL                                            1,000
HULL OVERSEAS, LTD.                                           40,000
FIRST DOWNING CAPITAL CORPORATION                             10,000
RALPH A. CARABASI                                              1,000
EDWARD J. CARNEY                                               2,000
AUGUS F.B. CASTLE JR.                                          4,000
MICHAEL CHIECO                                                 5,000
BARBARA L. CHIMICLES                                           2,000
JUDY A. CIESIELSKI                                             4,000
GORDON S. CLAUSEN AND MARY LOU C. CLAUSEN                      4,000
JAMES M. CLENDENIN AND JENNIFER S. CLENDENIN                   8,000
DIANE E. CLOUTIER                                             10,000
MARC A. COHEN                                                  4,000
HELEN A. CRECRAFT                                              2,000
J. DAVID CUNNINGHAM, M.D.                                      2,000
CLIFTON B. CURRIN                                              2,600
CLIFTON B. CURRIN, TRUST                                       3,400
A. KENNETH CURTIS AND WILLIAM K. CURTIS                        4,000
DAVID S. D'ANGELO                                              4,000
BENJAMIN DEACON                                                1,000
RICHARD J. DELLARUSSO                                          2,000
SHERI-LYNN DEMARIS                                            14,000
DAVID M. DEMEDIO (1)                                           1,000                   29,974           *

                                               Common Stock Offered         Beneficial Ownership
Selling Shareholder                                   Hereby                  After Offering
-------------------                            --------------------         --------------------
                                                                             Number     Percent
                                                                            -------     -------
LOUIS E. DI RENZO AND ROSE M. DI RENZO                1,000
LEO J. DOLAN                                          4,000
MITCHELL DRESSLER                                     2,000
WILLIAM P. DUNHAM                                     2,000
JUSTIN G. DURYEA                                      1,500
HAROLD B. ERDMAN                                      1,000
HEALD FAMILY TRUST                                    4,000
HENRY J. FIELDMAN (9)                                 6,000                 206,567           *
AVERELL H. FISK                                      10,000
LINDA GARDNER                                         2,000
MARGARET R. GEDDIS                                      500
SUSAN J. GERRITY                                      1,000
ROBERT G. GIDDENS                                    10,000
SEP-IRA OF ROBERT G. GIDDENS                          2,000
HARRIET GLICKSTEIN AND CARY GLICKSTEIN                4,000
WILLIAM M. GOLDSTEIN                                  2,000
GREGORY R. GOMES                                     10,000
MIKLOS GOTTLIEB AND
 YESHIVA SHEARITH HAPLETA                             4,000
HAROLD N. GRAY                                        6,000
JOHN R. GREEN                                         4,000
CHARLES S. GRETH AND RONNIE M. NEFF                   1,000
ROBERT GUERIERA JR.                                   2,000
JOHN E. HAMILTON                                        600
ROBERT A. HAMILTON (2)                                1,400                  68,595           *
NANCY H. HANSEN                                       4,000
KENNETH R. HARRIS AND BETTY A. HARRIS                 4,000
R. JOHNSTONE HARRITY                                  2,000
WILLIAM F. HARRITY, JR.                               4,000
BARBARA D. HAUPTFUHRER                                3,000

                                                                 Common Stock Offered         Beneficial Ownership
Selling Shareholder                                                    Hereby                    After Offering
-------------------                                              --------------------         --------------------
                                                                                               Number     Percent
                                                                                              -------     -------
ROBERT P. HAUPTFUHRER FAMILY PARTNERSHIP                                 2,000
JOHN HAY (9)                                                             6,000                196,567          *
ANN HEBENSTREIT REVOCABLE TRUST                                          2,000
MARC A. HEMBROUGH                                                        2,000
AUSTIN B. HEPBURN (3)                                                    3,000              2,200,356        3.55%
ADELE H. HEPBURN (3)                                                    15,000              2,200,356        3.55%
JULIE H. HERBERT (10)                                                    2,000                977,780        1.58%
JOYCE HODGES                                                             1,000
JULIA B. HOLLOWAY                                                        2,000
JAMES M. HOLMWOOD                                                        4,000
A PARTNERSHIP HRUBALA ASSOCIATES                                         2,000
DAVID W. HUBBERT                                                         3,000
WILBUR E. HUDSON                                                         1,000
JAY T. HUFFMAN                                                           1,000
CHRISTINE F. HUGHES                                                        500
MICHAEL HYMAN                                                            2,000
F/B/O FRED KARAGOSIAN KEOGH INDEPENDENT TRUST CORP, TRUSTEE              2,000
JANNEY MONTGOMERY SCOTT IRA FOR ROBERT E. WAGNER                         2,000
ROBERT B. JACOBY AND MARY LOU JACOBY                                     2,000
WILLIAM ROBERT JOHNSTON                                                  1,000
GLORIA S. KARN AND FRED S. KARN                                            200
MORRIS KAUFMAN                                                           2,000
MAUDE WOOD KENT AND THOMAS D. KENT JR.                                   2,000
ROBERT A. KILGORE                                                       10,000
KATHLEEN COUGHLIN KILGORE                                                2,000
GEORGE H. KILMARX AND JUNE Y. KILMARX                                   10,000
ANTHONY KIM                                                             10,000
HARRIETTE D. KLANN                                                       2,000
SHIRLEY K. KNERR                                                         2,200
CHRISTINE C. KOLLS (4)                                                   6,000                522,850          *
DAVID A. KRA                                                             2,000
PHILLIP S. KROMBOLZ AND ROCHELLE KROMBOLZ                                6,000
NANCY KROOK                                                             14,000
LEON M. KRUGER                                                           8,000
JEFFREY R. LAND                                                          2,000
PAUL G. LANNI                                                            2,000
SHERRILL F. LEBOUTILLIER                                                18,000
JOHN N. LEE                                                              6,000
JENNIFER BEIRNES LEENE                                                   2,000
FBO DENNIS L. GILBERT R-IRA LEGG MASON CUSTODIAN ACCT #397-70859         2,000
AARON LEHMANN                                                            2,000
SHELLEY LEROUX AND JAMES LEROUX, III                                     4,000
LEROY LEWIS                                                              4,000
ISRAEL LICHENSTEIN AND NESIA LICHENSTEIN                                 2,000
TOBY AND SOLOMON LICHTENSTEIN                                            1,000
ISRAEL AND RACHEL LICHTENSTEIN                                           1,000
THE WORDEN FAMILY LIMITED PARTNERSHIP                                    4,000
E.H. ROGERS, JR. FAMILY LIMITED PARTNERSHIP                              4,000
BIRTZ REVOCABLE LIVING TRUST (DATED 8-15-94)                             4,000
PATRICK LOPEZ                                                            2,000
DOUGLAS M. LURIO AND MARGARET SHERRY LURIO (5)                           6,000                257,713           *
JAMES P. MacCAIN                                                         2,000
DONALD W. MACKENZIE                                                      4,000
ALBERT P. MALISCHEWSKI AND MARY E. MALISCHEWSKI                          2,000
SALVATORE MARINO                                                         2,000
DR. IRWIN MARKOWITZ                                                     10,000
CHARLES A. MAYER                                                         2,000
G. ELLARD MCCARTHY AND JOAN R. BENNETT                                   1,000
ROBERT F. McCARTNEY                                                      2,000
JAMES F. MERRIMAN                                                        3,000
HARLEY MILLER AND BROOK MILLER                                             600
THOMAS J. MOLUMPHY                                                       1,000
GORDON E. MONTGOMERY                                                     2,000
ROBERT H. MONTGOMERY AND ROSEMARY M. MONTGOMERY                          2,000
MILTON K. MORGAN, JR. AND LOIS T. MORGAN                                 2,000
JOHN J. MORGENTHALER                                                     2,000
MAC G. MORRIS AND JANDELLE C. MORRIS                                     1,000
RICHARD F. MURPHY                                                        4,000
RONNIE M. NEFF                                                           1,000
ELIZABETH LARRABEE NELSON                                                3,000
JOHN BRADLEY NIX AND CAROL NIX                                             400
BRIAN G. NELSON                                                          2,000
ALEX ORLIK                                                                 800
ROBERT G. PADRICK, TRUSTEE FBO ROBERT G. PADRICK
  PROFIT SHARING PLAN                                                    2,000

                                                 Common Stock Offered         Beneficial Ownership
Selling Shareholder                                    Hereby                    After Offering
-------------------                              --------------------         --------------------
                                                                               Number     Percent
                                                                              -------     -------
PETER B. PAKRADOONI                                     2,000
GARY PAPA                                               4,000
RICHARD G. PARKER                                       2,000
PANORAMA PARTNERS                                      10,000
WILLIAM R. PERRY AND MATTIE A. PERRY                    7,000
ROY T. PIRHALA                                          4,000
JOHN W. PONTON, JR.                                     2,000
J STEVE POWELL                                            600
MOLUMPHY CAPITAL MGMT PROFIT SHARING                    2,000
DANIEL P. QUINN                                         2,000
ROGER RADPOUR                                           2,000
PAUL J. RAFFERTY AND D. JOAN RAFFERTY                  12,000
ERNEST L. RANSOME III                                   1,000
WILLIAM RECKTENWALD                                     2,000
HARRY RENNER IV                                         2,000
WANDA S. MOFFITT REVOCABLE TRUST                        2,000
NOMA ANN ROBERTS                                        5,000
GARDINER ROGERS                                           800
DOYLE ROGERS                                            2,000
MARIE G. ROPER                                          1,000
LEE R. ROPER AND LISA A. ROPER                          4,000
GEORGE PARKE ROUSE, III                                 2,000
PETER S. RUBEN                                          2,000
KARL F. RUGART AND PATRICIA E. RUGART                   2,000
JOHN S. RUPP                                            3,000
VALENTINA SAS AND ALEX ORLIK                              400
WILLIAM F. SCHOENHUT, JR.                               8,000
RICHARD S. SCHONWALD                                   21,000
THOMAS V. SEDLACEK                                      2,000
THOMAS A. SELDERS AND KRISTIN M. SELDERS                1,000
WILLIAM W. SELLERS (6)                                 14,000                  785,076           1.27%
NICHOLAS SELLERS                                        2,000
SCOTT SELTZER                                           1,000
CELIA E. SHEVLIN                                          400
LEONARD H. SICHEL, JR.                                  2,000
JOSEPH SINGER                                           2,000
LESLIE SINGER AND ETHEL SINGER                          2,000
ELINOR M. STEINHILBER                                   2,000
MICHAEL K. STERN                                       20,000
SOLVEIG W. STETSON                                      2,000
ERIC W. STETSON                                         1,000
JOHN B. STETSON, IV                                     4,000
  AND SOLVEIG W. STETSON
HOMER N. STEWART                                        2,000
PRISCILLA STITT                                         4,000
EDWARD B. STOKES                                        4,000
CLARK D. STULL                                          4,000
TERRY L. SWANTON AND MOLLY B. SWANTON                   4,000
STEPHEN S. TURESKY                                      1,000
ANTHONY B. ULLMAN (9)                                   6,000                  196,567             *
JOHN H. VESPER, JR.                                     1,000
SANZONE VINCENT                                         2,000
BORJE WAHLSTROM                                         2,000
JEAN STEEL WAHLSTROM                                    2,000
HENRY W. WESSELLS, III                                    500
ARTHUR L. WHEELER                                      10,000
DR. J EDWARD WILLARD                                   10,000
GEOFFREY F. WORDEN                                      4,000
WILLIAM M. WRIGHT                                       2,000
JOHN D. WRIGHT                                          1,000
SAMUEL D. WYMAN, JR.                                    2,000
JONI CARLEY YAMAGUCHI                                   2,000
KEIJI YAMAGUCHI                                         2,000
FRANCES YOUNG (7)                                      90,000                1,006,000           1.62%
DONALD J. ZELENKA                                      10,000
RUTH ZWEIGBAUM                                            800
HARMONIC RESEARCH, INC. (12)                            9,400                   34,000             *
                                                      -------
    Total                                             903,000
                                                      =======

-----------------
*   Less than one percent (1%).
(1) Mr. DeMedio is an employee of USA.

(2)  Mr. Hamilton is an employee of USA.
(3) Adele and Austin Hepburn are husband and wife. Adele Hepburn is the Director of Public Relations of USA.
(4) Christine Kolls is the spouse of Haven Brock Kolls, Jr., the Senior Vice President of USA.
(5) Mr. Lurio is a Director and his law firm, Lurio & Associates, P.C., is general counsel to USA.
(6)  William W. Sellers is a Director of USA.
(7)  Ms. Young is a former employee of the Company.
(8)  Ms. Broadwell is a former employee of USA.
(9) Messrs. Fieldman, Hay, and Ullman, are members of the law firm of Fieldman, Hay & Ullman, LLP, which currently represents USA in connection with pending litigation.
(10) Julie Herbert is the spouse of Stephen Herbert, the President of USA.
(11) Mr. Boynton is a Director of USA.
(12) Harmonic Research, Inc. acted as a broker-dealer in connection with the original senior note offering.
                                       56

                            1998-B COMMON STOCK PURCHASE WARRANTS

                                    Common Stock Offered         Beneficial Ownership
Selling Shareholder                     Hereby                     After Offering
-------------------                 --------------------         --------------------
                                                                 Number     Percent
                                                                 -------    -------

Barclay, Charles and Nancy              5,000

Bird, Benjamin Lee                      1,250

Bjorkland, Trustee, Alexandra O.        5,000

Bolitsky, Joseph J.                    20,000

Bourassa, Kim                          10,000

Burks, William P.                       2,500

Currin, Clifton B.                      1,250

Delta Western Company                   5,000

Geddis, Margaret R.                     1,250

Hepburn, Adele H.                       2,500                  2,215,856(1)    3.57%

Jones, Robert                           2,500

Klann, Hariette D.                      2,500

Krook, Nancy                           15,000

Moffit, Richard W.                      5,000

Roberts, Noma Ann                       2,500

Rubin, Peter                            2,500

Selders, Thomas A.                      2,500

Seltzer, Helen E.                         250

Sullivan, Robert D.                     2,500

Young, Frances                         50,000                  1,046,000(2)    1.69%




                                     --------
     Total                            139,000
                                     --------
---------------

(1) Adele Hepburn is the Director of Public Relations of USA.

(2) Former employee of USA.

                      1998-A COMMON STOCK PURCHASE WARRANTS

                                    Common Stock Offered         Beneficial Ownership
Selling Shareholder                     Hereby                     After Offering
-------------------                 --------------------         --------------------
                                                                 Number     Percent
                                                                 -------    -------
Adams, Vanda G.                            5,000
Allen, R. Kendall                         25,000
Andrejak, Frank R.                         2,500
Atkins, Darryl                             5,000
Boynton, Edwin R.                          5,000                235,500(5)     *
Calvarese, Vincent J.                      2,500
Civitella, Peter                           1,665
Civitella, Matthew                         1,665
Civitella, Michael J.                      1,670
Cohen, Neils & Betsy D.                    2,500
Cohen, Marc A.                            15,000
Currin, Trust, Clifton B.                  2,500
De Maris, Sheri-Lynn                       5,000
Di Renzo, Louis & Rose                     5,000
Donahue, Jean                              2,500                 17,717(1)     *
Ernst & Company                           25,000
First Downing Capital Corp.               25,000
Fox, Louise L.                             3,500
Generation Capital Association            15,000
Glickstein, Harriet                        5,000
Gray, Harold N.                            5,000
Harrity Jr., William F.                   10,000
Hauptfuhrer, Barbara                       7,500
Heald Family Trust                         2,500
Harvey, Andrea B.                          2,500
Hepburn, Adele H.                          5,000              2,210,856(2)   3.57%
Hepburn, Austin B.                         2,500              2,210,856(2)   3.57%
Kent, Maude Wood                           5,000
Kilmark, George                            5,000
Leroux, Shelley                            5,000
Ludington, Nicholas S.                     5,000
Merriman, James F.                         2,500
Moffitt, Richard W.                        5,000
Pollack, Robert L.                         5,000
Potts, Robert H.                           5,000
Powell, J. Steve                           1,000
Proctor III, Charles W.                      500
Ransome III, Ernest L.                     5,000
Rettew III, John B.                        5,000
Roberts, Noma Ann                          2,500
Rosenthal, G.B.                           80,000
Rubins, Joel                               2,500
Rugart, Karl F.                            2,500
Sedlacek, Thomas V.                        2,500
Selders, Thomas & Kristii                  2,500
Sellers, William W.                        5,000                794,076(3)   1.28%
Schonwald, Richard S.                      5,000
Smith, Jill                                2,500
Stull, Clark D                             2,500
S. W. Ryan & Co.                          10,000
Van Alen, Judith F.                       10,000                107,501(4)     *
Wagner, Robert E.                          2,500
Wyman Jr., Samuel D.                       5,000
                                        ---------
     Total                               375,000
                                        =========
---------------

(1) Jean Donahue is the wife of Joseph Donahue, a former Vice President of USA.

(2) Adele and Austin Hepburn are husband and wife. Adele Hepburn is the Director of Public Relations of USA.

(3) William W. Sellers is a Director of USA.

(4) Judith F. Van Alen is the wife of William L. Van Alen, a Director of USA.

(5) Mr. Boynton is a Director of USA.

                    1997 COMMON STOCK PURCHASE WARRANTS
                    -----------------------------------

                                                              Common Stock Offered                        Beneficial Ownership
Selling Shareholder                                           Hereby                                        After Offering
-------------------                                           --------------------                        ---------------------
                                                                                                          Number      Percent
                                                                                                          ------      -------

Mr. Charles A. Mayer                                                     800
Ms. Harriette Klann                                                    4,000
Mr. and Mrs. Richard W. Moffitt                                        2,000
Mr. Edwin R. Boynton                                                   4,000                             236,500(2)       *
Ernst & Company FBO Fred Karagosian                                    4,000
Mr. & Mrs. Daniel P. Mannix V                                         16,000
Daniel P. Mannix, as Custodian for Alexandra G. Mannix                 4,000
Ms. Janet J. Hewes                                                     4,000
Delaware Charter Gty. & Trust Co. for Paul M. Russell                  4,000
Ernst & Company FBO Fred Karagosian                                    2,000
John DiSante                                                           2,000
Vot Investments                                                        2,000
Ernst & Company FBO Arthur Rogovin                                     2,000
Robert H. Potts                                                        4,000
Noma Ann Roberts                                                       4,000
Clifton B. Currin, Trustee                                             1,600
Louis E. Direnzo                                                       4,000
Austin B. Hepburn                                                      2,000                           2,216,356(1)      3.58%
Elinor M. Steinhilber                                                  2,000
Wilbur E. Hudson                                                       1,000
Harvey J. Eliason                                                        600
Susan E. Cohen                                                         4,000
Gail D. Zimmerman                                                      4,000
G. Keith Funk, Jr.                                                     1,000
Susan E. Cohen                                                         2,000
Henry C. Carlson                                                         800
William P. Dunham                                                      4,000
S. W. Ryan & Co. Inc.                                                  3,000
Vanda G. Adams                                                         1,000
Warren Palitz                                                          4,000
Helen E. Seltzer                                                         400
Sonja Pettingill                                                         400
Risky Investment Group                                                 4,000
Ernst & Company FBO D. Henry and Diane Tintorer                        4,000

                                       59

W. F. Harrity                                                          4,000
Mr. John Berukoff                                                      1,000
Joan B. Stuart                                                         1,200
Evalyn Kadish                                                          2,000
Stephen S. Turesky                                                     2,000
Gurumantra S. Khalsa                                                     800
Richard Fradkin                                                        2,000
Roy T. Pirhala                                                         1,000
Peggy Longstreth Bayer                                                   800
Clark D. & Carolyn S. Stull, Jr.                                       2,000
Rosalind Robbins                                                       4,000
Eric Robbins                                                           4,000
William C. Martindale, Jr.                                             2,000
Andrew B. Hebenstreit                                                  4,000
Father R. S. H. Green                                                     80
Nancy Hansen                                                           2,000
Adele H. Hepburn                                                       3,000                         2,215,356(1)      3.57%
Patricia Jill Smith custodian for Burton Jensen                        1,120
Bullseye Marketing Inc.                                               20,000
Nancy Haun                                                               400
                                                                    ---------
  Total                                                              160,000
                                                                    =========

---------------
(1) Adele and Austin Hepburn are husband and wife. Adele Hepburn is a Director of Public Relations of USA.

(2) Mr. Boynton is a Director of USA.


                    1996 - B COMMON STOCK PURCHASE WARRANTS
                    ----------------------------------------

                                                              Common Stock Offered                        Beneficial Ownership
Selling Shareholder                                           Hereby                                      After Offering
-------------------                                           --------------------                        ---------------------
                                                                                                          Number      Percent
                                                                                                          ------      -------
Ms. Vanda G. Adams                                                     1,000
Mr. William S. Campbell                                                2,000
William R. Crothers                                                    2,000
Mr. Benjamin H. Deacon                                                 2,000
Sheri-Lynn Demaris                                                     2,000
Mr. Robert R. Frey                                                       400
Harold N. Gray                                                         2,000
Ms. Jane C. Macelree                                                   4,000
Lily L. McCartney Trust                                                2,000
Robert F. McCartney Trust                                              2,000
Mr. Eric Pagh                                                          2,000
Ms. Noma Ann Roberts                                                   2,000
Dr. Karl F. Rugart                                                     2,000
Richard S. Schonwald                                                   4,000
Mr. G. Morraw Smith                                                    4,000
Mr. & Mrs. Clark D. Stull                                              4,000
                                                                      ------
        Total                                                         37,400
                                                                      ======

                                       61

                       1996 COMMON STOCK PURCHASE WARRANTS
                       -----------------------------------

                                                              Common Stock Offered                        Beneficial Ownership
Selling Shareholder                                           Hereby                                      After Offering
-------------------                                           --------------------                        --------------------
                                                                                                          Number      Percent
                                                                                                          -------     --------
Gilbert Abramson                                                       2,000
Vanda Adams                                                            4,000
Ann M. Allegrini                                                       1,200
Eleanor S. Allshouse                                                   2,000
John and Celia Alvanos                                                   400
Costa and Michelle Alvanos                                               400
J. Stone Bagby                                                         4,000
Alan and Judith Ballard                                                8,000
William Bauder                                                         4,000
Robert E. Beck                                                         1,200
Stephen A. Bell                                                        4,000
John Berukoff                                                          2,000
Benjamin and Diana Bird                                                4,000
Alexandra O. Bjorkland                                                 4,000
Donald F. Blackburn                                                    4,000
Clyde and Charlotte Blount                                               800
Frederick L. Bowden                                                    1,000
Edwin R. Boynton                                                       2,000                              238,500(3)       *
Edward S. Brockie                                                      4,000
Kathleen D. Buffum                                                       400
William P. and Judith Burks                                            4,000
Jerrold Carl                                                           4,000
Jeffrey C. Carlson                                                       400
D. Zeke Carlson                                                          400
L.E. Carlson                                                             400
Henry and Jean Carlson                                                 2,800
Charles Abbott Carter III                                              4,000
Marc A. Cohen                                                         16,000
William R. Crothers                                                    4,000
Gary L. Cunha                                                          4,000
Marie Bradlyn Currin                                                   1,200
Clifton B. Currin, Trustee                                             4,000
Nancy B. Davis                                                         2,000
Jack and Helen Davis                                                   5,000
Benjamin Deacon                                                        2,000
Sheri Lynn DeMaris                                                     8,000
Jill Smith cust. for Ron Jensen                                       13,600
Sheri Demaris cust. for Burt Jensen                                   10,000
Sheri Demaris cust.
      for Andrew David Jensen                                         10,000
Desert Investment Grp.-D Crockett                                      4,000
William P. Dunham                                                        400

                                                              Common Stock Offered                        Beneficial Ownership
Selling Shareholder                                           Hereby                                      After Offering
-------------------                                           --------------------                        --------------------
                                                                                                          Number      Percent
                                                                                                          -------     --------
Jean W. Eason                                                          6,000
Dr. Mallory Eisenman                                                     400
John Faust                                                             2,000
Richard and Isabel Fradkin                                             4,000
Harriet and Cary Glickstein                                            8,000
E.J. and M.K. Golightly                                                4,000
Harold N. Gray                                                         4,000
Wendel C. and Roma Roy Lynch Green                                     1,000
Loring S. Grove                                                        1,000
Ruth Hall                                                                400
Thomas F. Hall                                                         8,000
S. Hansen and K. Heiuschel                                             4,000
Armason Harrison                                                         800
William F. Harrity, Jr.                                                8,000
Robert Hauptfuhrer Family Partnership                                 10,000
Austin B. Hepburn                                                      8,000                             2,202,356(1)    3.55%
Adele H. Hepburn                                                       8,000                             2,202,356(1)    3.55%
David W. Hubbert                                                       2,000
Wilbur E. Hudson                                                       2,000
Robert M. Ihrig                                                        2,000
Bernard Millis                                                         4,000
Fred Karagosian                                                        4,000
Harold and Lois Kauffman                                               3,000
George H. Kilmarx                                                      4,000
Rocco and Sandra La Penta                                              9,000
Fred Langguth                                                          4,000
Robert E. Leiser                                                       2,000
Peggy Longstreth Bayer                                                 1,200
Nicholas S. Ludington                                                  4,000
Douglas M. Lurio and Margaret Lurio (JTWOS)                            4,000                               259,713(4)     *
Robert M. Madonna                                                      4,000
Alberta and J. Grant McCabe                                              400
Philip S. Meckley                                                      4,000
James F. Merriman                                                      4,000
Richard D. Mierley                                                     4,000
Richard Moffitt                                                        2,000
Robert H. and Rosemary Montgomery                                      4,000
Thomas Motl                                                            4,000
Eunice Carter Nute                                                     2,000
Harry Ohannesian                                                       8,000
Janet and Sudhir Patel                                                 4,000
George M. Pflaumer                                                     8,000
Bernard Pincus                                                         1,000
Genevieve Pondo                                                        1,200
J. Steve and Carol Powell                                              2,000



                                                              Common Stock Offered                        Beneficial Ownership
Selling Shareholder                                           Hereby                                      After Offering
-------------------                                           --------------------                        --------------------
                                                                                                          Number      Percent
                                                                                                          -------     --------


John B. Rettew III                                                     4,000
Melissa C. Rike                                                        1,200
Eric J. Robbins                                                        4,000
Noma Ann Roberts                                                       4,000
Dorothy S. Rodgers                                                     4,000
Edmund H. Rogers, Jr. Trust UA 06-21-88                               12,000
Gardiner Rogers                                                          800
Joel M. Rubins                                                         4,000
Scott W. Ryan                                                          4,000
Joseph P. Sawka                                                        4,000
Richard S. Schonwald                                                   2,000
William W. Sellers                                                    16,000                              783,076(2)    1.26%
Nancy F. Sellers                                                       4,000(2)
Sellers Pension Plan                                                   8,000(2)
Helen E. Seltzer                                                         400
Robert Silverman                                                       2,000
Clarence E. Sterling                                                   4,000
Dorothy A. Stone                                                       4,000
Ben Wallace and J.A. Hatcherson                                        8,000
Howard Waxman                                                          4,000
Peter S. Whitney                                                       4,000
Peter S. Whitney SEP/IRA                                               4,000
Wilmington Trust Company, Trustee for
      Allison Eleuthera Smith                                          4,000
Wilmington Trust Company, Trustee
      for Isabelle duPont Smith                                        4,000
Dr. David W. Wood                                                      4,000
Joni Carley Yamaguchi                                                  8,000
Keiji Yamaguchi                                                        4,000
Thomas J. Zaucha                                                       4,000
V. Scott Zelov                                                         4,000
Peter Zelov                                                            4,000
Patricia and Robert Zimmerman                                          2,000
                                                                      -------
                                        Total....................    463,800
                                                                     =======

---------------
(1) Adele and Austin Hepburn are husband and wife. Adele Hepburn is a Director of Public Relations of USA.

(2) William W. Sellers is a Director of USA. Mr. Sellers is a trustee of the Sellers Pension Plan and a Director of Sellers Process Equipment Company. Nancy F. Sellers is the spouse of William W. Sellers.

(3) Mr. Boynton is a Director of USA.

(4) Mr. Lurio is a Director of USA and his law firm is general counsel to USA. Margaret Lurio is his spouse.


                       1995 COMMON STOCK PURCHASE WARRANTS
                       -----------------------------------

                                                              Common Stock Offered                        Beneficial Ownership
Selling Shareholder                                           Hereby                                      After Offering
-------------------                                           --------------------                        ---------------------
                                                                                                          Number      Percent
                                                                                                          ------      -------
Vanda G. Adams                                                         1,500
George M. Ahrens                                                       3,000
Mr. and Mrs. James Allen, Jr.                                          3,000
Eleanor S. Allshouse                                                   3,000
Mr. and Mrs. Gordon L. Angell                                          6,000
Charles W.& Katherine K. Apple Trust                                   2,400
Robert S. Appleby                                                      6,000
Richard M. Appleby                                                     6,000
John P. Ayers                                                          2,400
Jody Marjorie Baker                                                    1,500
Judy Ballard, IRA                                                      1,500
Alan A. Ballard                                                        3,000
Judith C. Ballard                                                      3,750
Mr. and Mrs. Charles M. Barclay                                        6,000
Mr. and Mrs. Thomas B. Basile                                          3,000
Robert R. Batt, Jr.                                                      600
William Bauder                                                         3,150
Dr. C. Gottfried Baumann                                               3,000

                                                              Common Stock Offered                        Beneficial Ownership
Selling Shareholder                                           Hereby                                      After Offering
-------------------                                           --------------------                        ---------------------
                                                                                                          Number      Percent
                                                                                                          ------      -------
Peggy Longstreth Bayer                                                   900
Alexander R. Beard                                                       600
Robert E. Beck                                                           300
Wanda K. Benbow, IRA                                                     900
William E. Benbow, IRA                                                 2,100
Kathlyne K. Birdsall                                                   3,000
Alexandra O. Bjorklund Trust                                           3,000
Donald F. Blackburn                                                    3,000
Mr. & Mrs. Louis Bodo                                                  6,000
Frederick L. Bowden                                                      750
Edwin R. Boynton                                                       1,500                             239,000(3)      *
Dr. James R. Boynton, M.D., P.C.,
         Pension Trust                                                 6,000
Paul J. Braun                                                          3,000
Dr. Kent D.W. Bream                                                    1,200
Carolyn C. Bream                                                       1,200
Gwen A. Brewster                                                       1,500
Mr. & Mrs. James H. Burdick                                            6,000
Mr. & Mrs. David O. Burdick                                            3,000
Mr. & Mrs. James H. Burdick, Jr.                                       3,000
Dr. James A. Burke                                                       300
Natasha A. Canavarro                                                   1,500
Herman Canavarro                                                       3,000
Christian B. Canavarro                                                 1,200
Mr. & Mrs. Peter R. Canavarro                                          1,500
Cindy Cannupp                                                            300
Mr. & Mrs. Henry C. Carlson                                              600
Charles Abbott Carter, III                                            15,000
Edward E. Chandlee, Jr.                                                1,050
Mr. & Mrs. Gordon S. Clausen                                             750
Mr. & Mrs. Frederick Cooper                                            1,800
Mr. & Mrs. Andrew Cooper                                               1,500
Jason Cooper                                                           1,500
Donald W. Cooper                                                       1,500
Mr. & Mrs. Mark A. Costanzo                                              300
Marina Leigh Costanzo                                                    500
Sally S. Costanzo                                                        900
Susan B. Coughlin                                                      4,500
Richard G. Crecraft                                                    8,400
David Crockett                                                           900
Clifton B. Currin                                                      3,900
John D'Avico                                                             600
W. Corkran Darlington                                                  1,500

                                                              Common Stock Offered                        Beneficial Ownership
Selling Shareholder                                           Hereby                                      After Offering
-------------------                                           --------------------                        ---------------------
                                                                                                          Number      Percent
                                                                                                          ------      -------
F. Eugene Dixon, Jr.                                                      3,000
James M. Dorsey                                                           1,500
Mr. & Mrs. Gary G. Dougherty                                                600
William P. Dunham                                                           300
Jean W. Eason                                                               600
Edmund H. Rogers, Jr., Trustee                                            6,000
D. Diane Fiers                                                            1,500
Mr. & Mrs. Harry S. Finerfrock                                            2,400
Ruth S. Flagg                                                             1,500
Mr. & Mrs. Richard Fradkin                                                3,000
Robert Ross Frey                                                            600
Ronald V. Futerman                                                        3,000
Margaret R. Geddis                                                          750
Dr. George P. Glauner                                                     1,500
Harriet Glickstein                                                        4,500
Robert P. Gombar                                                            450
Mr. & Mrs. Wenpel C. Green                                                  300
Jacques C. Guequierre                                                     1,500
Joni Southard Guffey                                                        300
Ruth E. Hall                                                                300
Dianna Hall                                                                 300
Thomas E. Hall                                                              750
Nancy S. Hallett                                                          1,500
Zelda S. Hansell                                                            300
Susan J. Hansen                                                             900
Gisela K. Harmelin                                                          300
William F. Harrity, Jr.                                                   6,000
Col. & Mrs. Russell D. Hartz                                              1,500
Robert P. Hauptfuhrer Family Partnership                                  6,000
Jack M. Heald                                                               600
Mr. & Mrs. Clifford J. Heath                                              3,000
Emma K. Heed                                                             22,575
Austin B. Hepburn                                                         3,000                        2,211,906(1)    3.57%
Adele H. Hepburn                                                          3,450                        2,211,906(1)    3.57%
A.D. Hodges                                                               3,000
Michael J. Hodges                                                         3,000
Julia B. Holloway                                                         3,000
David W. Hubbert                                                          1,500
Wilbur E. Hudson                                                          3,000
Christine F. Hughes                                                         750
Robert M. Ihrig                                                           1,500

                                                              Common Stock Offered                        Beneficial Ownership
Selling Shareholder                                           Hereby                                      After Offering
-------------------                                           --------------------                        ---------------------
                                                                                                          Number      Percent
                                                                                                          ------      -------
Janney Montgomery Scott, Inc.
         Custodian FBO R.E. Wagner, IRA                                1,500
John C. Jubin                                                            600
Hugo Kappler, Jr.                                                      3,000
Mr. & Mrs. Harold F. Kauffman                                          1,500
William G. Kay, III                                                      300
Caroline W. Kay                                                          300
Sanford S. Kay                                                           300
Mr. & Mrs. Ralph Kiper                                                 3,000
Harriette D. Klann                                                     3,000
Wayne H. Klapp                                                         1,500
Edward M.K. Klapp                                                      4,500
Carlyle Klise                                                            900
Deborah A. Krull                                                       1,500
Frederick K. Langguth                                                  3,000
Mr. & Mrs. Gary E. Lasher                                              3,000
John N. Lee                                                            3,000
Mr. & Mrs. Michael S. Lehnkering                                       1,500
Lucia E. Lugton                                                          750
Mr. & Mrs. Albert Malischewski                                         3,000
Mr. & Mrs. William B. Malischewski                                     1,500
Alvan Markle                                                           1,500
D. Edward McAllister                                                   3,000
James F. Merriman                                                      3,000
Alfred J. Migliaccio, Custodian for
         Ashlee C. Migliaccio, UGMA
         of Pennsylvania                                               3,000
Harley E. Miller                                                         750
Bernard Millis                                                         3,000
Mr. & Mrs. A. Harry Moffett                                              600
Wanda S. Moffitt                                                       3,000
Mr. & Mrs. Robert H. Montgomery                                          900
Gordon E. Montgomery                                                   3,000
Mr. & Mrs. Milton K. Morgan, Jr.                                       3,000
Mr. & Mrs. Ronald L. Noll                                                600
David Gregory Nute                                                       300
Kay B. Otterstrom                                                      3,000
Sara Otterstrom                                                        1,500
Lisa Otterstrom                                                        1,500
Victor L. Pack                                                           600
Robert G. Padrick                                                      3,000
Eric Pagh                                                              1,500
Janet P. Patel                                                         3,000

                                                              Common Stock Offered                        Beneficial Ownership
Selling Shareholder                                           Hereby                                      After Offering
-------------------                                           --------------------                        ---------------------
                                                                                                          Number      Percent
                                                                                                          ------      -------
Walter C. Patterson                                                      300
Mary E. Petro                                                          3,000
George M. Pflaumer                                                     6,000
Robert L. Pollack                                                        750
Genevieve Pondo                                                        1,500
John W. Ponton, Jr.                                                    3,000
J. Steve Powell                                                        1,200
Ernest L. Ransome, III                                                 1,500
Myradean A. Ransome                                                    1,500
Stephen D. Reim                                                        3,000
John B. Rettew, III                                                    1,500
Rosalind Robbins                                                       3,000
Mr. & Mrs. Eric J. Robbins                                             3,000
Dr. Donald Robbins                                                     3,000
Ms. Noma Ann Roberts                                                   1,500
Mr. & Mrs. Gregg F. Robinson                                           3,000
Dorothy S. Rodgers                                                     3,000
Thelma T. Romig                                                        1,500
Mr. & Mrs. John E. Roshelli                                            3,000
Patricia E. Rugart                                                     3,000
Dr. Karl F. Rugart                                                     1,500
Cedric C. Scarlett                                                     3,000
Eloise R. Schaper                                                      1,500
Peter G. Schaper, Jr.                                                  3,000
Christine M. Schuler                                                   3,000
Candice Scialabbo                                                      1,500
Carissa Scialabbo                                                      1,500
Thomas V. Sedlacek                                                     3,000
Mr. & Mrs. Thomas A. Selders                                           1,500
Mr. & Mrs. Frank R.S. Sellers                                          1,500
Nicholas Sellers                                                         900
Nancy F. Sellers                                                       3,000                               780,401(2)  1.26%
William W. Sellers                                                     6,675                               780,401(2)  1.26%
Sellers Pension Plan                                                   6,000                               780,401(2)  1.26%
Sellers Process Equipment Company                                      3,000                               780,401(2)  1.26%
Helen E. Seltzer                                                         750
Mr. & Mrs. Horace B. Spackman                                            750
Carolyn Stallworth                                                       300
Clarence A. Sterling                                                   3,000

                                                              Common Stock Offered                        Beneficial Ownership
Selling Shareholder                                           Hereby                                      After Offering
-------------------                                           --------------------                        ---------------------
                                                                                                          Number      Percent
                                                                                                          ------      -------
Edward B. Stokes                                                       3,000
Mr. & Mrs. Jack D. Stratton                                            3,000
Mrs. Ruth M. Strock                                                    1,500
Sun Bank N.A. as Trustee for
         Ally, Meuss, Rogers and Lindsay
         PA, Profit Sharing 401(k) FBO
         Doyle Rogers                                                  3,000
Mr. & Mrs. John M. Taylor                                                600
Judith Ann Taylor                                                        450
John M. Taylor                                                         1,050
Ruth L. Troster                                                        1,500
Roland G.E. Ullman, Jr.                                                  300
Varo Technical Services, Inc.-
         Pension Plan                                                  3,000
Coleman Seller VI, Custodian for Sabine M.W. Sellers                     600
Mr. & Mrs. Robert M. Whitbread                                         1,500
Darry Withers                                                            600
Patricia P. Zimmerman                                                    600
                                                                   ----------

                  Total..........................................    449,000
                                                                   ==========

---------------
(1) Adele and Austin Hepburn are husband and wife. Adele Hepburn is a Director of Public Relations of USA.

(2) William W. Sellers is a Director of USA. Mr. Sellers is a trustee of the Sellers Pension Plan and a Director of Sellers Process Equipment Company. Nancy F. Sellers is the spouse of William W. Sellers.

(3) Mr. Boynton is a Director of USA.

                               MANAGEMENT OPTIONS
                               ------------------


                                                                                        Beneficial Ownership
                                                                                        After Offering
                                                                                        ---------------------------
Selling Shareholder                               Common Stock Offered Hereby           Number             Percent
-------------------                               ---------------------------           ------           ----------
Options
Mr. George R. Jensen, Jr.                                    380,000             976,730(10)                1.58%
Mr. Henry B. duPont Smith                                     20,000              57,000(1)                   *
Mr. Stephen P. Herbert                                       210,000             769,780(2)                 1.24%
Mr. Haven Brock Kolls, Jr.                                   170,000             358,850(3)                   *
Mr. William W. Sellers                                        25,500             773,575(4)                 1.25%
Mr. Peter G. Kapourelos                                       27,000               8,013(5)                   *
Mr. William L. Van Alen, Jr.                                  22,500              95,000(6)                   *
Mr. Steven Katz                                               10,000              35,000(13)                  *
Mr. Douglas M. Lurio                                          10,000             253,713(11)                  *
Mr. Edwin R. Boynton                                          10,000             230,500(12)                  *
Ms. Adele Hepburn                                            277,000           2,213,079(7)                 3.57%
Mr. Austin Hepburn                                             5,000           2,213,079(7)                 3.57%
Mr. Robert Leiser                                              2,000
Mr. Doug Annette                                               2,500
Mr. and Mrs. Alan A. Ballard                                   1,500
Ms. Helen Estes Seltzer                                        1,200
Ms. Peg Longstreth Bayer                                         940
Mr. Clifton B. Currin                                         962.50
Mr. Rick Crecraft                                              2,235
Mr. Edward M.Taylor                                              950
Mr. Joseph Etris, Jr.                                            825
Ms. Emma K. Heed                                                 815
Ms. Mary Farrow Evans                                         512.50
Mr. Jack D. Davis                                             342.50

                                       71




                                                                                        Beneficial Ownership
                                                                                        After Offering
                                                                                        ---------------------------
Selling Shareholder                               Common Stock Offered Hereby           Number            Percent
-------------------                               ---------------------------           ------           ----------
Options


Ms. Joy L. Punchur                                             272.50
Mr. Robert Cryan                                                  250
Mr. Lawrence R. Malcolm                                           225
Ms. Elizabeth E. Logan                                            200
Mr. and Mrs. Ralph Cochran                                        175
Mr. Clark Stull                                                127.50
Ms. Anna Lincoln                                                   60
Ms. Ruth E. Hall                                                   55
Ms. Rosemary Marshall                                              40
Ms. Nancy Victor                                                   20
Mr. Daniel A. Padden                                            17.50
Mr. Jeffrey M. McGarry                                             25
Ms. Susan H. Cortese                                              250
Mrs. Robert Leiser                                              2,000
Mr. Michael Lawlor                                             50,000               179,550 (8)              *
Mr. Leland P. Maxwell                                          80,000               187,050 (9)              *
Ms. Cecil Ledesma                                               2,000                 7,500 (14)             *
Ms. Amy Thigpen                                                 2,000                 8,550 (14)             *
Ms. Vivian Stroud                                               1,000                 9,628 (14)             *
Mr. Dave DeMedio                                                1,000                29,974 (14)             *
Mr. James Tierney                                               1,000                 2,432 (15)             *
Larry Gershman                                                150,000                     0 (16)             *
Frances Young                                                 100,000               996,000 (17)            1.61%
George O'Connell                                              100,000
                                                            ---------

         Total                                              1,672,500
                                                            =========

------------------
*Less than one percent (1%)

(1)  Mr. Smith currently serves as a Director of USA.

(2)  Mr. Herbert currently serves as President and as a Director of USA.

(3)  Mr. Kolls currently serves as Vice President - Research and Development.

(4)  Mr. Sellers currently serves as a Director of USA.

(5)  Mr. Kapourelos is a former Director of USA.

(6)  Mr. Van Alen currently serves as a Director of USA.

(7) Adele and Austin Hepburn are husband and wife. Adele Hepburn serves as Director of Public Relations of USA. Includes 200,000 shares underlying options issued in September 2001.

(8)  Mr. Lawlor is the Vice President-Marketing and Sales of USA.

(9) Mr. Maxwell is the Senior Vice President, Chief Financial Officer and Treasurer of USA.

(10) Mr. Jensen is the Chief Executive Officer and Chairman of USA. Does not reflect the right granted to him under his employment agreement to receive eight percent of the issued and outstanding common stock upon the occurrence of a USA Transaction (as defined therein). See "Management - Executive Employment Agreements."

(11) Mr. Lurio is a Director and his law firm, Lurio & Associates, P.C., is general counsel to USA.

(12) Mr. Boynton is a Director of USA.

(13) Mr. Katz is a Director of USA.

(14) Employee of USA.

(15) Former employee of USA.

(16) Currently serves as our financial and marketing consultant. Represents shares underlying options issued during September 2001.

(17) Former employee of USA. Represents shares underlying options issued during September 2001.

                              CONSULTANT WARRANTS

                                                                  Beneficial
                                                               Ownership After
                                                                  Offering
                                                              ------------------
Selling Shareholder       Common Stock Offered Hereby         Number     Percent
-------------------       ---------------------------         ------     -------

I. W. Miller Group, Inc. (1)       100,000                   468,750       *

Harmonic Research, Inc. (2)         34,000                     9,400       *
                                   -------
    Total                          134,000
                                   =======

-----------
* Less than one percent.

(1) Currently serves as our public relations firm.

(2) Performed investment banking services for us through December 1999.

                         2000-A RESTRICTED COMMON STOCK

                                                                                        Beneficial Ownership
Selling Shareholder                                  Common Stock Offered Hereby          After Offering
-------------------                                  ---------------------------        --------------------
                                                                                        Number       Percent
                                                                                        ------       -------
Gary Oakland                                                   100,000
Voyager Securities Limited                                     250,000
George O'Connell                                               100,000
John Mastropolo                                                 12,500
Norman G. Shields                                               12,500
Steve & Elizabeth Illes                                        175,000              3,350,002         5.40%
Ira W. Miller(1)                                                12,500                556,250           *
Robert Allen Pett                                              100,000                450,000           *
I.W. Miller Group, Inc.(2)                                       6,250                561,500           *
John Vasquez                                                    18,750
Gregg J. Newhuis                                               150,000                250,000           *
Nicholas Walker(3)                                              25,000                      0           *
Michael J. Bachich                                             100,000              1,075,000         1.73%
Adam Sherman(4)                                                 25,000                      0           *
PNC Brokerage Custodian for Stephen P. Herbert IRA(5)           25,000                954,780         1.54%
Patricia A. Smith                                               25,000
Gerard W. Cooney                                                25,000
Lisa F. King                                                     1,000
Thomas D. & Valerie Stanton Smith                                5,000
James Alan French                                               12,500
Thomas McCarty (6)                                              17,500                      0           *
Patricia Jill Smith                                              1,500
                                                             ---------
Total                                                        1,200,000
                                                             =========

___________
*   Less than one percent (1%).
(1) Mr. Miller is the owner of I.W. Miller Group, Inc. which currently serves as our public relations firm.

(2) I.W. Miller Group, Inc. is our public relations firm.

(3) Mr. Walker's firm acts as an engineering consultant to USA.

(4) Mr. Sherman's firm acts as an engineering consultant to USA.

(5) Mr. Herbert is the President, Chief Operating Officer and a Director of USA.

(6) Mr. McCarty is a software and technology consultant to USA.

                         2000-B RESTRICTED COMMON STOCK

                                                                         Beneficial Ownership
Selling Shareholder                 Common Stock Offered Hereby             After Offering
-------------------                 ---------------------------           --------------------
                                                                           Number     Percent
                                                                           ------     -------
AHP Holdings, L.P.                            50,000
Robert A. Pett                                50,000                       580,000       *
George O'Connell                             100,000
John Bachich                                  50,000
Steve & Elizabeth Illes                      200,000                     3,325,002     5.36%
Michael Bachich                              200,000                       975,000     1.57%
Gregg J. Newhuis                             125,000                       275,000       *
Peter J. McGuire                              50,000
Shugart Corporation                           25,000
I.W. Miller Group, Inc. (1)                   35,000                       763,750     1.23%
Julie H. Herbert (2)                          10,000                       668,050     1.08%
                                           ---------
                                             895,000
                                           =========

(1)  I.W. Miller Group, Inc. is our public relations firm.

(2)  Julie Herbert is the spouse of Stephen Herbert, the President of USA.

                     2000-B COMMON STOCK PURCHASE WARRANTS

                                                                       Beneficial Ownership
Selling Shareholder                 Common Stock Offered Hereby          After Offering
-------------------                 ---------------------------        --------------------
                                                                        Number     Percent
                                                                        ------     -------
Julie H. Herbert (1)                            10,000                   668,050    1.08%
                                             ---------
                                                10,000
                                             =========

(1)  Julie Herbert is the spouse of Stephen Herbert, the President of USA.


                             LA JOLLA COMMON STOCK


                                 Common Stock Offered       Beneficial Ownership
Selling Shareholder                     Hereby                 After Offering
-------------------                     ------                 --------------

                                                       Number        Percent
                                                       ------        -------

La Jolla Cove Investors, Inc.            500,000          0             *
La Jolla Cove Investors, Inc.            225,000          0             *
La Jolla Cove Investors, Inc.          2,250,000          0             *
                                       ---------
     TOTAL                             2,975,000
                                       =========

--------
*Less than one percent (1%).


                               SWARTZ COMMON STOCK

                                 Common Stock Offered       Beneficial Ownership
Selling Shareholder                     Hereby                 After Offering
-------------------                     ------                 --------------

                                                       Number        Percent
                                                       ------        -------

Swartz Private Equity, LLC             1,580,828          0             *
--------
*Less than one percent (1%).


                          RATNER & PRESTIA COMMON STOCK

                                 Common Stock Offered       Beneficial Ownership
Selling Shareholder                     Hereby                 After Offering
-------------------                     ------                 --------------

                                                       Number        Percent
                                                       ------        -------

Ratner & Prestia, P.C.,(1)              200,000           0              *
--------
 *  Less than one percent (1%).
(1) Ratner & Prestia is our intellectual property counsel.

                        2001 - B RESTRICTED COMMON STOCK



                                                                                                          Beneficial Ownership
Selling Shareholder                                                       Common Stock Offered Hereby     After Offering
-------------------                                                       ---------------------------     --------------------

                                                                                                          Number       Percent
                                                                                                          ------       -------
KATHLEEN FERLAND CUST. FOR ALEXANDRA ANTOINETTE FERLAND                                134
MICHELLE H & COSTA J ALVANOS                                                         2,334
MICHELLE H ALVANOS                                                                   5,000
WAYNE A  ANDERSON                                                                   16,667
CHARLES W APPLE                                                                     30,000
BARRY ARNDT                                                                            167
COLEEN AYERS                                                                         3,000
DANIEL C AYERS                                                                       1,334
JOHN P AYERS                                                                        40,000
JOHN R BACHICH                                                                     100,000
MICHAEL BACHICH                                                                    225,000               950,000         1.53%
VIRGINIA S BALTZELL                                                                  3,334
CHARLES  M & NANCY P BARCLAY                                                        15,000
GUNTER J BEYER                                                                      16,667
DAVID C BLACKBURN                                                                   50,000
JOSEPH J BOLITSKY                                                                  106,667
GARY BOURASSA                                                                        6,667
E DOUGLAS & CAROLYN BRITTAIN                                                        13,334
VERNON & DELLAVE BRITTAIN                                                           11,667
VINCENT J CALVARESE                                                                  6,667
RONALD J CAMMAROTA                                                                   6,667
JERROLD CARL & SUSAN E COHEN                                                        50,000
JULIE CARLSON                                                                      132,000
GORDON S  & MARYLOU C CLAUSEN                                                       10,000
DIANE CLOUTIER                                                                      15,000
MARC A COHEN                                                                        70,000
GINO F COLOMBO                                                                      16,667
GINO F. COLOMBO & JIM CROSS                                                          6,667
COLUMBIA MARKETING LTD                                                             100,000
GERARD W COONEY                                                                     15,000

                                                                                                          Beneficial Ownership
Selling Shareholder                                                       Common Stock Offered Hereby     After Offering
-------------------                                                       ---------------------------     --------------------

                                                                                                          Number       Percent
                                                                                                          ------       -------
JOHANNA CRAVEN                                                                       4,167
WILLIAM R CROTHERS                                                                   5,000
CLIFTON B CURRIN                                                                    33,334
WILLIAM K & LINDA S CURTIS                                                          66,667
DAVID S D'ANGELO                                                                    43,334
HRUBALA ASSOCIATES, A PARTNERSHIP DAVID R MOLUMPHY, PARTNER                         16,667
SOFIA R DIN                                                                         20,000
LEO J DOLAN                                                                         13,334
ROBERT F & MELANIE J DRESS                                                          18,334
HOWARD P EFFRON                                                                     25,000
KATHLEEN FERLAND CUST. FOR ELLIOT RAYMOND FERLAND                                      134
SOLOMON ELLNER                                                                      13,334
ANTHONY J FANELLI                                                                   30,000
KATHLEEN FERLAND                                                                     1,667
JOHN S FOSTER                                                                       26,667
ROBERT R FREY                                                                        5,125
MARGARET R GEDDIS                                                                    3,334
RONALD C & BONNIE H GIBSON                                                          13,334
CHARLOTTE GIVEN                                                                     30,000
HARRIET & CARY GLICKSTEIN                                                           30,000
JULIUS GOLDEN                                                                       10,000
WILLIAM M GOLDSTEIN                                                                 20,000
PETER GRAHM                                                                         58,334
ROBERT GRAY                                                                         30,000
DIAN GRIESEL                                                                        46,667
BRUCE H HALE                                                                        11,667
BILL HALSTENRUD                                                                     15,000
DEVIN HANSEN                                                                        15,000
NANCY HANSEN                                                                        10,000
NANCY HANSEN                                                                        13,334
NANCY HANSEN                                                                       187,334
CONG. SHARIT HAPLETA                                                               175,000

                                                                                                          Beneficial Ownership
Selling Shareholder                                                       Common Stock Offered Hereby     After Offering
-------------------                                                       ---------------------------     --------------------

                                                                                                          Number       Percent
                                                                                                          ------       -------
WILLIAM F HARRITY JR                                                                63,334
ROBERT P HAUPTFUHRER FAMILY PARTNERSHIP                                             20,000
JACK M HEALD                                                                        11,667
ANDREW B HEBENSTREIT                                                                23,334
ANN HEBENSTREIT                                                                     10,000
ADELE H HEPBURN(1)                                                                 333,334              1,885,022        3.04%
STEPHEN P. HERBERT(2)                                                               56,410                923,370        1.49%
JANET J HEWES                                                                       15,000
AHP HOLDINGS, LP                                                                    93,334
MICHELLE R HOLLENSHEAD                                                               4,167
DAVID W HUBBERT                                                                     10,000
GORDON F HUDSON                                                                     15,000
MARK J HUDSON                                                                       15,000
NICHOLAS HUDSON                                                                     11,667
CHRISTINE F HUGES                                                                    5,834
HULL OVERSEAS, LTD                                                                  85,000
I.W. MILLER GROUP(3)                                                               150,000                418,750          *
STEVE ILLES                                                                        116,667              2,575,001        4.15%
STEVE & ELIZABETH ILLES                                                            833,334              2,575,001        4.15%
ROBERT B & MARY LOU JACOBY                                                           6,667
PATRICIA E. RUGART CUST. FOR JACQUELINE RUGART                                       5,000
GEORGE R. JENSEN, JR.(4)                                                            56,410              1,300,320        2.10%
WILLIAM ROBERT JOHNSTON                                                             50,000
DONALD R & JOAN F JONES SR                                                          16,667
MICHAEL KATCHER                                                                     15,000
THOMAS A KATCHUR                                                                   100,000
KAUFMAN & ASSOCIATES                                                                90,000
ROBERT G. PADRICK, TRUSTEE FBO KELLIE NICOLE PADRICK                                16,667
GEORGE H & JUNE Y KILMARX                                                           13,334
HARRIETTE D KLANN                                                                    6,667
SHIRLEY K KNERR                                                                     15,000
PHILLIP S KROMBOLZ                                                                  33,334
JOE LABRUM                                                                             167

                                                                                                          Beneficial Ownership
Selling Shareholder                                                       Common Stock Offered Hereby     After Offering
-------------------                                                       ---------------------------     --------------------

                                                                                                          Number       Percent
                                                                                                          ------       -------
KATE LABRUM                                                                            167
SARA LABRUM                                                                            167
AARON LEHMANN                                                                       13,334
SHELLEY & JAMES LEROUX                                                              20,000
WARREN D LEWIS                                                                      11,667
H MATHER & MARGARET W LIPPINCOTT                                                     1,667
DOUGLAS M LURIO(5)                                                                  50,000               213,713          *
CORNERSTONE PUBLIC RELATIONS GROUP INC                                               3,750
JAMES P MACCAIN                                                                     23,334
AIMEE MARCHAND                                                                       2,500
MARIEL MARCHAND                                                                      2,500
ROBIN H MARCHAND                                                                    11,667
KATHLEEN J MASON                                                                   153,334
G DIEHL MATEER JR.                                                                  11,667
MICHAEL JOHN MCGONOUGH CUST. FOR MATTHEW MICHAEL MCDONOUGH                             134
CHARLES A MAYER                                                                     13,334
THOMAS E MCCARTY(6)                                                                 33,334               166,666          *
ROBERT G MCGARRAH(7)                                                                50,000               150,000          *
PETER J MCGUIRE                                                                    160,000
JAMES F MERRIMAN                                                                    20,000
MICHAEL W MILES                                                                     20,000
BARBARA HOWARD MILLER                                                               18,334
HARLEY & BROOK MILLER                                                               13,334
GEORGE W MOFFITT JR                                                                 45,000
KENNETH G MOLTA                                                                      6,667
ROBERT & ROSEMARY MONTGOMERY                                                        13,334
LOUIS J & KAREN M MUTH                                                              11,667
ELIZABETH L NELSON                                                                  50,000
GREGG J NEWHUIS                                                                    293,334
JEFFREY M NEWHUIS                                                                   53,334
NEWS USA INC                                                                       100,000
PAUL NORDIN                                                                          6,667

                                                                                                          Beneficial Ownership
Selling Shareholder                                                       Common Stock Offered Hereby     After Offering
-------------------                                                       ---------------------------     --------------------

                                                                                                          Number       Percent
                                                                                                          ------       -------
GEORGE O'CONNELL                                                                   160,000
SUSAN ODELL                                                                         23,334
ERIC PAGH                                                                           15,000
MICHAEL A PARKER                                                                    13,334
NEIL L PARKER                                                                       10,000
DOUGLAS A PERRY                                                                      4,167
LARRY R PERRY                                                                        4,167
MATTIE A & WILLIAM R PERRY                                                           8,334
RICHARD D PERRY                                                                      4,167
HELEN PETLOWANY                                                                      3,334
ROY T PIRHALA                                                                        6,667
RANDY J POST                                                                         3,334
ROBERT H POTTS                                                                      11,667
BARBARA L PRESCOTT                                                                   2,500
CHARLES W & MARIA O PROCTOR III                                                      1,667
JEANNE S QUIST                                                                      13,334
PAUL RAFFERTY                                                                       33,334
PAUL J & D JOAN RAFFERTY                                                            30,000
ROSAMOND P RANKIN & BYRD M HOWIE                                                     3,334
WILLIAM RECKTENWALD                                                                 40,000
HARRY RENNER IV                                                                     67,500
JOHN B RETTEW III                                                                   16,667
GEORGE B RICHARDSON                                                                 41,667
PATRICIA E. RUGART CUST. FOR ROBERT TURNER RUGART                                    5,000
GARDINER ROGERS                                                                     10,000
ROBERT ROGGIO                                                                        6,667
JOHN E HAMILTON ROTH IRA WITH WACHOVIA SECURITIES                                   16,667
PETER S RUBEN                                                                       30,000
KARL F RUGART                                                                       15,000

                                                                                                          Beneficial Ownership
Selling Shareholder                                                       Common Stock Offered Hereby     After Offering
-------------------                                                       ---------------------------     --------------------

                                                                                                          Number       Percent
                                                                                                          ------       -------
JOHN S RUPP                                                                         12,500
CHARLES SCHWAB & CO FBO PETER A SANDS IRA ACCT 7780-9057                            13,334
WILLIAM F SCHOENHUT JR                                                              13,334
RICHARD SCHONWALD                                                                  250,000             1,065,000          1.72%
MARY L SCRANTON                                                                     11,667
BEN SIDES                                                                            3,334
JOSEPH SINGER                                                                       13,334
LESLIE & ETHEL SINGER                                                               11,667
ROBERT G & ROCIO SINGER                                                             13,334
RICHARD O SMITH                                                                     10,000
STEVEN W  & MARIE E SMITH                                                           15,000
STEVEN W SMITH SSB AS IRA CUSTODIAN                                                 30,000
DANIEL E SPEALMAN                                                                   46,667
BB SECURITIES CO FBO DANIEL E SPEALMAN IRA                                          29,167
MICHAEL & ELLEN STEIR                                                               28,334
HOMER N & NATHALIE W STEWART                                                        10,000
PRISCILLA STITT                                                                      2,000
EDWARD B STOKES                                                                     10,000
MARCUS B & EMIKO M STRINGFELLOW                                                     40,000
CAROLYN S & CLARK D STULL JR JTWROS                                                 15,834
JEAN TURNER~                                                                         3,334
WILLIAM L VAN ALEN JR(8)                                                            13,334               104,167          *
VIRTUAL CONCEPTS CORP(9)                                                           120,000               300,000          *
LOIS M WAGNER                                                                        7,500
ROBERT E WAGNER                                                                     27,857
C ANTHONY WAINWRIGHT                                                                15,000
JOHN WECKERLING                                                                     26,667
HENRY W WESSELLS III                                                                 1,667
DELTA WESTERN COMPANY                                                              150,000

                                                                                                          Beneficial Ownership
Selling Shareholder                                                       Common Stock Offered Hereby     After Offering
-------------------                                                       ---------------------------     --------------------

                                                                                                          Number       Percent
                                                                                                          ------       -------
ARTHUR L WHEELER                                                                    33,334
ARTHUR A WIENER                                                                      2,017
J EDWARD WILLARD                                                                    26,667
WILLIAM W SELLERS TR UA 11/20/00 WILLIAM W SELLERS REV TRUST(10)                    26,667               772,409        1.25%
MARGARET S WILLIAMS                                                                 34,334
ROBERT H WILLIAMS DDS ASSOC PROFIT SHARING PLAN                                     50,000
DONALD J ZELENKA                                                                    90,000
RUTH ZWEIGBAUM                                                                       7,084
                                                                                 ---------


                        TOTAL                                                    7,395,440
                                                                                 =========


--------
* Less than one percent (1%).
(1)   Mrs. Hepburn is the Director of Public Relations of USA.
(2)   Mr. Herbert is the President of USA.
(3)   I.W. Miller Group is our public relations firm.
(4)   Mr. Jensen is the Chairman and CEO of USA.
(5) Mr. Lurio is a Director and his law firm, Lurio & Associates, P.C., is general counsel to USA.
(6)   Mr. McCarty is a consultant to USA.
(7)   Mr. McGarrah is a consultant to USA.
(8)   Mr. Van Allen is a Director of USA.
(9)   Acts as a consultant to USA.
(10)  Mr. Sellers is a Director of USA.

                     2001 - B COMMON STOCK PURCHASE WARRANTS


                                                                                                  Beneficial Ownership
Selling Shareholder                                            Common Stock Offered Hereby        After Offering
-------------------                                            ---------------------------        --------------------

                                                                                                   Number       Percent
                                                                                                   ------       -------
KATHLEEN FERLAND CUST. FOR ALEXANDRA ANTOINETTE FERLAND                                268
MICHELLE H & COSTA J ALVANOS                                                         4,668
MICHELLE H ALVANOS                                                                  10,000
WAYNE A  ANDERSON                                                                   33,334
CHARLES W APPLE                                                                     60,000
BARRY ARNDT                                                                            334
COLEEN AYERS                                                                         6,000
DANIEL C AYERS                                                                       2,668
JOHN P AYERS                                                                        80,000
JOHN R BACHICH                                                                     200,000
MICHAEL BACHICH                                                                    450,000
VIRGINIA S BALTZELL                                                                  6,668
CHARLES  M & NANCY P BARCLAY                                                        30,000
GUNTER J BEYER                                                                      33,334
DAVID C BLACKBURN                                                                  100,000
JOSEPH J BOLITSKY                                                                  213,334
GARY BOURASSA                                                                       13,334
E DOUGLAS & CAROLYN BRITTAIN                                                        26,668
VERNON & DELLAVE BRITTAIN                                                           23,334
VINCENT J CALVARESE                                                                 13,334
RONALD J CAMMAROTA                                                                  13,334
JERROLD CARL & SUSAN E COHEN                                                       100,000
JULIE CARLSON                                                                      264,000
GORDON S  & MARYLOU C CLAUSEN                                                       20,000
DIANE CLOUTIER                                                                      30,000
MARC A COHEN                                                                       140,000
GINO F COLOMBO                                                                      33,334
GINO F. COLOMBO & JIM CROSS                                                         13,334
COLUMBIA MARKETING LTD                                                             200,000
GERARD W COONEY                                                                     30,000

                                                                                                  Beneficial Ownership
Selling Shareholder                                            Common Stock Offered Hereby        After Offering
-------------------                                            ---------------------------        --------------------

                                                                                                   Number       Percent
                                                                                                   ------       -------
JOHANNA CRAVEN                                                                       8,334
WILLIAM R CROTHERS                                                                  10,000
CLIFTON B CURRIN                                                                    66,668
WILLIAM K & LINDA S CURTIS                                                         133,334
DAVID S D'ANGELO                                                                    86,668
HRUBALA ASSOCIATES, A PARTNERSHIP DAVID R MOLUMPHY, PARTNER                         33,334
SOFIA R DIN                                                                         40,000
LEO J DOLAN                                                                         26,668
ROBERT F & MELANIE J DRESS                                                          36,668
HOWARD P EFFRON                                                                     50,000
KATHLEEN FERLAND CUST. FOR ELLIOT RAYMOND FERLAND                                      268
SOLOMON ELLNER                                                                      26,668
ANTHONY J FANELLI                                                                   60,000
KATHLEEN FERLAND                                                                     3,334
JOHN S FOSTER                                                                       53,334
ROBERT R FREY                                                                       10,250
MARGARET R GEDDIS                                                                    6,668
RONALD C & BONNIE H GIBSON                                                          26,668
CHARLOTTE GIVEN                                                                     60,000
HARRIET & CARY GLICKSTEIN                                                           60,000
JULIUS GOLDEN                                                                       20,000
WILLIAM M GOLDSTEIN                                                                 40,000
PETER GRAHM                                                                        116,668
ROBERT GRAY                                                                         60,000
DIAN GRIESEL                                                                        93,334
BRUCE H HALE                                                                        23,334
BILL HALSTENRUD                                                                     30,000
DEVIN HANSEN                                                                        30,000
NANCY HANSEN                                                                        20,000
NANCY HANSEN                                                                        26,668
NANCY HANSEN                                                                       374,668
CONG. SHARIT HAPLETA                                                               350,000

                                                                                                  Beneficial Ownership
Selling Shareholder                                            Common Stock Offered Hereby        After Offering
-------------------                                            ---------------------------        --------------------

                                                                                                   Number       Percent
                                                                                                   ------       -------
WILLIAM F HARRITY JR                                                               126,668
ROBERT P HAUPTFUHRER FAMILY PARTNERSHIP                                             40,000
JACK M HEALD                                                                        23,334
ANDREW B HEBENSTREIT                                                                46,668
ANN HEBENSTREIT                                                                     20,000
ADELE H HEPBURN(1)                                                                 666,668       1,551,688       2.50%
STEPHEN P. HERBERT(2)                                                              112,820         866,960       1.40%
JANET J HEWES                                                                       30,000
AHP HOLDINGS, LP                                                                   186,668
MICHELLE R HOLLENSHEAD                                                               8,334
DAVID W HUBBERT                                                                     20,000
GORDON F HUDSON                                                                     30,000
MARK J HUDSON                                                                       30,000
NICHOLAS HUDSON                                                                     23,334
CHRISTINE F HUGES                                                                   11,668
HULL OVERSEAS, LTD                                                                 170,000
I.W. MILLER GROUP(3)                                                               300,000         268,750         *
STEVE ILLES                                                                        233,334       1,625,000       2.62%
STEVE & ELIZABETH ILLES                                                          1,666,668       1,625,000       2.62%
ROBERT B & MARY LOU JACOBY                                                          13,334
PATRICIA E. RUGART CUST. FOR JACQUELINE RUGART                                      10,000
GEORGE R. JENSEN, JR.(4)                                                           112,820       1,243,910       2.01%
WILLIAM ROBERT JOHNSTON                                                            100,000
DONALD R & JOAN F JONES SR                                                          33,334
MICHAEL KATCHER                                                                     30,000
THOMAS A KATCHUR                                                                   200,000
KAUFMAN & ASSOCIATES                                                               180,000
ROBERT G. PADRICK, TRUSTEE FBO KELLIE NICOLE PADRICK                                33,334
GEORGE H & JUNE Y KILMARX                                                           26,668
HARRIETTE D KLANN                                                                   13,334
SHIRLEY K KNERR                                                                     30,000
PHILLIP S KROMBOLZ                                                                  66,668
JOE LABRUM                                                                             334

                                                                                                  Beneficial Ownership
Selling Shareholder                                            Common Stock Offered Hereby        After Offering
-------------------                                            ---------------------------        --------------------

                                                                                                   Number       Percent
                                                                                                   ------       -------
KATE LABRUM                                                                            334
SARA LABRUM                                                                            334
AARON LEHMANN                                                                       26,668
SHELLEY & JAMES LEROUX                                                              40,000
WARREN D LEWIS                                                                      23,334
H MATHER & MARGARET W LIPPINCOTT                                                     3,334
DOUGLAS M LURIO(5)                                                                 100,000         163,713         *
CORNERSTONE PUBLIC RELATIONS GROUP INC                                               7,500
JAMES P MACCAIN                                                                     46,668
AIMEE MARCHAND                                                                       5,000
MARIEL MARCHAND                                                                      5,000
ROBIN H MARCHAND                                                                    23,334
KATHLEEN J MASON                                                                   306,668
G DIEHL MATEER JR.                                                                  23,334
MICHAEL JOHN MCGONOUGH CUST. FOR MATTHEW MICHAEL MCDONOUGH                             268
CHARLES A MAYER                                                                     26,668
THOMAS E MCCARTY(6)                                                                 66,668         133,332         *
ROBERT G MCGARRAH(7)                                                               100,000         100,000         *
PETER J MCGUIRE                                                                    320,000
JAMES F MERRIMAN                                                                    40,000
MICHAEL W MILES                                                                     40,000
BARBARA HOWARD MILLER                                                               36,668
HARLEY & BROOK MILLER                                                               26,668
GEORGE W MOFFITT JR                                                                 90,000
KENNETH G MOLTA                                                                     13,334
ROBERT & ROSEMARY MONTGOMERY                                                        26,668
LOUIS J & KAREN M MUTH                                                              23,334
ELIZABETH L NELSON                                                                 100,000
GREGG J NEWHUIS                                                                    586,668
JEFFREY M NEWHUIS                                                                  106,668
NEWS USA INC                                                                       200,000
PAUL NORDIN                                                                         13,334

                                                                                                  Beneficial Ownership
Selling Shareholder                                            Common Stock Offered Hereby        After Offering
-------------------                                            ---------------------------        --------------------

                                                                                                   Number       Percent
                                                                                                   ------       -------
GEORGE O'CONNELL                                                                   320,000
SUSAN ODELL                                                                         46,668
ERIC PAGH                                                                           30,000
MICHAEL A PARKER                                                                    26,668
NEIL L PARKER                                                                       20,000
DOUGLAS A PERRY                                                                      8,334
LARRY R PERRY                                                                        8,334
MATTIE A & WILLIAM R PERRY                                                          16,668
RICHARD D PERRY                                                                      8,334
HELEN PETLOWANY                                                                      6,668
ROY T PIRHALA                                                                       13,334
RANDY J POST                                                                         6,668
ROBERT H POTTS                                                                      23,334
BARBARA L PRESCOTT                                                                   5,000
CHARLES W & MARIA O PROCTOR III                                                      3,334
JEANNE S QUIST                                                                      26,668
PAUL RAFFERTY                                                                       66,668
PAUL J & D JOAN RAFFERTY                                                            60,000
ROSAMOND P RANKIN & BYRD M HOWIE                                                     6,668
WILLIAM RECKTENWALD                                                                 80,000
HARRY RENNER IV                                                                    135,000
JOHN B RETTEW III                                                                   33,334
GEORGE B RICHARDSON                                                                 83,334
PATRICIA E. RUGART CUST. FOR ROBERT TURNER RUGART                                   10,000
GARDINER ROGERS                                                                     20,000
ROBERT ROGGIO                                                                       13,334
JOHN E HAMILTON ROTH IRA WITH WACHOVIA SECURITIES                                   33,334
PETER S RUBEN                                                                       60,000
KARL F RUGART                                                                       30,000

                                                                                                  Beneficial Ownership
Selling Shareholder                                            Common Stock Offered Hereby        After Offering
-------------------                                            ---------------------------        --------------------

                                                                                                   Number       Percent
                                                                                                   ------       -------
JOHN S RUPP                                                                         25,000
CHARLES SCHWAB & CO FBO PETER A SANDS IRA ACCT 7780-9057                            26,668
WILLIAM F SCHOENHUT JR                                                              26,668
RICHARD SCHONWALD                                                                  500,000        815,000         1.31%
MARY L SCRANTON                                                                     23,334
BEN SIDES                                                                            6,668
JOSEPH SINGER                                                                       26,668
LESLIE & ETHEL SINGER                                                               23,334
ROBERT G & ROCIO SINGER                                                             26,668
RICHARD O SMITH                                                                     20,000
STEVEN W  & MARIE E SMITH                                                           30,000
STEVEN W SMITH SSB AS IRA CUSTODIAN                                                 60,000
DANIEL E SPEALMAN                                                                   93,334
BB SECURITIES CO FBO DANIEL E SPEALMAN IRA                                          58,334
MICHAEL & ELLEN STEIR                                                               56,668
HOMER N & NATHALIE W STEWART                                                        20,000
PRISCILLA STITT                                                                      4,000
EDWARD B STOKES                                                                     20,000
MARCUS B & EMIKO M STRINGFELLOW                                                     80,000
CAROLYN S & CLARK D STULL JR JTWROS                                                 31,668
JEAN TURNER                                                                          6,668
WILLIAM L VAN ALEN JR(8)                                                            26,668         90,833          *
VIRTUAL CONCEPTS CORP(9)                                                           240,000
LOIS M WAGNER                                                                       15,000
ROBERT E WAGNER                                                                     55,714
C ANTHONY WAINWRIGHT                                                                30,000
JOHN WECKERLING                                                                     53,334
HENRY W WESSELLS III                                                                 3,334
DELTA WESTERN COMPANY                                                              300,000

                                                                                                  Beneficial Ownership
Selling Shareholder                                            Common Stock Offered Hereby        After Offering
-------------------                                            ---------------------------        --------------------

                                                                                                   Number       Percent
                                                                                                   ------       -------
ARTHUR L WHEELER                                                                    66,668
ARTHUR A WIENER                                                                      4,034
J EDWARD WILLARD                                                                    53,334
WILLIAM W SELLERS TR UA 11/20/00 WILLIAM W SELLERS REV TRUST(10)                    53,334         745,742       1.21%
MARGARET S WILLIAMS                                                                 68,668
ROBERT H WILLIAMS DDS ASSOC PROFIT SHARING PLAN                                    100,000
DONALD J ZELENKA                                                                   180,000
RUTH ZWEIGBAUM                                                                      14,168
                                                                                ----------


                        TOTAL                                                   14,790,880
                                                                                ==========

-------------
* Less than one percent (1%).
(1)   Mrs. Hepburn is the Director of Public Relations of USA.
(2)   Mr. Herbert is President of USA.
(3)   I.W. Miller Group is our public relations firm.
(4)   Mr. Jensen is Chairman and CEO of USA.
(5) Mr. Lurio is a Director and his law firm, Lurio & Associates, P.C., is general counsel to USA.
(6)   Mr. McCarty is a consultant to USA.
(7)   Mr. McGarrah is a consultant to USA.
(8)   Mr. Van Alen is a Director of USA.
(9)   Acts as our consultant.
(10)  Mr. Sellers is a Director of USA.

                        2001 - C RESTRICTED COMMON STOCK

                                                                                                         Beneficial Ownership
Selling Shareholder                                                 Common Stock Offered Hereby          After Offering
-------------------                                                 ---------------------------          --------------------

                                                                                                         Number       Percent
                                                                                                         ------       -------
JACKSON L ANDERSON                                                                  12,000
CHARLES W APPLE                                                                     40,000
REBA A BEESON                                                                       10,000
MARION DOUGLAS BELIN & TEDDIE EARLINE BELIN                                         40,000
GUNTER J BEYER                                                                      10,000
KATHLYNE K BIRDSALL                                                                  5,000
RICHARD & MARY BIRTZ                                                                12,000
JOSEPH J BOLITSKY                                                                   60,000
EDWIN R BOYNTON (1)                                                                 50,000              190,500          *
NEAL BOZENTKA                                                                       40,000
WILLIAM P BURKS MD                                                                   5,000
AUGUST B CASTLE JR                                                                  62,716
GARY CELLA                                                                          15,000
ROBERT J CLARKE                                                                     20,000
JOHANNA CRAVEN                                                                       6,000
HELENA CRECRAFT                                                                     10,000
CLIFTON B CURRIN                                                                     6,000
BENJAMIN H DEACON                                                                   10,000
SHERI LYNN DEMARIS                                                                  30,000
DONALD M & DIANNE M DENLINGER                                                       36,000
LOUIS E & ROSE M DI RENZO                                                           10,000
JAMES W EFFRON                                                                      14,000
SOLOMON ELLNER                                                                      90,000
ANTHONY J FANELLI                                                                    4,000
FIN MAP CORPORATION                                                                150,000
FIRST VARICK CAPITAL CORP                                                          150,000
JOHN S FOSTER MD                                                                    60,000
ROBERT R FREY                                                                        9,900
ELLEN GIMBEL                                                                         6,000
HAROLD N GRAY                                                                       10,000
JAMES P & JOYCE M GREAVES                                                           20,000

                                                                                                         Beneficial Ownership
Selling Shareholder                                                 Common Stock Offered Hereby          After Offering
-------------------                                                 ---------------------------          --------------------

                                                                                                         Number       Percent
                                                                                                         ------       -------
KENNETH R HARRIS                                                                     4,800
ANDREW B HEBENSTREIT                                                                60,000
CYNTHIA LOCKHART HEBERTON                                                            2,000
MAUREEN E HENDRON                                                                   25,000
ADELE H HEPBURN (2)                                                                102,000             2,106,356        3.40%
AUSTIN HEPBURN (2)                                                                  10,000             2,106,356        3.40%
STEPHEN P HERBERT (3)                                                              216,250               763,530        1.23%
ELWOOD E HERBERT                                                                    10,000
BJ HOLMES                                                                            5,000
ROBERT B & MARY LOU JACOBY                                                          12,000
JOAN S. JAY                                                                         20,000
GEORGE R JENSEN JR (4)                                                             216,250             1,140,480        1.84%
DONALD R & JOAN F JONES                                                             12,000
ROBERT F & DEBORAH L JONES JTWROS                                                  100,000
THOMAS A KATCHUR                                                                    20,000
HARRIETTE D KLANN                                                                   10,000
HAVEN BROCK KOLLS (5)                                                              100,000               428,000          *
LOIS A LANDIS                                                                        4,000
MICHAEL LAWLOR (6)                                                                  65,000               164,550          *
SHELLEY & JAMES LEROUX III                                                          12,000
LYLA CAPITAL                                                                       100,000
LELAND P MAXWELL (7)                                                                65,000               202,050          *
LILY L MCCARTNEY                                                                     8,000
THOMAS E MCCARTY (8)                                                                50,000               149,999          *
ROBERT G MCGARRAH                                                                  100,000
AL MIGLIACCIO CUSTODIAN FOR ASHLEE MIGLIACCIO                                       20,000
MICHAEL W MILES                                                                     20,000
HARLEY & BROOK MILLER                                                                5,000
MULL & PAIGE ASSOCIATES LLC                                                        100,000
ELIZABETH L NELSON                                                                  20,000
SUSAN ODELL                                                                         40,000
ROBERT G PADRICK                                                                   100,000
ROBERT G. PADRICK TRUSTEE FOR ROBERT G. PADRICK P/S/P AND TRUST                    100,000
ERIC PAGH                                                                           20,000
RICHARD G & LAURA J PARKER                                                          24,000
ROBERT A PETT                                                                      200,000

                                                                                                                Beneficial Ownership
Selling Shareholder                                                          Common Stock Offered Hereby        After Offering
-------------------                                                          ---------------------------        --------------------

                                                                                                                 Number     Percent
                                                                                                                 ------     -------
ROY T PIRHALA                                                                        6,634
ROGER RADPOUR                                                                       56,000
JOHN S RUPP                                                                          2,000
RICHARD S SCHONWALD                                                                180,000
RAYMOND K SHOTWELL                                                                   2,000
GEORGE H SORRELL                                                                     6,000
DANIEL E SPEALMAN                                                                   18,000
ROBERT SPEARS                                                                      100,000
MICHAEL K STERN                                                                     30,000
HOMER N & NATHALIE W STEWART                                                         6,000
PRISCILLA STITT                                                                      2,000
STRATEGIC INVESTMENT MANAGEMENT SA                                                 400,000
CLARK D & CAROLYN S STULL JR JTWROS                                                  4,800
TECHNOLOGY PARTNERS (HOLDINGS)LLC                                                  120,000
ALFRED HUNTER & SUSAN MARY THOMPSON                                                  3,000
ANDREW ANDERSON & MARY LYNN THOMPSON                                                 2,000
DANIEL G THOMPSON                                                                    4,000
ROSALIE H THOMPSON                                                                  20,000
SAMUEL REEVES THOMPSON                                                               4,000
JAMES L VAN ALEN                                                                     6,000
WILLIAM W SELLERS TR UA 11/20/00 WILLIAM W SELLERS REV TRUST (9)                   100,000                       699,076    1.13%
MARGARET S WILLIAMS                                                                 18,000
ROBERT H WILLIAMS DDS ASSOC PROFIT SHARING PLAN                                     24,000
DEBORAH WITTE                                                                       90,000
MIKE WUSINICH                                                                       20,000
RUTH ZWEIGBAUM                                                                       6,000
                                                                                 ---------
                         TOTAL                                                   4,212,350
                                                                                 =========



-------------
* Less than one percent (1%).
(1)  Mr. Boynton is a Director of USA.
(2) Adele Hepburn and Austin Hepburn are husband and wife. Mrs. Hepburn is the Director of Public Relations of USA.
(3)  Mr. Herbert is a Director, President and Chief Operating Officer of USA.
(4)  Mr. Jensen is Chairman of the Board and Chief Executive Officer of USA.
(5)  Mr. Kolls is Senior Vice President of Research and Development of USA.
(6)  Mr. Lawlor is the Vice President of Marketing and Sales of USA.
(7)  Mr. Maxwell is the Treasurer and Chief Financial Officer of USA.
(8)  Mr. McCarty is an employee of USA.
(9)  Mr. Sellers is a Director of USA.

                    2001 - C COMMON STOCK PURCHASE WARRANTS

                                                                                                         Beneficial Ownership
Selling Shareholder                                                 Common Stock Offered Hereby          After Offering
-------------------                                                 ---------------------------          --------------------

                                                                                                         Number       Percent
                                                                                                         ------       -------
JACKSON L ANDERSON                                                                  12,000
CHARLES W APPLE                                                                     40,000
REBA A BEESON                                                                       10,000
MARION DOUGLAS BELIN & TEDDIE EARLINE BELIN                                         40,000
GUNTER J BEYER                                                                      10,000
KATHLYNE K BIRDSALL                                                                  5,000
RICHARD & MARY BIRTZ                                                                12,000
JOSEPH J BOLITSKY                                                                   60,000
EDWIN R BOYNTON (1)                                                                 50,000              190,500          *
NEAL BOZENTKA                                                                       40,000
WILLIAM P BURKS MD                                                                   5,000
AUGUST B CASTLE JR                                                                  62,716
GARY CELLA                                                                          15,000
ROBERT J CLARKE                                                                     20,000
JOHANNA CRAVEN                                                                       6,000
HELENA CRECRAFT                                                                     10,000
CLIFTON B CURRIN                                                                     6,000
BENJAMIN H DEACON                                                                   10,000
SHERI LYNN DEMARIS                                                                  30,000
DONALD M & DIANNE M DENLINGER                                                       36,000
LOUIS E & ROSE M DI RENZO                                                           10,000
JAMES W EFFRON                                                                      14,000
SOLOMON ELLNER                                                                      90,000
ANTHONY J FANELLI                                                                    4,000
FIN MAP CORPORATION                                                                150,000
FIRST VARICK CAPITAL CORP                                                          150,000
JOHN S FOSTER MD                                                                    60,000
ROBERT R FREY                                                                        9,900
ELLEN GIMBEL                                                                         6,000
HAROLD N GRAY                                                                       10,000
JAMES P & JOYCE M GREAVES                                                           20,000

                                                                                                         Beneficial Ownership
Selling Shareholder                                                 Common Stock Offered Hereby          After Offering
-------------------                                                 ---------------------------          --------------------

                                                                                                         Number       Percent
                                                                                                         ------       -------
KENNETH R HARRIS                                                                     4,800
ANDREW B HEBENSTREIT                                                                60,000
CYNTHIA LOCKHART HEBERTON                                                            2,000
MAUREEN E HENDRON                                                                   25,000
ADELE H HEPBURN (2)                                                                102,000             2,106,356        3.40%
AUSTIN HEPBURN (2)                                                                  10,000             2,106,356        3.40%
STEPHEN P HERBERT (3)                                                              216,250               763,530        1.23%
ELWOOD E HERBERT                                                                    10,000
BJ HOLMES                                                                            5,000
ROBERT B & MARY LOU JACOBY                                                          12,000
JOAN S. JAY                                                                         20,000
GEORGE R JENSEN JR (4)                                                             216,250             1,140,480        1.84%
DONALD R & JOAN F JONES                                                             12,000
ROBERT F & DEBORAH L JONES JTWROS                                                  100,000
THOMAS A KATCHUR                                                                    20,000
HARRIETTE D KLANN                                                                   10,000
HAVEN BROCK KOLLS (5)                                                              100,000               428,000          *
LOIS A LANDIS                                                                        4,000
MICHAEL LAWLOR (6)                                                                  65,000               164,550          *
CECIL LEDESMA                                                                       40,000
SHELLEY & JAMES LEROUX III                                                          12,000
LYLA CAPITAL                                                                       100,000
LELAND P MAXWELL (7)                                                                65,000               202,050          *
LILY L MCCARTNEY                                                                     8,000
THOMAS E MCCARTY (8)                                                                50,000               149,999          *
ROBERT G MCGARRAH                                                                  100,000
AL MIGLIACCIO CUSTODIAN FOR ASHLEE MIGLIACCIO                                       20,000
MICHAEL W MILES                                                                     20,000
HARLEY & BROOK MILLER                                                                5,000
MULL & PAIGE ASSOCIATES LLC                                                        100,000
ELIZABETH L NELSON                                                                  20,000
SUSAN ODELL                                                                         40,000
ROBERT G PADRICK                                                                   100,000
ROBERT G. PADRICK TRUSTEE FOR ROBERT G. PADRICK P/S/P AND TRUST                    100,000
ERIC PAGH                                                                           20,000
RICHARD G & LAURA J PARKER                                                          24,000
ROBERT A PETT                                                                      200,000               390,000          *

                                                                                                                Beneficial Ownership
Selling Shareholder                                                          Common Stock Offered Hereby        After Offering
-------------------                                                          ---------------------------        --------------------

                                                                                                                 Number     Percent
                                                                                                                 ------     -------
ROY T PIRHALA                                                                        6,634
ROGER RADPOUR                                                                       56,000
JOHN S RUPP                                                                          2,000
RICHARD S SCHONWALD                                                                180,000
THOMAS SHANNON                                                                      30,000
RAYMOND K SHOTWELL                                                                   2,000
GEORGE H SORRELL                                                                     6,000
DANIEL E SPEALMAN                                                                   18,000
ROBERT SPEARS                                                                      100,000
MICHAEL K STERN                                                                     30,000
HOMER N & NATHALIE W STEWART                                                         6,000
PRISCILLA STITT                                                                      2,000
STRATEGIC INVESTMENT MANAGEMENT SA                                                 400,000
CLARK D & CAROLYN S STULL JR JTWROS                                                  4,800
TECHNOLOGY PARTNERS (HOLDINGS)LLC                                                  120,000
ALFRED HUNTER & SUSAN MARY THOMPSON                                                  3,000
ANDREW ANDERSON & MARY LYNN THOMPSON                                                 2,000
DANIEL G THOMPSON                                                                    4,000
ROSALIE H THOMPSON                                                                  20,000
SAMUEL REEVES THOMPSON                                                               4,000
JAMES L VAN ALEN                                                                     6,000
WILLIAM W SELLERS TR UA 11/20/00 WILLIAM W SELLERS REV TRUST (9)                   100,000                       699,076    1.13%
MARGARET S WILLIAMS                                                                 18,000
ROBERT H WILLIAMS DDS ASSOC PROFIT SHARING PLAN                                     24,000
DEBORAH WITTE                                                                       90,000
MIKE WUSINICH                                                                       20,000
RUTH ZWEIGBAUM                                                                       6,000
                                                                                 ---------
                         TOTAL                                                   4,212,350
                                                                                 =========



-------------
* Less than one percent (1%).
(1)  Mr. Boynton is a Director of USA.
(2) Adele Hepburn and Austin Hepburn are husband and wife. Mrs. Hepburn is the Director of Public Relations of USA.
(3)  Mr. Herbert is a Director, President and Chief Operating Officer of USA.
(4)  Mr. Jensen is Chairman of the Board and Chief Executive Officer of USA.
(5)  Mr. Kolls is Senior Vice President of Research and Development of USA.
(6)  Mr. Lawlor is the Vice President of Marketing and Sales of USA.
(7)  Mr. Maxwell is the Treasurer and Chief Financial Officer of USA.
(8)  Mr. McCarty is an employee of USA.
(9)  Mr. Sellers is a Director of USA.

                             MARKET FOR COMMON STOCK

          The Common Stock is currently traded on the OTC Electronic Bulletin Board under the symbol USTT.

         The high and low bid prices on the OTC Electronic Bulletin Board for the Common Stock were as follows:

Fiscal
------

2000                                              High            Low
----                                              ----            ---
First Quarter (through September 30, 1999)        $ 2.94          $1.63
Second Quarter (through December 31, 1999)        $ 6.56          $1.63
Third Quarter (through March 31, 2000)            $ 4.50          $2.19
Fourth Quarter (through June 30, 2000)            $ 3.38          $1.31

2001
----
First Quarter (through September 30, 2000)        $ 1.75          $0.91
Second Quarter (through December 31, 2000)        $ 1.78          $0.66
Third Quarter (through March 31, 2001)            $ 1.78          $0.88
Fourth Quarter (through June 30, 2001)            $ 1.28          $0.74

2002
----
First Quarter (through September 30, 2001)        $ 1.09          $0.52

         Such quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

         At June 30, 2001, there are 4,886,667 shares of Common Stock issuable upon exercise of outstanding options. Of the 4,886,667 options, 5,000 are exercisable at $.50 per share, 735,000 are exercisable at $1.00 per share, 3,000,000 are exercisable at $1.25 per share, 310,000 are exercisable at $1.50 per share, 656,167 are exercisable at $2.00 per share, 84,000 are exercisable at $2.50 per share, 81,500 are exercisable at $4.50 per share, and 15,000 are exercisable at $5.00 per share. Subsequent to year end, 3,000,000 of the outstanding options expired unexercised. The Company has registered for resale under the 1933 Act all of the Common Stock underlying the options. All of the aforesaid options have been issued by the Company to employees, Directors, officers and consultants.

         As of June 30, 2001, the following Warrants were outstanding:

                  4,000 1996-B Warrants;
                  1,500 1997 Warrants;
                  2,500 1998-A Warrants;
                  5,000 1998-B Warrants;
                  200,400 consultant warrants;
                  1,580,828 Swartz Private Equity, LLC warrants;
                  1,000,000 Automated Merchandising Systems, Inc. warrants; 5,338,800 2001-B Warrants; and
                  100,000 GEMA Warrants.

         As of June 30, 2001, the Company has registered for resale under the 1933 Act all of the Common Stock underlying these warrants (other than those underlying the GEMA Warrants and 2001-B Warrants).

         As of June 30, 2001, there are $5,896,500 face value of Senior Notes Outstanding which are convertible into 4,621,200 shares of Common Stock, of these, $5,656,500 are due December 31, 2003, with the remainder due December 31, 2001.

         On June 30, 2001 there were 1,167 record holders of the Common Stock and 596 record holders of the Preferred Stock.

         The holders of the Common Stock are entitled to receive such dividends as the Board of Directors of the Company may from time to time declare out of funds legally available for payment of dividends. Through the date hereof, no cash dividends have been declared on the Company's securities. No dividend may be paid on the Common Stock until all accumulated and unpaid dividends on the Preferred Stock have been paid. As of June 30, 2001, such accumulated unpaid dividends amount to $4,621,150 and an additional $413,219 of dividends accrued on August 1, 2001.

         During fiscal year 2001, certain holders of the Company's Preferred Stock converted 11,160 shares into 11,160 shares of Common Stock. Certain of these shareholders also converted cumulative preferred dividends of $87,030 into 8,703 shares of Common Stock.

         As of June 30, 2001, there were 555,284 shares of Common Stock issuable upon conversion of the outstanding Preferred Stock and 462,115 shares issuable upon the conversion of cumulative Preferred Dividends, which when and if issued would be freely tradeable under the Act.

         Subsequent to June 30, 2001 the following equity activity occurred:

         On September 14, 2001, the Company completed the 2001-B Private Placement. An additional $2,116,054 has been received in cash from July 1, 2001 through September 28, 2001 related to this Private Placement. A total of 7,395,440 shares were sold, with 14,790,880 warrants exercisable at $.50 per share. See -- "Certain Transactions."

         Subsequent to June 30, 2001, the Company executed a Securities Purchase Agreement with a private placement investment company for the purchase of $225,000 of Convertible Debentures bearing 9 3/4 percent interest with a maturity date of August 3, 2003. Interest is payable by the Company monthly in arrears. The Debenture is convertible at any time after the earlier of the effectiveness of the registration statement or 90 days following issuance, at the lower of $1.00 per share or 80% of the lowest closing bid price of the Common Stock during the 30 days preceding exercise. As of September 20, 2001, the Company has received $100,000 with the remainder to be received when the Company completes the registration of the conversion shares. In July 2001, the investment company also paid gross proceeds of $50,000 to the Company to secure the right to exercise up to 500,000 warrants for a one year period commencing on the date on which the Registration Statement is first declared effective. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

         On October 19, 2001 the Company completed the 2001-C Private Placement, with 4,212,350 shares sold pursuant to the offering. Of the shares sold, 637,500 were issued in exchange for services rendered and 3,574,850 for cash ($1,787,425). As of the date of this Prospectus, we have received cash of $497,344 and have subscription agreements for $2,066,175. See -- "Certain Transactions."

         During October 2001, we issued 200,000 shares to Ratner & Prestia, P.C., our intellectual property counsel. The proceeds of the sales of these shares will be applied towards the unpaid professional fees due to them by us which as of October 22, 2001 were $214,855. We have agreed to register these shares for resale under the Act at our expense.

         Certain holders of the Company's Preferred Stock converted 4,325 shares into 4,325 shares of Common Stock; certain of these shareholders also converted cumulative preferred dividends of $38,920 into 3,892 shares of Common Stock.

                            DESCRIPTION OF SECURITIES

General

         We are authorized to issue up to 62,000,000 shares of common stock, no par value, and 1,800,000 shares of undesignated preferred stock. As of the date hereof, 900,000 shares have been designated as series A convertible preferred stock, no par value.

         As of June 30, 2001, there were 21,450,755 shares of common stock issued and outstanding and 555,284 shares of series A preferred stock issued and outstanding which are convertible into 555,284 shares of common stock. Through June 30, 2001, a total of 555,866 shares of preferred stock have been converted into 632,310 shares of common stock and $2,352,214 of accrued and unpaid dividends thereon have been converted into 255,398 shares of common stock.






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


Consultant Warrants

         We entered into a consulting agreement with Harmonic Research, Inc. pursuant to which we issued to Harmonic fully vested warrants to acquire up to 150,000 shares of common stock at $2.50 per share. The warrants are exercisable at any time for two years following issuance. The warrants were issued to Harmonic pursuant to Rule 506 under the Act, and the shares of common stock underlying the warrants will be issued to Harmonic pursuant to such exemption. Pursuant to the consulting agreement, we retained Harmonic as a consultant for a three month period ending December 1, 1999, and agreed to pay Harmonic a fee of $5,000 per month. During February 2000, Harmonic exercised warrants for 34,000 shares at $2.50 per share. In April, 2000, we permanently reduced the exercise price of the remaining warrants to $1.00 per share. The remainder of these options (116,000) expired in August 2001.

         In April 2001, we issued warrants to purchase up to 75,000 shares to the Investor Relations Group. The warrants are exercisable at any time for five years at $1.25 per share.

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

         We have at our expense registered for resale under the Act all of the common stock underlying the consultant warrants.

Management Options

         As of June 30, 2001, we had issued to our employees and consultants options to acquire up to:

         o    15,000 shares at $5.00 per share;
         o    81,500 shares at $4.50 per share;
         o    84,000 shares at $2.50 per share;
         o    656,167 shares at $2.00 per share;
         o    310,000 shares at $1.50 per share;
         o    735,000 shares at $1.00 per share;
         o 3,000,000 shares at $1.25 per share (which expired unexercised in September 2001); and
         o    5,000 shares at $.50 per share.

         In connection with the management options, we have, at our cost and expense, filed a registration statement under the Act covering the resale of all the common stock underlying the options.

La Jolla Debenture and Warrants

         During July 2001, the Company issued to La Jolla Cove Investors, Inc. a warrant to purchase up to 500,000 shares of Common Stock. The warrant can be exercised at any time in whole or in part within one year following the effectiveness of the registration statement covering the resale of the shares issuable upon exercise of the warrant. The exercise price of the warrant is the lower of $1.00 or 80% of the lowest closing bid price of the Common Stock during the 20 trading days prior to exercise. The Company has agreed to prepare and file at its cost and expense a registration statement covering the resale by La Jolla of the shares underlying the warrant. At the time of the issuance of the warrant, La Jolla paid to the Company a non-refundable fee of $50,000 to be credited towards the exercise price under the warrant. A broker-dealer received a commission of $3,500 in connection with this warrant.

         During August 2001, the Company issued to La Jolla a $225,000 Convertible Debenture bearing 9 3/4 percent interest with a maturity date of August 2, 2003. Interest is payable by the Company monthly in arrears. The Debenture is convertible at any time after the earlier of the effectiveness of the registration statement referred to below or 90 days following issuance at the lower of $1.00 per share or 80% of the lowest closing bid price of the Common Stock during the 20 days preceding exercise. If on the date of conversion the closing bid price of the shares is $.40 or below, the Company shall have the right to prepay the portion being converted at 150% of the principal amount being converted. In such event, La Jolla shall have the right to withdraw its conversion notice. At the time of conversion of the Debenture, the Company has agreed to issue to La Jolla warrants to purchase an amount of Common Stock equal to ten times the number of shares actually issued upon conversion of the Debenture. The warrants are exercisable at any time for two years following issuance and at the related conversion price of the Debenture. The Company has agreed to prepare and file at its expense a registration statement covering the resale of the shares of Common Stock underlying the Debenture as well as the related warrants issuable upon conversion of the Debenture. La Jolla paid to the Company the sum of $100,000 at the time of the issuance of the Debenture and has agreed to pay $125,000 at the time of the effective date of the registration statement.


SWARTZ INVESTMENT AGREEMENT

         On September 15, 2000, we entered into an investment agreement with Swartz Private Equity, LLC. The investment agreement entitles us to issue and sell our common stock for up to an aggregate of $20 million from time to time during a three-year period following the effective date of this registration statement. This is also referred to as a put right. To date, Swartz has purchased a nominal amount of our shares and we do not anticipate any significant purchases in the future.

         In order to invoke a put right, we must have an effective registration statement on file with the SEC registering the resale of the common shares which may be issued as a consequence of the invocation of that put right. Additionally, we must give at least ten but not more than twenty business days advance notice to Swartz of the date on which we intend to exercise a particular put right and we must indicate the number of shares of common stock we intend to sell to Swartz. At our option, we may also designate a maximum dollar amount of

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

common stock (not to exceed $2 million) which we will sell to Swartz during the put and/or a minimum purchase price per common share at which Swartz shall purchase shares during the put. The number of shares of common stock sold to Swartz in a put may not exceed the lesser of (i) 1,500,000 shares of our common stock, (ii) the maximum put amount set forth in our advance put notice, (iii) $2,000,000 worth of common stock, (iv) 15% of the aggregate daily reported trading volume of our common shares, excluding block trades of 20,000 or more shares of our common stock, during the 20 business days after the date of our put notice, excluding any trading days in which the common stock trades below a minimum price, if any, that we specify in our put notice; (v) 15% of the aggregate daily reported trading volume of our common shares, excluding block trades of 20,000 or more shares of our common stock, during the 20 business days before the put date, or (vi) a number of shares that, when added to the number of shares acquired by Swartz under the investment agreement during the 31 days preceding the put date, would not exceed 9.99% of our total number of shares of common stock outstanding (as calculated under Section 13(d) of the Securities Exchange Act of 1934).

         For each share of common stock, Swartz will pay us the lesser of the market price for each share, minus $0.075, or 91% of the market price for each share. However, Swartz may not pay us less than the designated minimum per share price, if any, that we indicate in our notice.

         Market price is defined as the lowest closing bid price for the common stock during the applicable pricing period which consists of twenty consecutive business days following the date notice of the put was provided to Swartz. However, the market price may not be less than the designated minimum per share price, if any, that we indicated in our notice.

         On August 29, 2000 we issued and delivered to Swartz a warrant to purchase 1,200,000 shares of common stock. The warrants are currently exercisable at $1.00 per share and have a term of ten years. The exercise price of the warrant is subject to semi-annual reset provisions. In April 2001, the exercise price of these warrants was reduced to $.91 per share. In April 2001, we also issued to Swartz additional warrants to purchase up to 377,927 shares for $1.00 at any time within 10 years.

         Within five business days after the end of each pricing period, we are required to issue and deliver to Swartz a warrant to purchase a number of shares of common stock equal to 10% of the common shares issued to Swartz in the applicable put. Each warrant will initially be exercisable at the market price for the applicable put, and will have semi-annual reset provisions. Each warrant will be immediately exercisable and have a term beginning on the date of issuance and ending ten years thereafter.

         Swartz and its affiliates are prohibited from engaging in short sales of our common stock unless they have received a put notice and the amount of shares involved in a short sale does not exceed the number of shares specified in the put notice.

         We may terminate our right to initiate further puts or terminate the investment agreement by providing Swartz with notice of such intention to terminate; however, any such termination will not affect any other rights or obligations we have concerning the investment agreement or any related agreement.

         During the term of the investment agreement and for a period of sixty days after the agreement is terminated, we are prohibited from engaging in certain transactions without first obtaining the approval of Swartz. These include:

         o the issuance of any debt or equity securities convertible into or which carry the right to receive additional shares of common stock, for cash in a private transaction;

         o entering into a private equity line agreement similar to the Investment Agreement; or

         o the issuance of equity securities at a price which is discounted 20% or more below market price.

         Swartz has a right of first refusal to purchase any equity securities offered by us in any private transaction which closes on or prior to sixty days after the termination of the investment agreement.

Common Stock

         The holder of each share of common stock:

         o is entitled to one vote on all matters submitted to a vote of the shareholders of USA, including the election of directors. There is no cumulative voting for directors;
         o does not have any preemptive rights to subscribe for or purchase shares, obligations, warrants, or other securities of USA; and
         o is entitled to receive such dividends as the Board of Directors may from time to time declare out of funds legally available for payment of dividends.

         No dividend may be paid on the common stock until all accumulated and unpaid dividends on the series A preferred stock have been paid. Upon any liquidation, dissolution or winding up of USA, holders of shares of common stock are entitled to receive pro rata all of the assets of USA available for distribution, subject to the liquidation preference of the series A preferred stock of $10.00 per share and any unpaid and accumulated dividends on the series A preferred stock.


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

Series A Convertible Preferred Stock

         The holders of shares of series A preferred stock:

         o have the number of votes per share equal to the number of shares of common stock into which each such share is convertible (i.e., 1 share of series A preferred stock equals 1 vote);
         o are entitled to vote on all matters submitted to the vote of the shareholders of USA, including the election of directors; and
         o are entitled to an annual cumulative cash dividend of $1.50 per annum, payable when, as and if declared by the Board of Directors.

         The record dates for payment of dividends on the series A preferred stock are February 1 and August 1 of each year. Any and all accumulated and unpaid cash dividends on the series A preferred stock must be declared and paid prior to the declaration and payment of any dividends on the common stock. Any unpaid and accumulated dividends will not bear interest. As of June 30, 2001 the accumulated and unpaid dividends were $4,621,150.

         Each share of series A preferred stock is convertible at any time into 1 share of fully issued and non-assessable common stock. Accrued and unpaid dividends earned on shares of series A preferred stock being converted into common stock are also convertible into common stock at the rate $10.00 per share of common stock at the time of conversion and whether or not such dividends have then been declared by USA. As of June 30, 2001, a total of 555,866 shares of series A preferred stock have been converted into common stock and accrued and unpaid dividends thereon have been converted into 255,398 shares of common stock. The conversion rate of the series A preferred stock (and any accrued and unpaid dividends thereon) will be equitably adjusted for stock splits, stock combinations, recapitalizations, and in connection with certain other issuances of common stock by USA. Upon any liquidation, dissolution, or winding-up of USA, the holders of series A preferred stock are entitled to receive a distribution in preference to the common stock in the amount of $10.00 per share plus any accumulated and unpaid dividends.

         We have the right, at any time, to redeem all or any part of the issued and outstanding series A preferred stock for the sum of $11.00 per share plus any and all unpaid and accumulated dividends thereon. Upon notice by USA of such call, the holders of the series A preferred stock so called will have the opportunity to convert their shares and any unpaid and accumulated dividends thereon into shares of common stock. The $11.00 per share figure was the redemption price approved by the Directors and shareholders of USA at the time the series A preferred stock was created and first issued. We currently have no plans to redeem the preferred stock.

         We issued a special stock dividend consisting of one-third of a share of common stock for each share of series A preferred stock issued and outstanding on August 1, 1995. The stock dividend consisted of an aggregate of 190,860 shares of common stock.


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

12% Senior Notes

         The principal amount of each 12% senior note which is not voluntarily converted shall be payable on December 31, 2001, at which time any unpaid and accrued interest shall also become due. Interest shall accrue at the rate of 12% per annum from and after the date of issuance and shall be payable quarterly in arrears on December 31, March 31, June 30, and September 30 of each year until December 31, 2001. The senior notes are senior to all existing equity securities of USA, including the series A preferred stock. As of June 30, 2001, a total of $240,000 of these senior notes remain outstanding.

         During October 1999, the Company authorized voluntary conversion of all or any part of the 12% senior notes into shares of common stock at the rate of $2.50 per share, at any time until the maturity date of December 31, 2001. If all of the $4,618,000 principal amount of the notes are converted, we would issue 1,847,200 shares of common stock. We have registered for resale under the Act the shares of common stock into which the senior notes are convertible. During the fiscal year ended June 30, 2001 and 2000, an aggregate principal amount of $10,000 and $545,000, respectively of the senior notes were converted into 4,000 and 218,000 shares of common stock.

         In fiscal 2001, we sold another $5,681,500 of senior notes due December 31, 2003. Of this amount $3,823,000 were purchased through the exchange of $3,823,000 of the old senior notes (leaving $240,000 of the old senior notes outstanding). These notes bear interest at 12% per annum. The principal amount of these notes is convertible at any time into shares of common stock at the rate of $1.25 per share. The interest paid on these notes is also convertible into shares of common stock at the rate of $0.50 per share for the quarter ending September 30, 2001 and December 31, 2001, and at the rate of $1.00 per share thereafter.

         The indebtedness evidenced in the senior note is subordinated to the prior payment when due of the principal of, premium, if any, and interest on all "Senior Indebtedness", as defined herein, of USA as follows: Upon any distribution of its assets in a liquidation or dissolution of USA, or in bankruptcy, reorganization, insolvency, receivership or similar proceedings relating to USA, the Lender shall not be entitled to receive payment until the holders of Senior Indebtedness are paid in full. Until a payment default occurs with respect to any Senior Indebtedness, all payments of principal and interest due to Lender under the senior note shall be made in accordance with this senior note. Upon the occurrence of any payment default with respect to any Senior Indebtedness then, upon written notice thereof to USA and Lender by any holder of such Senior Indebtedness or its representative, no payments of principal or interest on the senior note shall be made by USA until such payment default has been cured to the satisfaction of the holder of such Senior Indebtedness or waived by such holder, provided, however, that if during the 180 day period following such default, the holder of Senior Indebtedness has not accelerated its loan, commenced foreclosure proceedings or otherwise undertaken to act on such default, then USA shall be required to continue making payments under the senior note, including any which had not been paid during such 180 day period. In the event that any institutional lender to USA at any time so requires, the Lender shall execute, upon request of USA, any intercreditor or subordination agreement(s) with any such institutional lender on terms not materially more adverse to the Lender then the subordination terms contained in this senior note.

         The term "Senior Indebtedness" shall mean (a) all direct or indirect, contingent or certain indebtedness of any type, kind or nature (present or future) created, incurred or assumed by USA with respect to any future bank or other financial institutional indebtedness of USA or (b) any indebtedness created, incurred, or assumed, by USA secured by a lien on any of our assets.


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
         Notwithstanding anything herein to the contrary, Senior Indebtedness does not include:

         o unsecured accounts payable to trade creditors of USA incurred in the ordinary course of business;
         o any debt owed by USA to any officer, director or stockholder of USA;
         o any obligation of Borrower issued or contracted for as payment in consideration of the purchase by USA of the capital stock or substantially all of the assets of another person or in consideration for the merger or consolidation with respect to which USA was a party;
         o    any operating lease obligations of USA;
         o any other indebtedness which by its terms is subordinated to the senior note; or
         o any "other indebtedness" which is subordinated to all indebtedness to which the senior note is subordinated in substantially like terms as the senior note; which such "other indebtedness" shall be treated as equal with the indebtedness evidenced by the senior note.

Convertible Securities and GEM Warrants

         During June 1997, we issued an aggregate of $500,000 of convertible securities pursuant to an agreement with Gem Advisors Inc. ("GEM") which provided GEM with the exclusive right to place the convertible securities with qualified purchasers. Through December 31, 1997, the holders of all $500,000 of convertible securities converted their securities into 191,574 shares of common stock at an average price of $2.60 per share. The convertible securities were issued by USA pursuant to Regulation S promulgated under the Act.

         Affiliates and/or consultants to GEM received non-redeemable warrants to purchase up to 200,000 shares of our common stock at a price of $2.00 per share at any time prior to June 23, 2002 ("GEM warrants"). These warrants have been issued by USA pursuant to Regulation S. Through June 30, 2001, 100,000 GEM warrants had been exercised, leaving a balance of 100,000 GEM warrants.

Common Stock Purchase Warrants

         o Each 2001-B warrant entitles its holder to immediately purchase one share for $.50 subject to reduction at any time. One-half of each holder's warrants are exercisable at any time prior to December 31, 2001 and the balance at any time prior to June 30, 2002 (or such later date as may be determined by USA).

         o Each 2001-C warrant entitles its holder to immediately purchase one share for $ .50 subject to reduction at any time. Each warrant expires on March 31, 2002 (or such later date as may be determined by USA).

         o Each 1999-A warrant entitles its holder to immediately purchase one share of common stock. The exercise price is $1.00 per share, except that through May 31, 2001, the exercise price had been reduced to $.50 per share. The 1999-A warrants are exercisable at any time on or prior to December 31, 2001, or such later date as may be determined by USA.

         o Each 1998-B warrant entitles its holder to immediately purchase one share of common stock. The exercise price is $4.00 per share, subject to reduction at any time by USA. The 1998-B warrants are exercisable at any time prior to August 17, 2003, or such later date as may be determined by USA. We had reduced the exercise price of the warrants to $1.00 through May 31, 2001.

         o Each 1998-A warrant entitles its holder to immediately purchase one share of common stock. The exercise price is $4.00 per share, subject to reduction at any time by USA. The 1998-A warrants are exercisable at any time prior to March 5, 2003 or such later date as may be determined by USA. We had reduced the exercise price of the warrants to $1.00 through May 31, 2001.

         o Each 1997 warrant entitles its holder to immediately purchase one share of common stock. The exercise price is $4.00 per share, subject to reduction at any time by USA. The 1997 Warrants are exercisable at any time prior to July 3, 2002, or such later date as may be determined by USA. We had reduced the exercise price of the warrants to $1.00 through May 31, 2001.

         o Each 1996-B warrant entitles its holder to immediately purchase one share of common stock. The exercise price is $3.00 per share, subject to reduction at any time by USA. The 1996-B warrants are exercisable at any time prior to February 28, 2002 or such later date as may be determined by USA. We had reduced the exercise price of the warrants to $1.00 through May 31, 2001.

         On May 31, 2001 all of the unexercised 2000-B Warrants, 1999-B Warrants, 1996 Warrants, 1995 Warrants and purchase rights expired.

         The warrants have been issued pursuant to warrant agreements by and between USA and American Stock Transfer & Trust Company, the warrant agent.

         We have registered for resale the common stock underlying the above warrants under the Act.

         The exercise price of the warrants and the number of shares of common stock issuable upon exercise of the warrants are subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the common stock. Upon the merger, consolidation, sale of substantially all the assets of USA, or other similar transaction, the warrant holders shall, at the option of USA, be required to exercise the warrants immediately prior to the closing of the transaction, or such warrants shall automatically expire. Upon such exercise, the warrant holders shall participate on the same basis as the holders of common stock in connection with the transaction.

         The warrants do not confer upon the holder any voting or any other rights of a shareholder of USA. Upon notice to the warrant holders, USA has the right, at any time and from time to time, to reduce the exercise price or to extend the warrant termination date.

Shares Eligible for Future Sale

         Of the 21,450,755 shares of common stock issued and outstanding on June 30, 2001, 18,589,781 are freely transferable without registration under the Act (other than shares held by "affiliates" of USA), and the remaining 2,860,974 are "restricted securities". As of June 30, 2001, there were 555,284 shares of preferred stock issued and outstanding, all of which are freely transferable without further registration under the Act (other than shares held by "affiliates" of USA). The shares of preferred stock issued and outstanding as of June 30, 2001 are convertible into 555,284 shares of common stock all of which would be fully transferrable without further registration under the Act (other than shares held by "affiliates" of USA).

         As set forth in the prior paragraph, there were 2,860,974 shares of common stock which are "restricted securities" and cannot be resold without registration. All of such shares would become eligible for sale during calendar year 2003 without further registration under the Act pursuant to Rule 144 promulgated thereunder.

         In general, under Rule 144 as currently in effect, a person (or persons whose shares are required to be aggregated), including any affiliate of USA, who beneficially owns "restricted securities" for a period of at least one year is entitled to sell within any three-month period, shares equal in number to the greater of (i) 1% of the then outstanding shares of the same class of shares, or
(ii) the average weekly trading volume of the same class of shares during the four calendar weeks preceding the filing of the required notice of sale with the SEC. The seller must also comply with the notice and manner of sale requirements of Rule 144, and there must be current public information available about USA. In addition, any person (or persons whose shares must be aggregated) who is not, at the time of sale, nor during the preceding three months, an affiliate of the USA, and who has beneficially owned restricted shares for at least two years, can sell such shares under Rule 144 without regard to the notice, manner of sale, public information or the volume limitations described above.

Limitation of Liability; Indemnification

         As permitted by the Pennsylvania Business Corporation Law of 1988 ("BCL"), our By-laws provide that Directors will not be personally liable, as such, for monetary damages for any action taken unless the Director has breached or failed to perform the duties of a Director under the BCL and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. This limitation of personal liability does not apply to any responsibility or liability pursuant to any criminal statute, or any liability for the payment of taxes pursuant to Federal, State or local law. The By-laws also include provisions for indemnification of our Directors and officers to the fullest extent permitted by the BCL. Insofar as indemnification for liabilities arising under the Act may be permitted to Directors, officers and controlling persons of USA pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Transfer Agent and Registrar

         The Transfer Agent and Registrar for our stock and warrants is American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005.


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

                              PLAN OF DISTRIBUTION

         The selling shareholders are free to offer and sell the common shares at such times, in such manner and at such prices as the selling shareholders may determine. The types of transactions in which the common shares are sold may include transactions in the over-the-counter market (including block transactions), negotiated transactions, the settlement of short sales of common shares, or a combination of such methods of sale. The sales will be at market prices prevailing at the time of sale or at negotiated prices. Such transactions may or may not involve brokers or dealers.

         The selling shareholders may effect such transactions by selling common stock directly to purchasers or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling shareholders. They may also receive compensation from the purchasers of common shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

         The selling shareholders also may resell all or a portion of the common shares in open market transactions in reliance upon Rule 144 under the Securities and Exchange Act, provided they meet the criteria and conform to the requirements of such Rule. We have agreed to bear all the expenses (other than selling commissions) in connection with the registration and sale of the common stock covered by this prospectus.

         The proceeds from the 200,000 shares which may be sold hereunder by Ratner & Prestia, P.C., will be applied by them towards the unpaid professional fees due to them by us which as of October 22, 2001 equaled $214,855.

                                  LEGAL MATTERS

         The validity of the common stock has been passed upon for us by Lurio & Associates, P.C., Philadelphia, Pennsylvania 19103.

                                     EXPERTS

         The financial statements of USA Technologies, Inc. at June 30, 2001 and 2000, and for each of the two years in the period ended June 30, 2001, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern as described in Note 2 to the financial statements) appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                             USA Technologies, Inc.

                              Financial Statements

                       Years ended June 30, 2001 and 2000




                                    Contents


Report of Independent Auditors...............................................F-1

Financial Statements

Balance Sheets...............................................................F-2
Statements of Operations.....................................................F-3
Statements of Shareholders' Deficit..........................................F-4
Statements of Cash Flows.....................................................F-6
Notes to Financial Statements................................................F-7

                         Report of Independent Auditors

Board of Directors and Shareholders
USA Technologies, Inc.

We have audited the accompanying balance sheets of USA Technologies, Inc. as of June 30, 2001 and 2000, and the related statements of operations, shareholders' deficit, and cash flows for each of the two years in the period ended June 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of USA Technologies, Inc. at June 30, 2001 and 2000, and the results of its operations and its cash flows for each of the two years in the period ended June 30, 2001, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming USA Technologies, Inc. will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has never been profitable and continues to incur losses from operations and anticipates that it will require additional debt or equity financing which may not be readily available. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets, including software development costs, or the amounts and classification of liabilities that might result from the outcome of this uncertainty.

                                                   /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
September 7, 2001, except for Note 14,
as to which the date is September 20, 2001

                             USA Technologies, Inc.

                                 Balance Sheets

                                                                                 June 30
                                                                         2001             2000
                                                                     -----------------------------
Assets
Current assets:
   Cash and cash equivalents                                         $    817,570     $  1,859,360
   Accounts receivable, less allowance for uncollectible
     accounts of $28,000 and $50,000 in 2001 and 2000,
     respectively                                                          64,752          603,171
   Inventory                                                              560,410          992,980
   Prepaid expenses and other current assets                              428,825          300,607
   Deposits                                                                     -          192,000
   Subscriptions receivable                                                29,000           12,199
                                                                     -----------------------------
Total current assets                                                    1,900,557        3,960,317

Property and equipment, net                                               761,324          384,847
Software development costs, at cost                                     3,087,415          149,304
Other assets                                                               31,765           14,740
                                                                     -----------------------------
Total assets                                                         $  5,781,061     $  4,509,208
                                                                     =============================

Liabilities and shareholders' deficit
Current liabilities:
   Accounts payable                                                  $  2,607,570     $  1,194,391
   Accrued expenses                                                     1,355,595          554,243
   Equipment line of credit                                                45,785          183,196
   Convertible Senior Notes                                               211,704                -
   Current obligations under capital leases                                70,446            9,493
                                                                     -----------------------------
Total current liabilities                                               4,291,100        1,941,323

Convertible Senior Notes, less current portion                          4,236,281        2,688,402
Obligations under capital leases, less current portion                     53,577           34,965
                                                                     -----------------------------
Total liabilities                                                       8,580,958        4,664,690

Shareholders' deficit:
   Preferred Stock, no par value:
     Authorized shares - 1,800,000
     Series A Convertible Preferred - Authorized shares -
       900,000
     Issued and outstanding shares - 555,284 and 566,444 at
       June 30, 2001 and 2000, respectively (liquidation
       preference of $10,173,990 at June 30, 2001)                      3,933,253        4,012,266
   Common Stock, no par value:
     Authorized shares - 62,000,000
     Issued and outstanding shares - 21,450,755 and
       13,375,291 at June 30, 2001 and 2000, respectively              32,977,922       24,204,050
   Deferred compensation and other                                       (502,000)        (206,000)
   Accumulated deficit                                                (39,209,072)     (28,165,798)
                                                                     -----------------------------
Total shareholders' deficit                                            (2,799,897)        (155,482)
                                                                     -----------------------------
Total liabilities and shareholders' deficit                          $  5,781,061     $  4,509,208
                                                                     =============================

See accompanying notes.

                             USA Technologies, Inc.

                            Statements of Operations

                                                                         Year ended June 30
                                                                           2001        2000
                                                                     ---------------------------
Revenues:
   Equipment sales                                                   $    803,685    $ 1,414,000
   License and transaction fees                                           647,317        640,341
                                                                     ---------------------------
Total revenues                                                          1,451,002      2,054,341

Operating expenses:
   Cost of sales                                                          816,239      1,258,794
   General and administrative                                           5,628,014      5,001,832
   Compensation                                                         2,966,776      2,503,165
   Depreciation                                                           209,646        110,551
                                                                     ---------------------------
Total operating expenses                                                9,620,675      8,874,342
                                                                     ---------------------------
                                                                       (8,169,673)    (6,820,001)
Other income (expense):
   Interest income                                                         60,034         91,054
   Interest expense:
     Coupon or stated rate                                               (587,769)      (598,239)
     Non-cash amortization of debt discount                              (764,736)    (1,011,874)
     Less: Amounts capitalized                                            230,000              -
                                                                     ---------------------------
   Total interest expense                                              (1,122,505)    (1,610,113)
   Other income (expense)                                                 (40,100)       (65,421)
                                                                     ---------------------------
Total other income (expense)                                           (1,102,571)    (1,584,480)
                                                                     ---------------------------
Loss before cumulative effect of accounting change and                 (9,272,244)    (8,404,481)
   extraordinary item
Cumulative effect of accounting change                                   (821,000)             -
                                                                     ---------------------------
Loss before extraordinary item                                        (10,093,244)    (8,404,481)
Extraordinary loss on exchange of debt                                   (863,000)             -
                                                                     ---------------------------
Net loss                                                              (10,956,244)    (8,404,481)
Cumulative preferred dividends                                           (836,541)      (930,078)
                                                                     ---------------------------
Loss applicable to common shares                                     $(11,792,785)   $(9,334,559)
                                                                     ===========================

Loss per common share (basic and diluted):
   Loss before cumulative effect of accounting change and
     extraordinary item                                              $      (0.60)   $     (0.92)
   Cumulative effect of accounting change                                   (0.05)             -
   Extraordinary loss on exchange of debt                                   (0.05)             -
                                                                     ---------------------------
Loss per common share (basic and diluted)                            $      (0.70)   $     (0.92)
                                                                     ===========================

Weighted average number of common shares outstanding (basic and
   diluted)                                                            16,731,999     10,135,905
                                                                     ===========================



See accompanying notes.

                             USA Technologies, Inc.

                       Statements of Shareholders' Deficit

                                  Series A
                                Convertible
                                 Preferred          Common         Deferred         Subscriptions      Accumulated
                                   Stock            Stock         Compensation       Receivable          Deficit           Total
                                ----------------------------------------------------------------------------------------------------
Balance, June 30, 1999            $4,537,128    $14,277,763       $       -         $  (83,983)        $(19,374,437)     $(643,529)
Issuance of 210,523 shares of
   Common Stock to employees
   as compensation                         -        505,746               -                  -                    -        505,746
Issuance of 578,000 shares of
   Common Stock in exchange
   for consulting services                 -      1,156,000               -                  -                    -      1,156,000
Conversion of 74,133 shares of
   Preferred Stock to 74,133
   shares of Common Stock           (524,862)       524,862               -                  -                    -              -
Conversion of $386,880 of
   cumulative preferred
   dividends into 38,688
   shares of Common Stock at
   $10.00 per share                        -        386,880               -                  -             (386,880)             -
Deferred compensation -
   employee stock awards -
   120,000 shares at $2.00 per
   share                                   -        240,000        (240,000)                 -                    -              -
Compensation expense related
   to deferred stock awards                -              -          34,000                  -                    -         34,000
Exercise of 911,600 Common
   Stock warrants at $.50 per
   share                                   -        455,800               -                  -                    -        455,800
Exercise of 252,750 Common
   Stock warrants at $1.00 per
   share                                   -        252,750               -                  -                    -        252,750
Exercise of 110,000 Consultant
   warrants at $2.00 per share             -        220,000               -                  -                    -        220,000
Exercise of 34,000 Common
   Stock warrants at $2.50 per
   share                                   -         85,000               -                  -                    -         85,000
Exercise of 10,000 Common
   Stock options at $1.50 per
   share                                   -         15,000               -                  -                    -         15,000
Exercise of 6,500 Common Stock
   options at $2.50 per share              -         16,250               -                  -                    -         16,250
Issuance of 250,000 Common
   Stock warrants in exchange
   for professional services               -         99,000               -                  -                    -         99,000
Issuance of 218,000 shares of
   Common Stock from the
   conversion of $545,000 of
   the 12% Senior Notes                    -        352,881               -                  -                    -        352,881
Issuance of 3,560,000 shares
   of Common Stock at $1.00
   per share in connection
   with the 1999-B Private
   Placement, net of offering
   costs of $96,058                        -      3,463,942               -                  -                    -      3,463,942
Issuance of 1,200,000 shares of
   Common Stock at $2.00 per
   share in connection with the
   2000-A Private Placement,
   net of offering costs of
   $222,647                                -      2,177,353               -                  -                    -      2,177,353
Reduction of 20,000 shares of
   Common Stock and 10,000
   warrants issued in connection
   with the cancellation of
   $50,000 Senior Notes issued
   in fiscal 1999                          -        (25,177)              -                  -                    -        (25,177)
Subscriptions receivable
   collected                               -              -               -             83,983                    -         83,983
Net loss                                   -              -               -                  -           (8,404,481)    (8,404,481)
                                ----------------------------------------------------------------------------------------------------
Balance, June 30, 2000             4,012,266     24,204,050        (206,000)                 -          (28,165,798)      (155,482)

                             USA Technologies, Inc.

                                         Series A
                                       Convertible                        Deferred
                                        Preferred          Common       Compensation    Accumulated
                                          Stock            Stock         and Other        Deficit          Total
                                       -----------------------------------------------------------------------------
Conversion of 11,160 shares of
   Preferred Stock to 11,160 shares
   of Common Stock                      $   (79,013)     $   79,013      $       -        $      -       $         -
Conversion of $87,030 of cumulative
   preferred dividends into 8,703
   shares of Common Stock at $10.00
   per share                                      -          87,030              -         (87,030)                -
Issuance of 418,250 shares of Common
   Stock to employees as compensation             -         474,995              -               -           474,995
Compensation expense related to
   deferred stock awards                          -               -        103,000               -           103,000
Issuance of 200,000 shares of Common
   Stock in exchange for consulting
   services                                       -         200,000              -               -           200,000
Exercise of 2,112,100 Common Stock
   warrants at $1.00 per share                    -       2,112,100              -               -         2,112,100
Issuance of 24,000 shares of Common
   Stock from the conversion of
   $35,000 Senior Notes                           -          28,024              -               -            28,024
Issuance of 895,000 shares of Common
   Stock at $1.00 per share in
   connection with the 2000-B Private
   Placement, net of offering costs
   of $117,849                                    -         777,151              -               -           777,151
Issuance of 450,000 shares of Common
   Stock at $1.00 per share in
   connection with the 2001-A Private
   Placement, net of offering costs
   of $22,500                                     -         427,500              -               -           427,500
Issuance of 2,669,400 shares of
   Common Stock at $0.60 per share in
   connection with the 2001-B Private
   Placement, net of offering costs
   of $54,755                                     -       1,546,885              -               -         1,546,885
Issuance of 1,136,300 shares of
   Common Stock in connection with
   the 2000 12% Convertible Senior
   Note Offering                                  -       1,215,843              -               -         1,215,843
Debt discount relating to beneficial
   conversion feature on the 2000 12%
   Convertible Notes                                        409,104                                          409,104
Issuance of 121,541 shares of Common
   Stock in lieu of cash payment for
   interest on the 2000 12%
   Convertible Senior Notes                       -         114,927              -               -           114,927
Issuance of options to distributor                          420,000       (420,000)
Expense associated with options
   issued to distributor                          -               -         21,000               -            21,000
Other                                             -          60,300              -               -            60,300
Issuance of 29,010 shares of Common
   Stock at $1.05 per share in
   connection with the $20 million
   equity line Investment Agreement,
   net of offering costs of $30,461               -               -              -               -                 -
Issuance of 1,580,828 Common Stock
   commitment warrants in connection
   with $20 million Equity Line
   Investment Agreement                           -               -              -               -                 -
The cumulative effect of accounting
   change related to the beneficial
   conversion feature associated with
   the 1999 Convertible Senior Notes              -         821,000              -               -           821,000
Net loss                                          -               -              -     (10,956,244)      (10,956,244)
                                       -----------------------------------------------------------------------------
Balance, June 30, 2001                 $  3,933,253   $ 32,977,922     $  (502,000)  $ (39,209,072)     $ (2,799,897)
                                       =============================================================================

See accompanying notes.

                             USA Technologies, Inc.

                            Statements of Cash Flows

                                                                                Year ended June 30
                                                                             2001               2000
                                                                         --------------------------------
Operating activities
Net loss                                                                 $ (10,956,244)     $  (8,404,481)
Adjustments to reconcile net loss to net cash used in
   operating activities:
     Cumulative effect of accounting change                                    821,000                  -
     Extraordinary loss on exchange of debt                                    863,000                  -
     Charges incurred in connection with stock awards and the
       issuance of Common Stock and Common Stock Purchase Warrants             859,295          1,696,846
     Depreciation                                                              209,646            110,551
     Interest amortization relating to Senior Notes                            764,736          1,011,874
     Interest expense on the 2000 Senior Notes paid through the
       issuance of Common Stock                                                114,927                  -
     Changes in operating assets and liabilities:
       Accounts receivable                                                     538,419           (241,708)
       Inventory                                                               345,009            131,642
       Prepaid expenses, deposits, and other assets                            356,757           (376,451)
       Accounts payable                                                      1,713,179            230,903
       Accrued expenses                                                        801,352            102,042
                                                                         --------------------------------
Net cash used in operating activities                                       (3,568,924)        (5,738,782)

Investing activities
Purchase of property and equipment                                            (380,355)          (173,532)
Increase in software development costs                                      (2,938,111)          (149,304)
                                                                         --------------------------------
Net cash used in investing activities                                       (3,318,466)          (322,836)

Financing activities
Net proceeds from the issuance of Common Stock and the exercise of
   Common Stock Purchase Warrants and Options                                4,834,636          6,686,095
Net repayment of equipment line of credit                                     (137,411)          (621,289)
Collection of subscriptions receivable                                          12,199            200,657
Repayment of principal on capital lease obligations                            (38,642)            (9,501)
Proceeds from issuance of the 2000 Senior Notes, net of issuance
   costs of $73,682                                                          1,174,818                  -
                                                                         --------------------------------
Net cash provided by financing activities                                    5,845,600          6,255,962
                                                                         --------------------------------

Net (decrease) increase in cash and cash equivalents                        (1,041,790)           194,344
Cash and cash equivalents at beginning of year                               1,859,360          1,665,016
                                                                         --------------------------------
Cash and cash equivalents at end of year                                 $     817,570      $   1,859,360
                                                                         ================================

Supplemental disclosures of cash flow information:
Cash paid during the year for interest                                   $     472,842      $     593,472
                                                                         ================================
Issuance of New Senior Notes in exchange for services rendered           $     610,000      $           -
                                                                         ================================
Issuance of Common Stock options to distributor                          $     420,000      $           -
                                                                         ================================
Conversion of Convertible Preferred Stock to Common Stock                $      79,013      $     524,862
                                                                         ================================
Conversion of Cumulative Preferred Dividends to Common Stock             $      87,030      $     386,880
                                                                         ================================
Prepaid stock expenses through issuance of Common Stock                  $      42,000      $      77,900
                                                                         ================================
Subscriptions receivable                                                 $      29,000      $           -
                                                                         ================================
Conversion of Senior Notes to Common Stock                               $      28,024      $     352,881
                                                                         ================================
Transfer of inventory to property and equipment                          $      87,561      $     131,214
                                                                         ================================
Capital lease obligations incurred                                       $     118,207      $      26,982
                                                                         ================================
Cancellation of Senior Notes                                             $           -      $      50,000
                                                                         ================================
Property and equipment acquired with the issuance of
   Common Stock                                                          $           -      $      20,000
                                                                         ================================

See accompanying notes.

                             USA Technologies, Inc.

                          Notes to Financial Statements

                                  June 30, 2001

1. Business

USA Technologies, Inc., a Pennsylvania corporation (the "Company"), was incorporated on January 16, 1992. The Company is a provider and licensor of unattended, credit card activated control systems for the copy, fax, debit card, personal computer and vending industries. The Company's customers are principally located in the United States and are comprised of hotels, retail locations, university libraries and public libraries. The Company generates its revenues from the direct sale of its control systems and configured business equipment utilizing its control systems, from retaining a percentage of the gross licensing fees generated by the control systems, and from a monthly administrative service fee.

The Company offers the Business Express(R) and Business Express(R) Limited Service (LSS) principally to the hospitality industry. The Business Express(R) and Business Express(R) Limited Service (LSS) combines the Company's business applications for computers, copiers and facsimile machines into a business center unit.

The Company's next generation control system (e-Port(TM)), which includes capabilities for interactive multimedia and e-commerce, acceptance of other forms of electronic payments and remote monitoring of host machine data is being marketed and sold to operators, distributors and original equipment manufacturers (OEM) primarily in the vending industry. No significant revenues have been generated from the e-Port(TM) as the product has not been released in the marketplace (Note 2).


During June 2001, the Company and IBM entered into a one year, non-exclusive strategic marketing agreement in order to market and sell information technology solutions to customers in the intelligent vending, retail point of sale and networked home application markets. The product offerings would consist of the Company's ePort(TM) and related network and IBM's products and services in the United States and Canada.

2. Accounting Policies

Basis of Financial Statement Presentation

The financial statements of the Company have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Accordingly, the financial statements do not include any adjustments to recorded asset values, including software development costs, that might be necessary should the Company be unable to continue in existence. The Company has never been profitable, has incurred losses of $11.0 million and $8.4 million during each of the fiscal years ending June 30, 2001 and 2000, respectively,

                              USA Technologies, Inc

2. Accounting Policies (continued)

Basis of Financial Statement Presentation (continued)

and cumulative losses from its inception through June 30, 2001 amounting to approximately $36 million. Losses have continued through September 2001 and are expected to continue throughout fiscal year 2002. Further, the Company has a shareholders' deficit of $2.8 million at June 30, 2001. The Company's ability to meet its future obligations is dependent upon the success of its products in the marketplace and its ability to raise capital, which may not be readily available, until the Company's products can generate sufficient operating revenues. These factors raise doubt about the Company's ability to continue as a going concern. Management believes that actions presently being taken will allow for the Company to continue as a going concern. Such actions include the generation of revenues from operations, additional private placement offerings, the exercise of Common Stock purchase warrants and options, and continued efforts to reduce costs.

Cumulative Effect of Accounting Change

During fiscal year 1999, the Company issued $4,618,000 (as adjusted) of $10,000 principal amount of Senior Notes. The Notes also included detachable equity instruments (see Note 9). During October 1999, the Company added a conversion feature to the Senior Notes whereby the Senior Notes were immediately convertible into Common Stock at $2.50 per share at the option of the holder. At the time of the addition of the conversion feature, the Company determined that, based on the fair value of the Company's Common Stock and specified conversion prices, and, in accordance with the then applicable accounting pronouncements, these Senior Notes did not contain an embedded conversion feature.

In November 2000, the Emerging Issues Task Force (EITF) of the Financial Accounting Standards Board (FASB) reached a consensus on Issue 00-27, Application of EITF Issue 98-5, "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios to Certain Convertible Instruments," whereby it was concluded that an issuer should calculate the intrinsic value of a conversion option using the effective conversion price, based on the proceeds received allocated to the convertible instrument instead of the specified conversion prices in the instrument. Issue 00-27 requires companies to apply the prescribed methodology for computing the beneficial conversion feature of convertible securities through a cumulative catch-up accounting change (in the quarter that includes November 2000) for any such security issued after May 20, 1999, the effective date of EITF 98-5.

                              USA Technologies, Inc

2. Accounting Policies (continued)

Cumulative Effect of Accounting Change (continued)

Accordingly, the Company recorded a one-time, non-cash charge during fiscal year 2001 of $821,000 to record the cumulative effect of an accounting change as required by the EITF.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash Equivalents

Cash equivalents represent all highly liquid investments with original maturities of three months or less. Cash equivalents are comprised of a money market fund and certificates of deposit.

Inventory

Inventory is stated at the lower of cost (first-in, first-out method) or market.

Property and Equipment

Property and equipment is recorded at cost. The straight-line method of depreciation is used over the estimated useful lives of the related assets.

Concentration of Credit Risk

Financial instruments that subject the Company to a concentration of credit risk consist principally of cash and accounts receivable. The Company maintains cash with various financial institutions. The Company performs periodic evaluations of the relative credit standing of those financial institutions, and the Company's policy is designed to limit exposure to any one institution. The Company does not require collateral or other security to support credit sales, but provides an allowance for bad debts based on historical experience and specifically identified risks.

                              USA Technologies, Inc

2. Accounting Policies (continued)

Revenue Recognition

Revenue from the sale of equipment is recognized upon installation and customer acceptance of the related equipment. License and transaction fee revenue is recognized upon the usage of the Company's credit card activated control systems.

Software Development Costs

The Company capitalizes software development costs after technological feasibility of the software is established and through the product's availability for general release to the Company's customers. All costs incurred in the research and development of new software and costs incurred prior to the establishment of technological feasibility are expensed as incurred. During May 2000, the Company reached technological feasibility for the development of the e-Port(TM) control system that would offer capability for public access electronic commerce and advertising using the Internet and, accordingly, the Company commenced capitalization of software development costs related to the e-Port(TM). Costs capitalized were approximately $2,938,000 and $149,000 during the years ended June 30, 2001 and 2000, respectively.

Amortization of software development costs will be calculated as the greater of the amount computed using (i) the ratio that current gross revenues for a product bear to the total of current and anticipated future gross revenues of that product or (ii) the straight-line method over the remaining estimated economic life of the product. Amortization of such costs will commence when the e-Port(TM) becomes available for general release to customers, which is anticipated in fiscal year 2002. The Company reviews the unamortized software development costs at each balance sheet date and, if necessary, will write down the balance to net realizable value if the unamortized costs exceed the net realizable value of the asset. The Company anticipates capitalization of an additional $1.6 million during fiscal 2002 prior to the release of the e-Port(TM) to the marketplace.

Research and Development Expenses

Research and development expenses are expensed as incurred. Research and development expenses, which is included in general and administrative and compensation expenses in the statement of operations, was $1,260,000 and $554,000 for the years ended June 30, 2001 and 2000, respectively.

Accounting for Stock Options

Financial Accounting Standards Board Statement ("SFAS") No. 123, Accounting for Stock-Based Compensation, provides companies with a choice to follow the provisions of SFAS 123 in determination of stock-based

                              USA Technologies, Inc

2. Accounting Policies (continued)

compensation expense or to continue with the provisions of Accounting Principles Board Opinion No. 25 ("APB 25"). The Company has elected to follow the provisions of APB 25. Under APB 25, if the exercise price of the Company's stock options equals or exceeds the market price of the underlying Common Stock on the date of grant, no compensation expense is recognized. The effect of applying SFAS 123 to the Company's stock-based awards results in net loss and net loss per common share that are disclosed on a pro forma basis in Note 12.

Loss Per Common Share

Basic earnings per share is calculated by dividing income (loss) applicable to common shares by the weighted average common shares outstanding for the period. Diluted earnings per share is calculated by dividing income (loss) applicable to common shares by the weighted average common shares outstanding for the period plus the dilutive effect (unless such effect is anti-dilutive) of equity instruments. No exercise of stock options, purchase rights, stock purchase warrants, or the conversion of preferred stock, cumulative preferred dividends or Senior Notes was assumed during fiscal 2001 or 2000 because the assumed exercise of these securities would be antidilutive.

Fair Value of Financial Instruments

The carrying value of cash and cash equivalents, accounts receivable, other current assets, accounts payable and accrued expenses reported in the balance sheets equal or approximate fair value due to their short maturities. The fair value of the Company's Senior Notes approximates book value as such notes are at market rates currently available to the Company.

3. Joint Venture

During September 1997, the Company entered into a five-year Joint Venture Agreement with Mail Boxes Etc. ("MBE") to operate under the name "MBE Express Joint Venture" (hereinafter referred to as "Joint Venture") and exclusively sell and market the Company's Business Express(R) product under the name MBE Business Express(TM). The Joint Venture Agreement outlined the terms for sharing costs and profits. During September 1998, MBE commenced a legal action against the Company in the Superior Court of the State of California, (subsequently removed to the United States District Court for the southern District of California), alleging that 195 terminals purchased by MBE were defective and a refund of $141,260 plus lost profits (claimed to be several hundred thousand dollars) were sought by MBE. MBE further claimed that it was not obligated to purchase 600 additional terminals ordered in April 1998. The Company filed a counterclaim against MBE which claimed numerous areas where MBE breached the Joint Venture Agreement, breached its fiduciary responsibility, and trade libel. On May 14, 1999, the Company notified MBE that the Company was terminating the Joint Venture Agreement, citing the numerous breaches of the Joint Venture Agreement. Obligations for continued servicing of MBE Business Express's were met by the Company.

During June 2001, the Company and MBE settled the litigation between them. As part of the settlement, MBE assigned to the Company all of the rights in the Joint Venture. The Company also agreed to pay MBE $160,000 and the parties agreed to mutually release all claims against one another.

                              USA Technologies, Inc

4. Property and Equipment

Property and equipment consist of the following:

                                                                           June 30
                                           Useful Lives            2001               2000
                                        ----------------------------------------------------------
Control systems                               3 years         $      533,055     $      377,997
Computer equipment and purchased
   software                                   3 years                609,775            205,270
Furniture and equipment                       5 years                190,836            170,398
Leasehold improvements                      Lease term                90,313             86,628
Vehicles                                      5 years                 10,258             10,258
                                                            --------------------------------------
                                                                   1,434,237            850,551
Less accumulated depreciation                                        672,913            465,704
                                                            --------------------------------------
                                                              $      761,324     $      384,847
                                                            ======================================

5. Accrued Expenses

Accrued expenses consist of the following:

                                                                              June 30
                                                                      2001               2000
                                                               ---------------------------------------
Accrued consulting fees                                         $       435,000    $             -
Accrued professional fees                                               439,478            186,808
Accrued software license and support costs                              154,229            159,268
Accrued compensation and related sales commissions                      125,668             91,592
Accrued interest                                                         91,585                  -
Accrued product warranty costs                                           52,466             56,684
Accrued other                                                            31,414             55,150
Advanced customer billings                                               25,755              4,741
                                                               ---------------------------------------
                                                                $     1,355,595    $       554,243
                                                               =======================================

6. Related Party Transactions

At June 30, 2001 and 2000, approximately $70,000 and $19,000, respectively, of the Company's accounts payable and accrued expenses were due to a Board member for legal services performed. During the years ended June 30, 2001 and 2000, the Company incurred approximately $271,000 and $193,000, respectively, for these services.

7. Commitments

o During May 1999, the Company entered into an agreement with IBM whereby IBM agreed to be the executional partner for certain aspects of the Company's business, including project management services, asset procurement, configuration and testing of equipment, site preparation, installation, maintenance services, and

                              USA Technologies, Inc

o asset management. The agreement provides for an increase from 1,000 to 5,000 locations and expanded the array of Company products which are eligible for IBM installation. In connection with this agreement, the Company has also entered into an inventory financing arrangement with IBM Credit Corporation whereby IBM Credit Corporation granted the Company a $1.5 million equipment line of credit. The outstanding balance is secured by the underlying inventory. Interest accrues on the outstanding balance at 10% per annum, subject to adjustment if the outstanding balance is outstanding greater than 180 days. At June 30, 2001 and 2000, respectively, $45,785 and $183,196 was outstanding under this agreement.

o In connection with an employment agreement, expiring June 30, 2002, the Company's Chief Executive Officer has been granted in the event of a "USA Transaction," as defined, which among other events includes a change in control of the Company, irrevocable and fully vested rights equal to that number of shares of Common Stock that when issued to him equals eight percent of all the then issued and outstanding shares of the Company's Common Stock. The Chief Executive Officer is not required to pay any consideration for such shares. The stock rights have no expiration and are not affected by the Chief Executive Officer's termination of employment.

o At June 30, 2001, the Company has entered into purchase commitments with vendors for inventory of approximately $1,300,000.

o The Company conducts its operations from various facilities under operating leases. Rent expense under such arrangements was approximately $188,000 and $140,000 during the years ended June 30, 2001 and 2000, respectively. During the years ended June 30, 2001 and 2000, the Company entered into agreements to lease $118,207 and $26,982, respectively, of computer equipment that were accounted for as capital leases. This computer equipment is included in property and equipment in the accompanying financial statements. Capital lease amortization of $33,544 and $8,097 is included in depreciation expense for the years ended June 30, 2001 and 2000, respectively.

o As discussed in Note 2, the Company anticipates spending an additional $1.6 million during fiscal 2002 to complete the e-Port(TM) software development.

Future minimum lease payments subsequent to June 30, 2001 under capital and noncancelable operating leases are as follows:

                                                                 Capital Leases     Operating Leases
                                                               ---------------------------------------
   2002                                                           $    88,349          $   174,000
   2003                                                                47,381                9,000
   2004                                                                11,689                3,000
                                                               ---------------------------------------
   Total minimum lease payments                                       147,419          $   186,000
                                                                                   ===================
   Less amount representing interest                                   23,396
                                                               --------------------
   Present value of net minimum lease payments                        124,023
   Less current obligations under capital leases                       70,446
                                                               --------------------
   Obligations under capital leases, less current portion         $    53,577
                                                               ====================

                              USA Technologies, Inc

8. Income Taxes

At June 30, 2001 and 2000, the Company had net operating loss carryforwards of approximately $35,109,000 and $23,481,000, respectively, to offset future taxable income expiring through approximately 2021. At June 30, 2001 and 2000, the Company recorded a deferred tax asset of approximately $12,418,500 and $9,374,000, respectively, which was reduced by a valuation allowance of the same amount as the realization of the deferred tax asset is not certain.

The timing and extent in which the Company can utilize future tax deductions in any year may be limited by provisions of the Internal Revenue Code regarding changes in ownership of corporations.

The deferred tax assets arose primarily from the use of different accounting methods for financial statement and income tax reporting purposes as follows:

                                                                               June 30
                                                                       2001               2000
                                                                --------------------------------------
Deferred tax asset:
   Net operating loss carryforwards                              $     13,237,000     $   8,895,000
   Compensation expense on stock option re-pricing                        170,500           170,500
   Deferred research and development costs                                125,000           216,000
   Other                                                                  131,000           152,000
                                                                --------------------------------------
                                                                       13,663,500         9,433,500
Deferred tax liabilities:
   Software Development Costs                                          (1,245,000)          (60,000)
                                                                --------------------------------------
                                                                       12,418,500         9,373,500
Valuation allowance                                                   (12,418,500)       (9,373,500)
                                                                --------------------------------------
Deferred tax asset, net                                         $               -     $           -
                                                                ======================================

9. Senior Note Offerings

During September 1998, the Company's Board of Directors authorized a private placement offering (the "1999 Senior Note Offering"). Each unit, as amended, sold in the offering consisted of a 12% Senior Note in the principal amount of $10,000, 2,000 1999-A Common Stock Purchase Warrants (each warrant entitled the holder to purchase one share of Common Stock at $1.00 through December 31, 2001) and 1,000 shares of Series B Equity Participating Preferred Stock (Series B). A total of 461.8 units (as adjusted)

                              USA Technologies, Inc

9. Senior Note Offerings (continued)

were sold in the Senior Note Offering. The Series B was converted into 1,847,200 shares of Common Stock in connection with the Company's fiscal year 1999 reverse stock split. In October 1999, a conversion feature was added to the Senior Notes whereby the Notes were convertible into Common Stock at the rate of $2.50 per share any time through the Senior Notes maturity of December 31, 2001.

During October 2000, the Company authorized a $6,700,000 private placement offering ("2000 Senior Note Offering") of 670 units at a unit price of $10,000. Each unit consists of a 2000 12% Convertible Senior Note in the principal amount of $10,000 maturing December 31, 2003 and 2,000 shares of Restricted Common Stock. Each 2000 12% Senior Note is convertible into Common Stock at $1.25 per share anytime through its maturity date. Holders of the 1999 12% Senior Notes had the right to exchange their 1999 Notes into 2000 Senior Notes. All payments of interest on the 2000 Notes can be used by the holder, at the holder's option, to purchase shares of Common Stock at $1.00 per share (subsequently reduced in June 2001 to $.80 per share and in September 2001 to $.60 per share). During the year ended June 30, 2001, the Company issued 121,541 shares of Common Stock in lieu of cash payment for interest on the 2000 Senior Notes. In connection with the 2000 Senior Notes issued during fiscal year 2001, the Company issued 1,136,300 shares of Common Stock. The fair value of the Common Stock on the date such shares were granted of $1,215,843 and the embedded beneficial conversion in the 2000 Senior Notes of $409,104 was recorded as a debt discount. During fiscal year 1999, 545,000 shares of such rates were converted into 218,000 shares of Common Stock.

The Company sold 568.15 units in the 2000 Senior Note Offering during fiscal year 2001 of which 382.3 units ($3,823,000) of the 1999 Senior Notes were exchanged for 2000 Senior Notes, 124.85 units were purchased with cash, resulting in gross proceeds of $1,248,500 and 61 units were issued in exchange for services provided by consultants in the amount of $610,000. The exchange of the 1999 Senior Notes to the 2000 Senior Notes was determined to be a substantial modification of the terms of the original debt instrument and, accordingly, the Company wrote-off the unamortized debt discount and other issuance costs associated with the exchange of the 1999 Senior Notes in the amount of $863,000. Such amount has been reported as a non-cash extraordinary item in the fiscal year 2001 statement of operations.

                              USA Technologies, Inc

9. Senior Note Offerings (continued)

A summary of the 1999 Senior Note and the 2000 Senior Note activities are as follows:

                                                                    1999 Senior        2000 Senior
                                                                        Notes              Notes
                                                                --------------------------------------
Outstanding at June 30, 1999                                     $     4,668,000    $             -
Cancelled                                                                (50,000)                 -
Converted into Common Stock                                             (545,000)                 -
                                                                --------------------------------------
Outstanding at June 30, 2000                                           4,073,000                  -
Issued for cash and services                                                   -          1,858,500
Exchange 1999 Senior Notes for 2000 Senior Notes                      (3,823,000)         3,823,000
Converted into Common Stock                                              (10,000)           (25,000)
                                                                --------------------------------------
Outstanding at June 30, 2001                                             240,000          5,656,500
Less:  Unamortized debt discount and other issuance costs                (28,296)        (1,420,219)
                                                                --------------------------------------
Balance at June 30, 2001                                         $       211,704    $     4,236,281
                                                                ======================================

The unamortized debt discount and other issuance costs represents fees paid in connection with these financings, the estimated fair value of the detachable equity instruments issued in connection with these financings, and any beneficial conversion embedded in the debt at the commitment date, which are being amortized over the remaining life of the respective debt instruments. Debt discount amortization, which has been reflected as interest expense in the statements of operations, was approximately $765,000 and $1,012,000 for the years ended June 30, 2001 and 2000, respectively.

10. Series A Preferred Stock

The authorized Preferred Stock may be issued from time to time in one or more series, each series with such rights, preferences or restrictions as determined by the Board of Directors. Each share of Series A Preferred Stock shall have the right to one vote and is convertible at any time into one share of Common Stock. Each share of Common Stock entitles the holder to one voting right. Series A Preferred Stock provides for an annual cumulative dividend of $1.50 per share payable to the shareholders of record in equal parts on February 1 and August 1 of each year. Cumulative unpaid dividends at June 30, 2001 and 2000 amounted to $4,621,150 and $3,871,639, respectively. Cumulative unpaid

                              USA Technologies, Inc

10. Series A Preferred Stock (continued)

dividends are convertible into common shares at $10.00 per common share at the option of the shareholder. During the years ended June 30, 2001 and 2000, certain holders of the Preferred Stock converted 11,160 and 74,133 shares, respectively, into 11,160 and 74,133 shares of Common Stock, respectively. Certain of these shareholders also converted cumulative preferred dividends of $87,030 and $386,880, respectively, into 8,703 and 38,688 shares of Common Stock during the years ended June 30, 2001 and 2000, respectively. The Series A Preferred Stock may be called for redemption at the option of the Board of Directors at any time on and after January 1, 1998 for a price of $11.00 per share plus payment of all accrued and unpaid dividends. No such redemption has occurred as of June 30, 2001. In the event of any liquidation, the holders of shares of Series A Preferred Stock issued shall be entitled to receive $10.00 for each outstanding share plus all cumulative unpaid dividends. If funds are insufficient for this distribution, the assets available will be distributed ratably among the preferred shareholders.

11. Common Stock Transactions

During the year ended June 30, 2001, the Company's Board of Directors authorized the following private placement offerings of the Company's Common Stock to accredited investors:

     o 2000-B offering for the issuance of 895,000 shares of Common Stock at $1.00 per share generating net proceeds of $777,151 after deducting related offering costs;

     o 2001-A offering for the issuance of 450,000 shares of Common Stock at $1.00 per share generating net proceeds of $427,500 after deducting related offering costs;

     o 2001-B offering for the issuance of 8,400,000 shares of Common Stock at $.60 per share. Through June 30, 2001, the Company issued 2,669,400 shares of Common Stock generating net proceeds of $1,546,885 after deducting related offering costs. Additionally, each dollar invested entitled the purchaser to receive one Common Stock warrant at $.50 per share expiring in December 2001 and one Common Stock warrant at $.50 per share expiring in June 2002.

                              USA Technologies, Inc

11. Common Stock Transactions (continued)

During April 2001, the Company granted 6,000,000 fully vested options to a distributor in connection with the signing of a five-year distribution agreement. The options were granted in two 3,000,000 increments. Options in the first 3,000,000 increment had an exercise price of $1.00 and expired 90 days after the parties entered into the distribution agreement. The second 3,000,000 had an exercise price of $1.25 and expired 180 days after the parties entered into the distribution agreement. The estimated fair value of these options was $420,000. The related pro rata charge will be recorded as a reduction of revenues or as selling, general, and administrative expense, to the extent revenues have not been earned, over the term of the distribution agreement.


During April 2001, the Company's Board of Directors authorized the granting of a fully vested warrant to purchase 75,000 shares of Common Stock to a consultant. The warrants are exercisable for a period of five years from the date of grant at $1.25 per share. The warrants were issued in exchange for services and resulted in consulting expense of $52,500, which was recorded during fiscal year 2001.

During March 2001, the Company issued a warrant to purchase 1,000,000 shares of Common Stock in connection with an OEM agreement between the Company and a distributor. The warrants initially had an exercise price of $1.50 per share and were exercisable through June 30, 2001. This warrant was subsequently amended and the current exercise price is $1.00 and the warrant expires on October 31, 2001 (as amended).

During February 2001, the Company's Board of Directors authorized the issuance of 200,000 shares of Common Stock to a consultant for services previously provided by the consultant to the Company. A charge of $200,000 was recorded during fiscal year 2001 based on the fair value of the Company's Common Stock on the date the shares were granted.

During the year ended June 30, 2001, the Company issued 418,250 shares of Common Stock to certain employees and officers. The shares were fully vested on the date of grant; accordingly, the Company recorded compensation expense of $474,995 during fiscal year 2001 based on the fair value of the Company's Common Stock on the date the shares were granted.

                              USA Technologies, Inc

11. Common Stock Transactions (continued)

During September 2000, the Company entered into an Investment Agreement with Swartz Private Equity, LLC for an equity line up to $20 million over a period not to exceed three years. Investments are determined monthly based on the current market prices of the Company's Common Stock in accordance with the terms of the Agreement. The purchase price per share for Swartz would equal 91% of the market price of the Common Stock at the time of purchase, and additional warrants at the same price would be granted in an amount equal to 10% of the number of shares actually purchased. Swartz received 1,200,000 Commitment Warrants with 10 year terms at an initial exercise price of $1.00, adjusted to lower market pricing if applicable, and will be granted additional Commitment Warrants at the same price and term, if required, to keep the number of Commitment Warrants equal to 5% (decreasing over a five year period to 0%) of the outstanding Common Stock of the Company on a fully diluted basis. An additional 380,828 warrants were granted during fiscal 2001 in connection with this antidilution provision. During the year ended June 30, 2001, Swartz purchased 29,010 shares of Common Stock pursuant to the Investment Agreement. There were no net proceeds to the Company from the sale of these shares after deducting the related cash offering expenses previously incurred.

During February 2000, the Company's Board of Directors awarded 120,000 shares of the Company's Common Stock, at $2.00 per share, to certain executive officers. Pursuant to their employment agreements, these officers will be issued the Common Stock if employed by the Company on June 30, 2002. During fiscal year 2000, the Company recorded deferred compensation of $240,000 in connection with these awards. Compensation expense of $103,000 and $34,000 has been recorded to reflect the amortization of the shares earned during the years ended June 30, 2001 and 2000, respectively.

During January 2000, the Company's Board of Directors authorized a $2,000,000 private placement offering of 1,000,000 shares of restricted Common Stock at $2.00 per share (the "2000-A" offering). This offering was later amended to 1,300,000 shares. During fiscal year 2000, 1,200,000 shares were sold, generating net proceeds to the Company of $2,177,353.

During October 1999, the Company's Board of Directors authorized a private placement offering (the "1999-B" offering) to accredited investors of 150 units (later increased to 356 units by the Board of Directors) at a unit price of $10,000. Each unit of the $3,560,000 Offering consists of 10,000 shares of restricted Common Stock at $1.00 per

                              USA Technologies, Inc

11. Common Stock Transactions (continued)

share, and 10,000 1999-B Common Stock purchase warrants. During fiscal year 2000 all 356 units were sold, resulting in net proceeds of $3,463,942 ($3,560,000 less offering costs of $96,058) to the Company. Each 1999-B Common Stock purchase warrant entitled the holder to purchase one share of restricted Common Stock for $2.00 at any time through March 31, 2000. The 1999-B Common Stock purchase warrants were modified several times between January 2000 and August 2000 reducing their exercise price to $1.00 per share and extending the expiration date of the warrants to December 31, 2000. Additionally, those 1999-B Common Stock purchase warrant holders who exercised their purchase warrants on or before December 31, 2000 were granted a further extension of the warrants' expiration date to March 31, 2001. As a result of these reductions in the exercise price, the Company's Board of Directors authorized the refunding of the $1 reduction per warrant to those investors who exercised their warrants prior to the exercise price reduction.

During July 1999, the Board of Directors granted fully vested warrants to purchase 250,000 shares of the Company's Common Stock to two consultants. These warrants were issued in exchange for financial and public relations consulting services and resulted in consulting expense of $99,000. The warrants are exercisable for two years from date of issuance. The exercise prices were modified by the Company on various dates since their issuance. During fiscal year 2000, the Company issued 134,000 shares of Common Stock upon the exercise of these warrants, resulting in gross proceeds of $285,000. The exercise price of the remaining 116,000 warrants is $1.00 per share.

A summary of Common Stock Warrant activity for fiscal years 2001 and 2000 is as follows:

                                                 Warrants
                                            -------------------

Outstanding at June 30, 1999                       1,212,200
Issued                                             3,807,400
Exercised                                         (1,308,350)
                                            -------------------
Outstanding at June 30, 2000                       3,711,250
Issued                                             8,889,628
Exercised                                         (2,112,100)
Cancelled                                         (2,255,750)
                                            -------------------
Outstanding at June 30, 2001                       8,233,028
                                            ===================

                              USA Technologies, Inc

11. Common Stock Transactions (continued)

The exercise price and exercise dates of outstanding and exercisable warrants outstanding at June 30, 2001 is as follows:

      Outstanding and
        Exercisable            Exercise Price            Expiration Date
----------------------------------------------------------------------------

         2,669,400             $    0.50               December 31, 2001
         2,669,400                  0.50                   June 30, 2002
         1,200,000                  0.91                 August 29, 2010
         1,000,000                  1.00                 August 30, 2001
           377,927                  1.00                  April 24, 2011
           125,400                  1.00                  August 3, 2001
             2,901                  1.03                  April 30, 2011
            75,000                  1.25                   June 30, 2006
           100,000                  2.00                   June 30, 2002
             4,000                  3.00               February 28, 2002
             1,500                  4.00                    July 2, 2002
             2,500                  4.00                   March 5, 2003
             5,000                  4.00                 August 17, 2003
----------------------------
         8,233,028
============================

During the years ended June 30, 2001 and 2000, the Company's Board of Directors made numerous amendments to the outstanding Common Stock warrants whereby the Company reduced the exercise price and extend the expiration terms. The above table reflects the status of the warrants as of June 30, 2001.

At June 30, 2000, the Company had outstanding 11,740 Common Stock purchase rights. These Common Stock purchase rights, issued in 1993 and expired in fiscal 2001, allowed the holder to purchase shares of the Company's Common Stock at $10.00 per share.

12. Stock Options

The Company's Board of Directors has granted options to employees to purchase shares of Common Stock at or above fair market value. The option term and vesting schedule are established by the contract that granted the option.

                              USA Technologies, Inc

12. Stock Options (continued)

The following table summarizes all stock option activity:

                                       Common Shares
                                       Under Options    Exercise Price Per
                                          Granted            Share
                                  ------------------------------------------

Balance at June 30, 1999                   917,100       $      .50-$5.00
Granted                                    120,000       $           2.00
Canceled or Expired                        (35,833)      $     1.50-$4.50
Exercised                                  (16,500)      $     1.50-$2.50
                                  ------------------------------------------
Balance at June 30, 2000                   984,767       $      .50-$5.00
Granted                                  6,935,000       $     1.00-$1.50
Canceled or expired                     (3,033,100)      $     1.00-$2.50
                                  ------------------------------------------
Balance at June 30, 2001                 4,886,667       $      .50-$5.00
                                  ==========================================

As discussed in Note 11, 3,000,000 of the outstanding options at June 30, 2001 expired unexercised subsequent to year end.

The price range of the outstanding and exercisable Common Stock options at June 30, 2001 is as follows:

                                              Weighted
                                              Average
                                             Remaining
        Option           Options           Contract Life            Options
   Exercise Prices     Outstanding             (Yrs.)            Exercisable
--------------------------------------------------------------------------------

     $     0.50              5,000               1.80                5,000
     $     1.00            735,000               5.54              285,000
     $     1.25          3,000,000                .18            3,000,000
     $     1.50            310,000               1.96              310,000
     $     2.00            656,167               3.45              656,167
     $     2.50             84,000               1.96               84,000
     $     4.50             81,500               1.35               81,500
     $     5.00             15,000                .56               15,000
                   ----------------------                   --------------------
                         4,886,667                               4,436,667
                   ======================                   ====================

                              USA Technologies, Inc

12. Stock Options (continued)


Pro forma information regarding net loss and net loss per common share determined as if the Company is accounting for stock options granted under the fair value method of SFAS 123 is as follows:

                                                                     June 30
                                                            2001                 2000
                                                     -----------------------------------------
Net loss applicable to common shares as reported       $    (11,792,785)   $     (9,334,559)
    under APB 25
Stock option expense per SFAS 123                              (524,845)           (329,062)
                                                     -----------------------------------------
Pro forma net loss                                     $    (12,317,630)   $     (9,663,621)
                                                     =========================================

Loss per common share as reported                      $          (.70)   $          (.92)
Pro forma net loss per common share                    $          (.74)   $          (.95)

The fair value for the Company's stock options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for fiscal years 2001 and 2000; risk-free interest rate of 5.5% and 6.0%, respectively, an expected life of 2 years; no expected cash dividend payments on Common Stock and volatility factors of the expected market price of the Company's Common Stock, based on historical volatility of
1.100 and 1.332, respectively.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. As noted above, the Company's stock options are vested over an extended period. In addition, option models require the input of highly subjective assumptions including future stock price volatility. Because the Company's stock options have characteristics significantly different from those of traded options, and because changes in the subjective assumptions can materially affect the fair value estimates, in management's opinion, the Black-Scholes model does not necessarily provide a reliable measure of the fair value of the Company's stock options. The Company's pro forma information reflects the impact of the reduction in price of certain stock options. The pro forma results above are not necessarily reflective of the effects of applying SFAS 123 in future periods.

                              USA Technologies, Inc

12. Stock Options (continued)

As of June 30, 2001, the Company has reserved shares of Common Stock for the following:

Exercise of Common Stock options                               4,886,667
Exercise of Common Stock warrants                              8,233,028
Conversions of Preferred Stock and cumulative
  Preferred Stock dividends                                    1,017,399
Conversions of Senior Notes                                    4,621,200
                                                         ------------------
                                                              18,758,294
                                                         ==================

13. Retirement Plan

The Company's Savings and Retirement Plan (the Plan) allows employees who have attained the age of 21 and have completed six months of service to make voluntary contributions up to a maximum of 15% of their annual compensation, as defined in the Plan. Through June 30, 2000, the Plan did not provide for any matching contribution by the Company, however, starting at the beginning of fiscal year 2001, the Company has amended the Plan to include a Company matching contribution of $.50 for each $1.00 contributed, up to 10% of an employees contribution. The Company contribution for fiscal year ending June 30, 2001 was approximately $51,000.

14. Subsequent Events

Through September 20, 2001, the Company completed the 2001-B Private Placement. An additional $1,863,654 has been received in cash subsequent to June 30, 2001 related to this Private Placement.

Subsequent to June 30, 2001, the Company's Board of Directors initiated the 2001-C Private Placement for up to 2,000,000 shares to a limited number of accredited investors consisting of restricted Common Stock at $.50 per share with one associated warrant to purchase Common Stock at $.50 per share, expiring in March 2002.

                              USA Technologies, Inc

14. Subsequent Events (continued)

Subsequent to June 30, 2001, the Company executed a Securities Purchase Agreement with a private placement investment company for the purchase of $225,000 of Convertible Debentures due in August 2003. The debentures bear interest at 9.75% and is payable monthly in arrears. The debenture is convertible at a price equal to the lesser of $1.00 or 80% of the lowest closing bid price of the Company's Common Stock during the 20 day period prior to the conversion. At the time of conversion of the Debenture, the Company will issue to the holder warrants to purchase an amount of Common Stock equal to ten times the number of shares issued upon the conversion of the warrants. The warrants are exercisable at the related conversion price of the debenture.

As of September 20, 2001, the Company received $100,000 of the $225,000 Convertible Debentures with the remainder to be received when the Company completes the registration of the underlying conversion shares. The Company also issued 500,000 Common Stock warrants to the purchaser for $50,000. These warrants are exercisable at the same terms as the underlying debentures and expire one year from the date a Registration Statement is declared effective.

Subsequent to June 30, 2001, the Company received $29,000 of cash related to the subscription receivable recorded as an asset on the June 30, 2001 balance sheet.


15. Quarterly Financial Information (Unaudited)

The Company has restated its interim financial information for each of the interim periods in the fiscal year ended June 30, 2001. The restated financial statements reflect (i) the extraordinary loss on the exchange of debt during the second quarter, which was the period in which the exchange occurred, (ii) the cumulative effect of an accounting change during the second quarter related to the calculation of the beneficial conversion of the 1999 Senior Notes, and (iii) the capitalization of interest on the Company's sofware development project.

The following tables present unaudited quarterly information for the year ended June 30, 2001 as reported and as restated:


                                                                        As reported
                                                                        -----------
                                                         Third            Second            First
                                                        Quarter           Quarter          Quarter
                                                      -----------       -----------      -----------
Interest expense                                      $   370,314       $   362,129      $   363,258
                                                      ===========       ===========      ===========
Loss before cumulative effect of accounting
  change and extraordinary item                       $(2,650,455)      $(1,937,693)     $(1,638,659)
Cumulative effect of accounting change                          -                 -                -
Extraordinary loss on exchange of debt                          -                 -                -
                                                      -----------       -----------      -----------
Net loss                                              $(2,650,455)      $(1,937,693)     $(1,638,659)
                                                      ===========       ===========      ===========

Net loss per common share (basic and diluted)              $(0.18)           $(0.12)          $(0.14)

                                                                        As Adjusted
                                                                        -----------
                                                         Third            Second            First
                                                        Quarter           Quarter          Quarter
                                                      -----------       -----------      -----------
Interest expense                                      $   244,996       $   315,708      $   340,009
                                                      ===========       ===========      ===========
Loss before cumulative effect of accounting
  change and extraordinary item                       $(2,524,737)      $(1,891,272)     $(1,615,410)
Cumulative effect of accounting change                          -          (821,000)               -
Extraordinary loss on exchange of debt                          -          (863,000)               -
                                                      -----------       -----------      -----------
Net loss                                              $(2,524,737)      $(3,575,272)     $(1,615,410)
                                                      ===========       ===========      ===========

Net loss per common share (basic and diluted)              $(0.17)           $(0.23)          $(0.14)
                                                           ======            ======           ======

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 24. Indemnification of Officers and Directors.

         Section 1746 of the Pennsylvania Business Corporation Law of 1988, as amended ("BCL"), authorizes a Pennsylvania corporation to indemnify its officers, directors, employees and agents under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their holding or having held such positions with the corporation and to purchase and maintain insurance of such indemnification. Our By-laws substantively provide that we will indemnify our officers, directors, employees and agents to the fullest extent provided by Section 1746 of the BCL.

         Section 1713 of the BCL permits a Pennsylvania corporation, by so providing in its By-laws, to eliminate the personal liability of a director for monetary damages for any action taken unless the director has breached or failed to perform the duties of his office and the breach or failure constitutes self-dealing, willful misconduct or recklessness. In addition, no such limitation of liability is available with respect to the responsibility or liability of a director pursuant to any criminal statute or for the payment of taxes pursuant to Federal, state or local law. Our By-laws eliminate the personal liability of the directors to the fullest extent permitted by Section 1713 of the BCL.

Item 25. Other Expenses of Issuance and Distribution.

         The following is an itemized statement of the estimated amounts of all expenses payable by the Registrant in connection with the registration of the common stock, other than underwriting discounts and commissions.

Securities and Exchange Commission - Registration Fee .          $ 5,924.34
Printing and Engraving Expenses . . . . . . . . . . . .          $ 4,075.66
Accounting Fees and Expenses. . . . . . . . . . . . . .          $15,000.00
Legal Fees and Expenses . . . . . . . . . . . . . . . .          $15,000.00
                                                                 ----------

        Total . . . . . . . . . . . . . . . . . . . . .          $40,000.00
                                                                 ==========

Item 26. Recent Sales of Unregistered Securities.

         During the three years immediately preceding the date of the filing of this registration statement, the following securities were issued by USA without registration under the Securities Act of 1933, as amended ("Act"):

I.      Private Placements.

         From September 1998 through June 23, 1999, we sold 461.8 units at $10,000 each, for an aggregate of $4,618,000. Each unit consisted of a $10,000 principal amount 12% senior note, 2,000 1999-A common stock purchase warrants, and 1,000 shares of series B equity participating preferred stock. The offering was sold to 222 accredited investors, and did not involve any general advertising or solicitation, and was therefore exempt from registration under Rule 506 of Regulation D promulgated under the Act.

         In June 1999, pursuant to the terms of the series B preferred stock, each share of series B preferred stock was exchanged for 4 shares of common stock, or an aggregate of 1,867,200 shares of common stock. Such exchange was exempt from registration under the Act pursuant to Section 3(a)(9) of the Act. The 1,867,200 shares of common stock are restricted securities as defined under Rule 144 promulgated under the Act.

         In June 1999, we issued 43,400 shares of common stock to Harmonic Research, Inc., a broker-dealer, as part of its compensation in connection with its assisting us to raise monies in a private placement offering. We also issued to Harmonic Research, Inc. 9,400 1999-A common stock purchase warrants. The shares and warrants are restricted securities as such term is defined in Rule 144 promulgated under the Act and were issued pursuant to Section 4(2) thereof.

         In June 1999, we issued to Robert Flaherty 4,000 shares of common stock in connection with public relations services rendered to us. Such shares were exempt from registration under Section 4(2) promulgated under the Act.

         In June 1999, we issued 10,000 shares of common stock to Rick Joshi in consideration of consulting services performed on behalf of USA. The shares were esxempt from registration pursuant to Section 4(2) promulgated under the Act.

         In July 1999, we issued to I. W. Miller Group, Inc. fully vested warrants to acquire up to 100,000 shares, 50,000 of which are exercisable at $2.00 per share and 50,000 of which are exercisable at $3.00 per share. The warrants are exercisable at any time for two years following issuance. The warrants were issued to Miller pursuant to Rule 506 under the Act, and the shares of common stock underlying the warrants will be issued pursuant to such exemption.

         In July 1999, we issued to Harmonic Research, Inc. fully vested warrants to acquire up to 150,000 shares of common stock at $2.50 per share. The warrants are exercisable at any time for two years following issuance. The warrants were issued pursuant to Rule 506 under the Act, and the shares of common stock underlying the warrants will be issued pursuant to such exemption.

         In August 1999, we issued 3,000 shares of common stock to Robert Flaherty in consideration of public relations services performed on behalf of USA. The shares were exempt from registration under Rule 701 promulgated under the Act.

         During October, November and December, 1999, we sold 356 units at $10,000 each, for an aggregate of $3,560,000. Each unit consisted of 10,000 shares of common stock and 10,000 1999-B common stock purchase warrants. The offering was sold to 196 accredited investors, and did not involve any general advertising or solicitation, and was therefore exempt from registration under Rule 506 of Regulation D promulgated under the Act.

         During February, March and April 2000, we sold an aggregate of 1,200,000 shares of common stock at $2.00 per share for a total of $2,400,000. The offering was sold to 22 accredited investors, and did not involve any general advertising or solicitation, and was therefore exempt from registration under Rule 506 of Regulation D promulgated under the Act.

         During September 2000 we received signed subscription agreements for the sale of 11.5 units at $100,000 each, for an aggregate of $1,150,000. Each unit consisted of 100,000 shares of common stock and 100,000 common stock purchase warrants. The offering was sold to 12 accredited investors, and did not involve any general advertising or solicitation, and was therefore exempt from registration under Rule 506 of Regulation D promulgated under the Act.

         On September 15, 2000, we signed an Investment Agreement with Swartz Private Equity, LLC, a private equity fund, pursuant to which Swartz agreed to purchase up to $20,000,000 of common stock. The purchases would be made at our option over a three year period in amounts and at prices based upon market conditions. The purchase by Swartz is subject to an effective registration statement.

         During early 2001, we sold 568.15 units or a total of $5,681,500 principal amount of 12% Convertible Senior Notes and 1,136,300 shares of common stock. Of this amount, $3,823,000 of the senior notes were purchased through the exchange of $3,823,000 of the old senior notes. Each unit consisted of a $10,000 principal amount Senior Note and 2,000 shares of common stock. Each 12% Convertible Senior Note is convertible into Common Stock at $1.25 per share anytime through its maturity date of December 31, 2003. Holders of the existing 12% Senior Notes due in December 2001 had the right in invest in the offering by exchanging their existing Notes instead of paying cash. For each $10,000 face amount existing Senior Note exchanged, the holder would receive one unit. The offering was sold to accredited investors and did not involve any general advertising or solicitation, and was therefore exempt from registration under Rule 506 of Regulation D promulgated under the Act.

         On April 20, 2001 the Company sold 450,000 shares of its Common Stock to 9 accredited investors for $1.00 per share for an aggregate of $450,000. The offering was sold to accredited investors and did not involve any general advertising or solicitation, and was therefore exempt from registration under Rule 506 of Regulation D promulgated under the Act.

         In April 2001, the Company issued shares of common stock to our executives as follows: George R. Jensen, Jr.- 125,000 shares; Stephen P. Herbert
- 120,000 shares; H. Brock Kolls, Jr.- 87,000 shares; Leland P. Maxwell - 39,500 shares; and Michael Lawlor - 34,500 shares. The Company issued the shares pursuant to the exemption from registration set forth in Section 4(2) of the Act.

         During July 2001, the Company issued to La Jolla Cove Investors, Inc. a warrant to purchase up to 500,000 shares of Common Stock. The warrant can be exercised at any time in whole or in part within one year following the effectiveness of the registration statement covering the resale of the shares issuable upon exercise of the warrant. The exercise price of the warrant is the lower of $1.00 or 80% of the lowest closing bid price of the Common Stock during the 20 trading days prior to exercise. The Company has agreed to prepare and file at its cost and expense a registration statement covering the resale of La Jolla of the shares underlying the warrant. At the time of the issuance of the warrant, La Jolla paid to the Company a non-refundable fee of $50,000 to be credited towards the exercise price under the warrant. A broker-dealer received a commission of $3,500 in connection with this warrant. The offering of the warrant and the underlying shares was exempt from registration pursuant to
Section 4(2) of the Act.

         During August 2001, the Company issued to La Jolla a $225,000 Convertible Debenture bearing 9 3/4 percent interest with a maturity date of August 2, 2003. Interest is payable by the Company monthly in arrears. The Debenture is convertible at any time after the earlier of the effectiveness of the registration statement referred to below or 90 days following issuance at the lower of $1.00 per share or 80% of the lowest closing bid price of the Common Stock during the 20 days preceding exercise. If on the date of conversion the closing bid price of the shares is $.40 or below, the Company shall have the right to prepay the portion being converted at 150% of the principal amount being converted. In such event, La Jolla shall have the right to withdraw its conversion notice. At the time of conversion of the Debenture, the Company has agreed to issue to La Jolla warrants to purchase an amount of Common Stock equal to ten times the number of shares actually issued upon conversion of the Debenture. The warrants are exercisable at any time for two years following issuance and at the related conversion price of the Debenture. The Company has agreed to prepare and file at its expense a registration statement covering the resale of the shares of Common Stock underlying the Debenture as well as the related warrants issuable upon conversion of the Debenture. La Jolla paid to the Company the sum of $100,000 at the time of the issuance of the Debenture and has agreed to pay $125,000 at the time of the effective date of the registration statement. The convertible debenture was issued pursuant to the exemption from registration set forth in Section 4(2) of the Act.

         During the period from March 2001 through September 2001, we sold a total of 739.54 units in a private placement offering at a price of $6,000 per unit. Each unit consisted of 10,000 shares of common stock and 20,000 2001-B common stock purchase warrants. The offering was sold to 193 accredited investors, and did not involve any general advertising or solicitation, and was therefore exempt from registration under Rule 506 of Regulation D promulgated under the Act.

         During the period from September 2001 through October 19, 2001, we sold an aggregate of 4,212,350 shares of common stock at $.50 per share for a total of $2,106,175. For each share of common stock purchased, each investor also received a 2001-C warrant. The offering was sold to 102 accredited investors, and did not involve any general advertising or solicitation, and was therefore exempt from registration under Rule 506 of Regulation D promulgated under the Act. Of the shares sold, 637,500 were issued in exchange for services rendered and 3,574,850 for cash ($1,787,425). As of the date of this Prospectus, we have received cash of $497,344 and have subscription agreements for $2,066,175.

         During October 2001, the Company issued 200,000 shares to Ratner & Prestia, P.C., an accredited investor. The offering did not involve any general advertising or solicitation, and was therefore exempt from registration under
Section 4(2) of the Act. The proceeds from the sales of the shares will be applied by Ratner & Prestia towards the unpaid professional fees due to them by the Company.

II. Stock Options

         In June 1999, we issued options to purchase an aggregate of 470,000 shares of common stock at $2.00 per share to our executive officers, as follows:
George R. Jensen, Jr. - 180,000 options; Stephen P. Herbert - 110,000 options; Haven Brock Kolls - 100,000 options; Leland Maxwell - 40,000 options; Michael Lawlor - 20,000 options; and Joseph Donahue - 20,000 options.

         In June and July 1999, we issued options to purchase an aggregate of 70,000 shares of common stock at $2.00 per share to our outside directors, as follows; Steven Katz - 10,000 options; Edwin R. Boynton - 10,000 options; Peter Kapourelos - 10,000 options; William Sellers - 10,000 options; Henry Smith - 10,000 options; William Van Alen, Jr. - 10,000 options; and Douglas M. Lurio - 10,000 options.

         In June 1999, we issued options to purchase an aggregate of 12,000 shares of common stock at $2.00 per share to six employees as follows: Margaret Broadwell - 5,000 options; Cecil Ledesma - 2,000 options; Amy Thigpen - 2,000 options; Vivian Stroud - 1,000 options; Jim Tierney - 1,000 options; and Dave DeMedio - 1,000 options.

         In August 1999, we issued to Michael Lawlor options to purchase an aggregate of 20,000 shares of common stock at $2.00 per share.

         In November 1999, we issued fully vested options to purchase an aggregate of 90,000 shares of common stock to our executive officers as follows:
Stephen P. Herbert - 45,000 options; Haven Brock Kolls - 30,000 options; and Leland Maxwell - 15,000 options. Each option is exercisable at $2.00 per share.

         In September 2000, we issued to Swartz Private Equity, LLC, a warrant to purchase up to 1,200,000 shares at a purchase price of $1.00 per share. The number of shares subject to the option and the exercise price are subject to adjustment.

         In October 2000, we issued to George R. Jensen, Jr., options to purchase up to 200,000 shares of our common stock at $1.50 per share. In February 2001, we extended the expiration date of those options until June 30, 2003.

         During March 2001, the Company granted to Automated Merchandising Systems, Inc. options to purchase up to 1,000,000 shares at $1.00 per share at any time through June 30, 2001. The expiration date of these options was extended until September 30, 2001. These options have expired.

         During March 2001, the Company granted to each of the six Directors who were not executive officers options to purchase up to 50,000 shares of Common Stock for $1.00 at any time within five years of vesting.

         During March 2001, the Company granted to employees of the Company who were not executive officers fully vested options to purchase up to 85,000 shares of Common Stock for $1.00 at any time within five years of vesting.

         During April 2001, the Company issued options to the following executives: George R. Jenson, Jr. - 100,000 options; Stephen P. Herbert - 80,000 options; H. Brock Kolls, Jr. - 80,000 options; Leland P. Maxwell - 50,000 options; and Michael Lawlor - 50,000 opions. The options are exercisable at any time within five years following vesting at $1.00 per share.

         During April 2001, the Company issued to Marconi Online Systems, Inc. an option to purchase up to 6,000,000 shares, of which 3,000,000 are exercisable at $1.00 per share through June 5, 2001, and 3,000,000 are exercisable at $1.25 through September 5, 2001. None of these options were exercised.

         During April 2001, the Company issued to Swartz Private Equity, LLC, a warrant to purchase up to 377,927 shares of common stock at $1.00 per share. The exercise price is subject to semi-annual reset provisions.

         In August 2001, we issued to Larry Gershman, a marketing and financial consultant, fully vested warrants to purchase an aggregate of 150,000 shares of our common stock at $.70 per share exercisable at any time through August 2, 2003.

         In September 2001, we issued fully vested options to the following employees or consultants: Adele Hepburn - 200,000 options; Frances Young - 100,000 options; and George O'Connell - 100,000 options. The options are exercisable at $.70 per share at any time through June 30, 2003.

         The issuance of all of the foregoing options was made in reliance upon the exemption provided by Section 4(2) of the Act as all of the options were issued to officers, directors, employees or consultants of USA, each of such issuances were separate transactions not part of any plan, and none of the issuances involved any general solicitation or advertising.

III.     Common Stock-For Cash.

         In December 1999, warrants to purchase 100,000 shares of common stock at $2.00 per share were exercised by the holder thereof.

         In February 2000, warrants to purchase 34,000 shares of common stock at $2.50 per share were exercised by the holder thereof.

         In February 2000, options to purchase 10,000 shares of common stock at $1.50 per share were exercised by the holder thereof.

         In February 2000, options to purchase 6,500 shares of common stock at $2.50 per share were exercised by the holders thereof.

         All of the foregoing issuances were made in reliance upon the exemption provided by Section 4(2) of the Act as all of the issuances were to existing securityholders of USA, the securities issued contained restrictive legends, and the issuance did not involve any general solicitation or advertising.

Item 27. Exhibits.

            Exhibit
            Number                           Description
            -------------------------------------------------------
            3.1 Articles of Incorporation of USA filed on January 16, 1992 (Incorporated by reference to Exhibit 3.1 to Form SB-2 Registration Statement No. 33-70992).

            3.1.1 First Amendment to Articles of Incorporation of USA filed on July 17, 1992 (Incorporated by reference to Exhibit
                       3.1.1 to Form SB-2 Registration Statement No. 33-70992).

            3.1.2 Second Amendment to Articles of Incorporation of USA filed on July 27, 1992 (Incorporated by reference to Exhibit 3.1.2 to Form SB-2 Registration Statement No. 33-70992).

            3.1.3 Third Amendment to Articles of Incorporation of USA filed on October 5, 1992 (Incorporated by reference to Exhibit
                       3.1.3 to Form SB-2 Registration Statement No. 33-70992).

            3.1.4 Fourth Amendment to Articles of Incorporation of USA filed on October 18, 1993 (Incorporated by reference to Exhibit 3.1.4 to Form SB-2 Registration Statement No. 33-70992).

            3.1.5 Fifth Amendment to Articles of Incorporation of USA filed on June 7, 1995(Incorporated by Reference to Exhibit 3.1 to Form SB-2 Registration Statement No. 33-98808).

            3.1.6 Sixth Amendment to Articles of Incorporation of USA filed on May 1, 1996 (Incorporated by Reference to Exhibit
                       3.1.6 to Form SB-2 Registration Statement No. 333-09465).

            3.1.7 Seventh Amendment to Articles of Incorporation of USA filed on March 24, 1997 (Incorporated by reference to Exhibit 3.1.7 to Form SB-2 Registration Statement No. 333-30853).

            3.1.8 Eighth Amendment to Articles of Incorporation of USA filed on July 5, 1998 (Incorporated by reference to Exhibit 3.1.8 to Form 10-KSB for the fiscal year ended June 30, 1998).

            3.1.9 Ninth Amendment to Articles of Incorporation of USA filed on October 1, 1998 (Incorporated by reference to Exhibit
                       3.1.9 to Form SB-2 Registration Statement No. 333-81591).

            3.1.10 Tenth Amendment to Articles of Incorporation of USA filed on April 12, 1999 (Incorporated by reference to Exhibit
                       3.1.10 to Form SB-2 Registration Statement No.
                       333-81591).

            3.1.11 Eleventh Amendment to Articles of Incorporation of USA filed on June 7, 1999 (Incorporated by reference to Exhibit 3.1.11 to Form SB-2 Registration Statement No. 333-81591).

            3.2 By-Laws of USA (Incorporated by reference to Exhibit 3.2 to Form SB-2 Registration Statement No. 33-70992).

            4.1 Warrant Agreement dated as of June 21, 1995 between USA and American Stock Transfer and Trust Company (Incorporated by reference to Exhibit 4.1 to Form SB-2 Registration Statement N. 33-98808, filed October 31,
                       1995).

            4.2        Form of Warrant Certificate (Incorporated by reference to
                       Exhibit 4.2 to Form SB-2 Registration Statement, No. 33-98808, filed October 31, 1995).

            4.3 1996 Warrant Agreement dated as of May 1, 1996 between USA and American Stock Transfer and Trust Company (Incorporated by reference to Exhibit 4.3 to Form SB-2 Registration Statement No. 333-09465).

            4.4 Form of 1996 Warrant Certificate (Incorporated by reference to Exhibit 4.4 to Form SB-2 Registration Statement No. 333-09465).

            4.5        Form of 1997 Warrant (Incorporated by reference to
                       Exhibit 4.1 to Form SB-2 Registration Statement No. 333-38593, filed February 4, 1998).

            4.6        Form of 12% Senior Note (Incorporated by reference to
                       Exhibit 4.6 to Form SB-2 Registration Statement No. 333-81591).

            4.7        Warrant Certificate of I. W. Miller Group, Inc.
                       (Incorporated by reference to Exhibit 4.7 to Form SB-2 Registration Statement No. 84513).

            4.8        Warrant Certificate of Harmonic Research, Inc.
                       (Incorporated by reference to Exhibit 4.8 to Form SB-2 Registration Statement No. 333-84513).

            4.9 Registration Rights Agreement dated August 3, 2001 by and between the Company and La Jolla Cove Investors, Inc. (Incorporated by reference to Exhibit 4.9 to Form 10-KSB filed on October 1, 2001).

            4.10 Securities Purchase Agreement dated August 3, 2001 between the Company and La Jolla Cove Investors, Inc. (Incorporated by reference to Exhibit 4.10 to Form 10-KSB filed on October 1, 2001).

            4.11 Form of Conversion Warrants to be issued by the Company to La Jolla Cove Investors, Inc. (Incorporated by reference to Exhibit 4.11 to Form 10-KSB filed on October 1, 2001).

            4.12 $225,000 principal amount 9 3/4% Convertible Debenture dated August 3, 2001 issued by the Company to La Jolla Cove Investors, Inc. (Incorporated by reference to
                       Exhibit 4.12 to Form 10-KSB filed on October 1, 2001).

            4.13 Warrant certificate dated July 11, 2001 from the Company to La Jolla Cove Investors, Inc. (Incorporated by reference to Exhibit 4.13 to Form 10-KSB filed on October 1, 2001).

            4.14 August 2, 2001 letter from La Jolla Cove Investors, Inc. to the Company (Incorporated by reference to Exhibit 4.14 to Form 10-KSB filed on October 1, 2001).

          **4.15 Subscription Agreement dated October 26, 2001 by and between the Company and Ratner & Prestia, P.C.

          **5.1        Opinion of Lurio & Associates, P.C.

           10.1 Employment and Non-Competition Agreement between USA and Adele Hepburn dated as of January 1, 1993 (Incorporated by reference to Exhibit 10.7 to Form SB-2 Registration Statement No. 33-70992).

           10.2 Adele Hepburn Common Stock Options dated as of July 1, 1993 (Incorporated by reference to Exhibit 10.12 to Form SB-2 Registration Statement No. 33-70992).

           10.3 Certificate of Appointment of American Stock Transfer & Trust Company as Transfer Agent and Registrar dated October 8, 1993 (Incorporated by reference to Exhibit
                       10.23 to Form SB-2 Registration Statement No. 33-70992).

            10.4       Employment and Non-Competition Agreement between USA and
                       H. Brock Kolls dated as of May 1, 1994 (Incorporated by reference to Exhibit 10.32 to Form SB-2 Registration Statement No. 33-70992).

            10.4.1 First Amendment to Employment and Non-Competition Agreement between USA and H. Brock Kolls dated as of May 1, 1994 (Incorporated by reference to Exhibit 10.13.1 to Form SB-2 Registration Statement No. 333-09465).

            10.4.2 Third Amendment to Employment and Non-Competition Agreement between USA and H. Brock Kolls dated February 22, 2000 (Incorporated by reference to Exhibit 10.3 to Form S-8 Registration Statement No. 333-341006).

            10.5 H. Brock Kolls Common Stock Options dated as of May 1, 1994 (Incorporated by reference to Exhibit 10.42 to Form SB-2 Registration Statement No. 33-70992).

            10.5.1 H. Brock Kolls Common Stock Options dated as of March 20, 1996 (Incorporated by reference to Exhibit 10.19 to Form SB-2 Registration Statement No. 33-70992)

            10.6 Barry Slawter Common Stock Options dated as of August 25, 1994 (Incorporated by reference to Exhibit 10.43 to Form SB-2 Registration Statement No. 33-70992).

            10.7 Employment and Non-Competition Agreement between USA and Michael Lawlor dated June 7, 1996 (Incorporated by reference to Exhibit 10.28 to Form SB-2 Registration Statement No. 333-09465).

            10.7.1 First Amendment to Employment and Non-Competition Agreement between USA and Michael Lawlor dated February 22, 2000 (Incorporated by reference to Exhibit 10.5 to Form S-8 Registration Statement No. 333-34106).

            10.8 Michael Lawlor Common Stock Option Certificate dated as of June 7, 1996 (Incorporated by reference to Exhibit
                       10.29 to Form SB-2 Registration Statement No.333-09465).

            10.9 Employment and Non-Competition Agreement between USA and Stephen P. Herbert dated April 4, 1996 (Incorporated by reference to Exhibit 10.30 to Form SB-2 Registration Statement No. 333-09465).

            10.9.1 First Amendment to Employment and Non-Competition Agreement between USA and Stephen P. Herbert dated February 22, 2000 (Incorporated by reference to Exhibit
                       10.2 to Form S-8 Registration Statement No. 333-34106).

            10.10 Stephen P. Herbert Common Stock Option Certificate dated April 4, 1996 (Incorporated by reference to Exhibit 10.31 to Form SB-2 Registration Statement No. 333-09465).

            10.11 RAM Group Common Stock Option Certificate dated as of August 22, 1996 (Incorporated by reference to Exhibit
                       10.34 to Form SB-2 Registration No. 33-98808).

            10.12 RAM Group Common Stock Option Certificate dated as of November 1, 1996 (Incorporated by reference to Exhibit
                       10.35 to Form SB-2 Registration No. 33-98808).

            10.13 Joseph Donahue Common Stock Option Certificate dated as of September 2, 1996 (Incorporated by reference to Exhibit 10.37 to Form SB-2 Registration No. 33-98808).

            10.14 Employment and Non-Competition Agreement between USA and Leland P. Maxwell dated February 24, 1997 (Incorporated by reference to Exhibit 10.39 to Form SB-2 Registration No. 33-98808)

            10.14.1 Second Amendment to Employment and Non-Competition Agreement between USA and Leland P. Maxwell dated February 22, 2000 (Incorporated by reference to Exhibit
                       10.4 to Form S-8 Registration Statement No. 333-34106)

            10.15 Leland P. Maxwell Common Stock Option Certificate dated February 24, 1997 (Incorporated by reference to Exhibit
                       10.40 to Form SB-2 Registration No. 33-98808).

            10.16 Letter between USA and GEM Advisers, Inc. signed May 15, 1997 (Incorporated by reference to Exhibit 10.1 to Form 8-K filed on May 22, 1997).


            10.17 H. Brock Kolls Common Stock Option Certificate dated as of June 9, 1997 (Incorporated by reference to Exhibit
                       10.43 to Form SB-2 Registration Statement 333-30853).

            10.18 Stephen Herbert Common Stock Option Certificate dated as of June 9, 1997 (Incorporated by reference to Exhibit
                       10.44 to Form SB-2 Registration Statement No. 333-30853).

            10.19 Michael Feeney Common Stock Option Certificate dated as of June 9, 1997 (Incorporated by reference to Exhibit
                       10.46 to Form SB-2 Registration Statement No. 333-30853).

            10.20 Joint Venture Agreement dated September 24, 1997 between USA and Mail Boxes Etc. (Incorporated by reference to
                       Exhibit 10.47 to Form 10-KSB filed on September 26,
                       1997).

            10.21 Employment and Non-competition Agreement between USA and George R. Jensen, Jr. dated November 20, 1997 (Incorporated by reference to Exhibit 10.1 to Form 8-K filed on November 26, 1997).

            10.21.1 First Amendment to Employment and Non-Competition Agreement between USA and George R. Jensen, Jr., dated as of June 17, 1999.

            10.21.2 Second Amendment to Employment and Non-Competition Agreement between USA and George R. Jensen, Jr. dated February 22, 2000 (Incorporated by reference to Exhibit
                       10.1 to Form S-8 Registration Statement No. 333-34106).

            10.22 Agreement between USA and Promus Hotels, Inc. dated May 8, 1997 (incorporated by reference to Exhibit 10.49 to Form SB-2 Registration Statement No. 333-38593, filed on February 4, 1998).

            10.23 Agreement between USA and Choice Hotels International, Inc. dated April 24, 1997 (Incorporated by reference to
                       Exhibit 10.50 to Form SB-2 Registration Statement No. 333-38593, filed on February 4, 1998).

            10.24 Agreement between USA and PNC Merchant Services dated July 18, 1997 (Incorporated by reference to Exhibit 10.51 to Form SB-2 Registration Statement No. 333-38593, filed on February 4, 1998).

            10.25 Separation Agreement between USA and Keith L. Sterling dated April 8, 1998 (Incorporated by reference to Exhibit to Exhibit 10.1 to Form 10-QSB filed May 12, 1998).

            10.26 Phillip A. Harvey Common Stock Option Certificate dated as of April 22, 1999 (Incorporated by reference to Exhibit 10.35 to Form SB-2 Registration Statement No. 333-81591).

            10.27 Consulting Agreement between Ronald Trahan and USA dated November 16, 1998 (incorporated by Reference to Exhibit 28 to Registration Statement No. 333-67503 on Form S-8 filed on November 18, 1998).

            10.28 Consulting Agreement between Mason Sexton and USA dated March 10, 1999 (incorporated by reference to Exhibit 28 to Registration Statement No. 333-74807 on Form S-8 filed on March 22, 1999).

            10.29      Financial Public Relations Agreement between USA and I.
                       W. Miller Group, Inc. dated August 1, 1999 (Incorporated by reference to Exhibit 10.38 to Form SB-2 Registration Statement No. 333-84513).

            10.30 Consulting Agreement between Harmonic Research, Inc. and USA dated August 3, 1999 (Incorporated by reference to
                       Exhibit 10.39 to Form SB-2 Registration Statement No. 333-84513).

            10.31 Investment Agreement between USA and Swartz Private Equity, LLC dated September 15, 2000 (incorporated by reference to Exhibit 10.1 to Form 8-K dated September 21,
                       2000).

            10.32 Commitment Warrant issued to Swartz Private Equity LLC dated August 23, 2000 (incorporated by reference to Exhibit 10.2 to Form 8-K dated September 21, 2000).

            10.33 Warrant Anti-Dilution Agreement between USA and Swartz Private Equity, LLC dated September 15, 2000 (incorporated by reference to Exhibit 10.3 to Form 8-K dated September 21, 2000).

            10.34 Registration Rights Agreement between USA and Swartz Private Equity dated September 15, 2000 (incorporated by reference to Exhibit 10.4 to Form 8-K dated September 21,
                       2000).

            10.35 Agreement for Wholesale Financing and Addendum for Scheduled Payment Plan with IBM Credit Corporation dated May 6, 1999 (incorporated by reference to Exhibit 10.40 to Form 10-KSB for the fiscal year ended June 30, 1999).

            10.36 Agreement dated August 29, 2001 between the Company and United Taxi Alliance (Incorporated by reference to
                       Exhibit 10.1 to Form 8-K filed September 25, 2001).

          **23.1       Consent of Ernst & Young LLP.

          **24.1       Power of Attorney
--------------------------------------------------------------------------------
     ** -- Filed herewith.


Item 28.  Undertakings.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form SB-2 and has duly caused this registration statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in Wayne, Pennsylvania, on October 26, 2001.


                                    USA TECHNOLOGIES, INC.


                                By: /s/ George R. Jensen, Jr.
                                    ------------------------------------
                                    George R. Jensen, Jr.,
                                    Chairman and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints George R. Jensen, Jr. and Leland P. Maxwell, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been duly signed below by the following persons in the capacities and dates indicated.

     Signatures                          Title                Date
     ----------                          -----                ----

/s/ George R. Jensen, Jr.        Chairman of the Board,       October 26, 2001
----------------------------        and Chief Executive
George R. Jensen, Jr.               Officer (Principal
                                    and Chief Executive
                                    Officer) Director

/s/ Leland P. Maxwell            Vice President, Chief        October 26, 2001
----------------------------        Financial Officer
Leland P. Maxwell                   Treasurer (Principal
                                    Accounting Officer)

/s/ Stephen P. Herbert           President, Chief             October 26, 2001
----------------------------        Operating Officer,
Stephen P. Herbert                  Director


/s/ William W. Sellers           Director                     October 26, 2001
---------------------------
William W. Sellers


                                 Director                     October __, 2001
----------------------------
Henry B. duPont Smith


/s/ William L. Van Alen, Jr.     Director                     October 26, 2001
----------------------------
William L. Van Alen, Jr.

                                 Director                     October __, 2001
----------------------------
Steven Katz

/s/ Douglas M. Lurio             Director                     October 26, 2001
----------------------------
Douglas M. Lurio

                                 Director                     October __, 2001
----------------------------
Edwin R. Boynton

                  EXHIBIT INDEX

Exhibit
Number            Description
-------           -----------

  4.15 Subscription Agreement dated October 26, 2001 by and between the Company and Ratner & Prestia, P.C.

   5.1            Opinion of Lurio & Associates

  23.1            Consent of Independent Auditors


  24.1            Power of Attorney (appears as part of signature page)


----------------